As filed with the Securities and Exchange Commission on June 17, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

AMENDMENT NO. 4 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

UNITED STATES BITCOIN AND TREASURY INVESTMENT TRUSTTM
Sponsored by Wilshire Phoenix Funds, LLC
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6221 (Primary Standard Industrial Classification Code Number)	83-6321743 (I.R.S. Employer Identification Number)
2 Park Avenue, 20th Floor New York, New York 10016 (212) 485-8922
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices) ___________________________

William Joseph Herrmann
Managing Partner
Wilshire Phoenix Funds, LLC
2 Park Avenue, 20th Floor
New York, New York 10016
(212) 485-8922
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
___________________________

Copies to: Gregg Bateman Anthony Tu-Sekine Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 ___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company Emerging growth company	☐ ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒
_________________________
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee*
Common shares, par value $0.01	[_]	$[_]	$20,100,000	$2,437
Total			$20,100,000	$2,437

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.
*	The Registration Fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Preliminary Prospectus dated June 17, 2019

$[__],000,000 SHARES OF
UNITED STATES BITCOIN AND TREASURY INVESTMENT TRUSTTM

The United States Bitcoin and Treasury Investment Trust (the "Trust") is an exchange traded product that will issue $[__] million of United States Bitcoin and Treasury Investment Trust Shares (the "Shares") that will trade on NYSE Arca, Inc. (the "Exchange"). The Shares of the Trust represent fractional undivided beneficial interests in and ownership of the Trust.  The Trust will have no assets other than (a) Bitcoin (as defined below) and (b) T-Bills (as defined below) in proportions that seek to closely replicate the Bitcoin Treasury Index (the "BTI" or "Index").  For a more detailed description of the BTI, see "Description of the Index".
The Chicago Mercantile Exchange Bitcoin Reference Rate (the "CME CF BRR" or "Bitcoin Reference Rate") will be used to ascertain the price of Bitcoin.  For a more detailed description of the CME CF BRR, see "Calculation of the Trust's NAV–The Bitcoin Price (i.e., the Bitcoin Reference Rate)."
Bitcoin has been a historically volatile asset, which, for many investors, may make it a difficult investment.  The Shares will provide investors with exposure to Bitcoin in a manner that is efficient and convenient, while also reducing the volatility typically associated with Bitcoin without the use of derivatives or leverage methods.
On a monthly basis, the Index rebalances its weighting of the Bitcoin Component (as defined below) and the Treasury Component (as defined below) utilizing a mathematically derived passive rules-based methodology that is based on the daily volatility of the Bitcoin Price.  Following the calculation of the weighting of the components of the Index, the Trust rebalances its holdings in Bitcoin and T-Bills in order to closely replicate the Index.
Upon the sale or maturity of any T-Bill, the Trust will receive U.S. dollars representing principal and interest.  The portion of the cash that represents interest on the T-Bills (the "Excess Cash") will be used to pay, in part or in full, redemptions, the Sponsor Fee (as defined below) and any other fees and expenses of the Trust.
All net proceeds from the sale of the Shares will be used to purchase (i) Bitcoin and (ii) T-Bills.  On the day of the issuance of such Shares, the only assets of the Trust will be Bitcoin, T-Bills and/or U.S. dollars.
The Trust intends to list the Shares on the Exchange under the ticker symbol "BXT".
The Trust is an "emerging growth company" as that term is used in the Securities Act, and, as such, the Trust may elect to comply with certain reduced public company reporting requirements. See "Risk Factors" and "Prospectus Summary—Emerging Growth Company Status."
Wilshire Phoenix, LLC has filed a patent application with the United States Patent and Trademark Office in connection with certain characteristics of the Trust and the Shares, and all rights related to the foregoing pending patent remain those of Wilshire Phoenix, LLC.
Investing in the Shares involves significant risks. See "Risk Factors" starting on page 10 of this prospectus for a discussion of information that should be considered in connection with an investment in the Trust's common shares.
The Shares are neither interests in nor obligations of the Sponsor, the Trustee of the Trust, the Administrator of the Trust, the Transfer Agent of the Trust, the Cash and Treasury Custodian of the Trust, the Index Calculation Agent, the Bitcoin Custodian of the Trust, Wilshire Phoenix, LLC or any of their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_________________________

The date of this prospectus is June 17, 2019.

TABLE OF CONTENTS
Page
ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	3
RISK FACTORS	11
USE OF PROCEEDS	33
TREATMENT OF EXCESS CASH	34
OVERVIEW OF BITCOIN	35
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	42
DESCRIPTION OF THE TRUST	43
DESCRIPTION OF THE INDEX	47
CALCULATION OF THE TRUST'S NAV	50
VALUATION OF THE TRUST'S BITCOIN HOLDINGS	53
VALUATION OF THE TRUST'S TREASURY AND CASH HOLDINGS	54
THE SPONSOR	55
THE TRUSTEE	57
THE TRANSFER AGENT	58
THE ADMINISTRATOR	59
THE BITCOIN CUSTODIAN	60
THE CASH AND TREASURY CUSTODIAN	61
CONFLICTS OF INTEREST	63
DESCRIPTION OF THE SHARES	64
CUSTODY OF THE TRUST'S ASSETS	67
EXPENSES	68
BOOK-ENTRY-ONLY SHARES	69
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	70
STATEMENTS, FILINGS AND REPORTS	71
DESCRIPTION OF THE TRUST DOCUMENTS	72
U.S. FEDERAL INCOME TAX CONSIDERATIONS	80
ERISA AND RELATED CONSIDERATIONS	83
PLAN OF DISTRIBUTION	84
LEGAL PROCEEDINGS	84
LEGAL MATTERS	84
EXPERTS	84
WHERE YOU CAN FIND ADDITIONAL INFORMATION	84
GLOSSARY OF DEFINED TERMS	85
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

i

ABOUT THIS PROSPECTUS
Neither the Sponsor (as defined below) nor the Trust has authorized anyone to provide you with information different from that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Trust or on its behalf. Neither the Sponsor nor the Trust takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Sponsor, the Trust or on the Trust's behalf. The Trust is offering to sell, and seeking offers to buy, the Trust's Shares only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Trust's Shares.
The Trust obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While the Trust believes that the statistical data, industry data, forecasts and market research are reliable, the Trust has not independently verified the data, and does not make any representation as to the accuracy of the information.
In this prospectus, unless otherwise stated or the context otherwise requires, "we," "our" and "us" refers to the Sponsor acting on behalf of the Trust.

FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" with respect to the Trust's financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions, the Trust's operations, the Sponsor's plans and references to the Trust's future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under "Risk Factors."  Whether or not actual results and developments will conform to the Sponsor's expectations and predictions, however, is subject to a number of risks and uncertainties, including:
•	the special considerations discussed in this prospectus;
•	general economic, market and business conditions;
•
the use of technology by the Trust and its vendors, including the Bitcoin Custodian, in conducting the Trust's business, including disruptions in the Trust's computer systems and data centers and the Trust's transition to, and quality of, new technology platforms;

•
Bitcoin-systemic risks related to the security and safety of, the potential inability to access, or effect transactions through, the Bitcoin network during times of intended transactions or withdrawals or otherwise;

•	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies;
•	the costs and effect of any litigation or regulatory investigations;
•	the Trust's ability to maintain a positive reputation; and
•	other world economic and political developments.

Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust's operations or the value of the Shares. Should one or more of these risks discussed in "Risk Factors" or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor's beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward- looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws.

Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

THE TRUST UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS REGISTRATION STATEMENT OR THE DOCUMENTS TO WHICH THE TRUST REFERS YOU IN THIS REGISTRATION STATEMENT, TO REFLECT ANY CHANGE IN THE TRUST'S EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

PROSPECTUS SUMMARY

    This is only a summary of the prospectus.  While this summary contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus, which is material and may be important to you.  You should read this entire prospectus, including the section entitled "Risk Factors," before making an investment decision about the Shares.  Capitalized terms shall have the meaning set forth in this prospectus.  See the Index of Defined Terms attached to this prospectus as Exhibit A.
Shares offered by the Trust
$[__] million shares (the "Shares") issued by the United States Bitcoin and Treasury Investment Trust (the "Trust"), which will represent fractional undivided beneficial interests in and ownership of the Trust.

The Trust
The Trust is a Delaware statutory trust that was formed on June 29, 2018.

The Trust operates pursuant to a trust agreement (the "Trust Agreement") between Wilshire Phoenix Funds LLC (the "Sponsor") and Delaware Trust Company (the "Trustee").
The Trust will have no assets other than (a) bitcoin, a digital asset based on the cryptographic protocols used by the decentralized, peer-to-peer bitcoin computer network ("Bitcoin") and (b) short term duration United States Treasury Bills ("T-Bills").  The Trust will also hold U.S. dollars for short periods of time in connection with (i) the purchase, sale and/or maturity of T-Bills, (ii) the purchase and sale of Bitcoin, and (iii) the payment of redemptions, if any, and fees and expenses of the Trust. For more information about Bitcoin, see "Overview of Bitcoin" below.

The investment objective of the Trust is for the Shares to closely reflect the Index, less the Trust's liabilities and expenses. On a monthly basis, after the calculation of the weighting of the components of the Index, the Trust rebalances its holdings in Bitcoin and T-Bills in order to closely replicate the Index. The Shares will provide investors with exposure to Bitcoin in a manner that is efficient and convenient, while also reducing the volatility typically associated with Bitcoin without the use of derivatives or leverage methods.

The Index
The Bitcoin Treasury Index (the "BTI" or "Index") is based on a pairing of notional components and is not an investment product.  The Index is calculated and published by Solactive AG (the "Index Calculation Agent").  The level of the Index is published on each Business Day (as defined below) at approximately 5:00 p.m. (New York time) and is available through various market data vendors, including without limitation Bloomberg LP and Thompson Reuters Company. "Business Day" means any day other than a Saturday or a Sunday on which the New York Stock Exchange is scheduled to be open for business.  Indicative quotations for the Index are available from Bloomberg using <GO> UBTX.

The Index has two components: (1) a notional component representing Bitcoin (the "Bitcoin Component") and (2) a notional component representing T-Bills (the "Treasury Component").

The price of Bitcoin used to determine the weighting of the Bitcoin Component and the Treasury Component of the Index, as well as the value of Bitcoin held by the Trust, will be based on the CME CF BRR (the "Bitcoin Reference Rate," and the price of Bitcoin based on the Bitcoin Reference Rate, the "Bitcoin Price").

On a monthly basis, the Index rebalances its weighting of the Bitcoin Component and the Treasury Component utilizing a mathematically derived passive rules-based methodology that is based on the daily volatility of the Bitcoin Price.

The Sponsor may use a different reference rate if it determines in its sole discretion that such a change is in the best interest of the Trust.

See "Description of the Index" below.

Assets of the Trust
The Trust will have no assets other than (a) Bitcoin, and (b) T-Bills. The Trust will also hold U.S. dollars for short periods of time in connection with (i) the purchase, sale and/or maturity of T-Bills, (ii) the purchase and sale of Bitcoin, and (iii) the payment of redemptions, if any, and fees and expenses of the Trust.

Bitcoin will be held in cold storage by Coinbase Custody Trust Company, LLC (the "Bitcoin Custodian") on behalf of the Trust, and T-Bills and U.S. dollars will be held by UMB Bank, N.A. (the "Cash and Treasury Custodian") on behalf of the Trust. From time to time, in connection with the purchase or sale of Bitcoin by the Trust, (i) the Fiat Wallet (as defined below) maintained by the Trust on the Coinbase, Inc. platform may contain some of the Trust's U.S. dollars and, (ii) the Digital Wallet (as defined below) maintained by the Trust on the Coinbase, Inc. platform may contain some of the Trust's Bitcoin.

The amount of Bitcoin and T-Bills held by the Trust will be determined by the Index. However, because the Trust rebalances its holdings monthly, in the periods between such monthly rebalancing, as a result of changes in the value of Bitcoin, among other factors, the value of Bitcoin relative to the value of the other assets of the Trust may diverge from the Index.

The Trust's assets, other than Bitcoin, shall consist of T-Bills to be purchased by the Cash and Treasury Custodian pursuant to the instruction of the Trust.  The Trust initially plans to invest in short-term duration T-Bills.  An investor holding T-Bills does not receive regular interest payments as with a coupon bond, but rather purchases a T-Bill at a discount to face value and receives the full face value at the time the T-Bill matures.  See "Treatment of Excess Cash" for a description of the treatment of any gains derived by the Trust as a result of its holdings of T-Bills.

The Trust's Bitcoin, T-Bills and U.S. dollars are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles ("GAAP").

The Trust's NAV and the NAV per Share
The Trust's net asset value ("NAV") is determined on each Business Day by the Administrator at 4:00 p.m. (New York time) or as soon thereafter as practicable. The Trust's NAV shall be determined by the Administrator on a GAAP basis, and shall be equal to the sum of the Bitcoin held by the Trust (the "Bitcoin Holdings") and the T-Bills and U.S. Dollars held by the Trust (the "Treasury and Cash Holdings"), less liabilities and expenses of the Trust.  The NAV per Share, which is calculated by the Administrator on each Business Day, is equal to the Trust's NAV divided by the number of outstanding Shares.

In accordance with the Trust's valuation policy and procedures, the Administrator will determine the price of the Trust's Bitcoin by reference to the Bitcoin Reference Rate, which is published between 4:00 p.m. and 4:30 p.m. (London time), on every day of the year, including weekends.

Similarly, the Administrator determines the fair value of T-Bills based on the price of each T-Bill held by the Trust plus any U.S. dollars held by the Trust, as of 4:00 p.m. (New York time) or as soon thereafter as practicable, on each Business Day.

The Trust's investment objective is for the Shares to closely reflect the Index less the Trust's liabilities and expenses.  The Trust's NAV and NAV per Share are tracked, in part, by reference to the Bitcoin Reference Rate. See "Valuation of the Trust's Bitcoin" below.

Treatment of Excess Cash
The Trust's assets, other than Bitcoin, shall consist of T-Bills to be purchased by the Cash and Treasury Custodian pursuant to the instruction of the Trust.  Upon the maturity of such T-Bills, the Trust will receive U.S. dollars representing principal and interest.  The portion of the cash that represents interest on such T-Bills (the "Excess Cash") will be allocated to the Cash Account (as defined below).  The Administrator will use Excess Cash to pay, in part or in full, any redemptions, the Sponsor's Fee and any Additional Trust Expenses.  See "Treatment of Excess Cash" below for more details.

The Shares
The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust.  The initial Shares sold under this prospectus (the "Initial Issuance Date") will be issued at [$  ] per Share and will be sold through underwriters, placement agents or distributors (a "Share Placement").

From time to time, at the direction and sole discretion of the Sponsor, the Trust may issue additional Shares in the future.  Additional Shares issued after the Initial Issuance Date will be sold through Share Placements unless the Sponsor, in its sole discretion, otherwise agrees to sell Shares directly to investors via Subscription Agreements.  Each new issuance of Shares will represent a fractional undivided beneficial interest in and ownership of the Trust.

In connection with the issuance of Shares by the Trust pursuant to Share Placements hereunder, the Administrator shall effect the issuance of Shares in accordance with the terms of such Share Placements.  Shares sold in a Share Placement will be issued at a price determined so that the net proceeds received by the Trust are at least equal to the most recently calculated NAV per Share immediately prior to, or upon, the determination of the pricing of such issuance pursuant to the applicable agreement between the Trust and the underwriter, placement agent or distributor, as applicable.

In connection with the issuance of Shares by the Trust directly to investors via Subscription Agreements, investors must execute the Trust's Subscription Agreement and deliver the Subscription Agreement, together with any documents required to be delivered pursuant to the Subscription Agreement, to the Administrator at least five (5) Business Days prior to the date of issuance of such Shares.  Monies associated with such subscription must be received at least two (2) Business Days prior to the date of issuance of such Shares.  Subscriptions will be made in U.S. dollars only.  Shares sold directly to investors via Subscription Agreements will be issued at the then current NAV per Share on the applicable date of issuance and the Trust may issue fractional Shares upon the determination of the NAV per Share on the applicable date of issuance.

Any net proceeds received with respect to the sale of Shares shall be used to purchase Bitcoin and/or T-Bills, as applicable, in proportions consistent with the allocation of the Bitcoin Holdings and the Treasury and Cash Holdings of the Trust as of such date of issuance.  In the event that the Trust has no assets at the time of the sale of the initial Shares under the Registration Statement, then any net proceeds received in connection with the offer and sale of such initial Shares shall be used to purchase Bitcoin and/or T-Bills, as applicable, in proportions consistent with the weighting of the Bitcoin Component and the Treasury Component of the Index as of the date of such sale.  The Sponsor and the applicable Service Providers shall use commercially reasonable efforts to effect such purchases on such issuance date, provided that if any such purchases are unable to be made on such date, such purchases shall be made as soon as practicable thereafter.

Under certain circumstances, the issuance of additional Shares by the Trust may affect the trading price of previously issued Shares.  See "Risk Factors" below.

Shareholders may redeem Shares under certain conditions in accordance with the terms set forth under "Summary—Redemptions" below.

Shares issued on or after the effective date of the registration statement of which this prospectus is a part will be registered in a book entry system and held in the name of "Cede & Co." at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares.  Shareholders may hold their Shares through DTC if they are direct participants in DTC ("DTC Participants") or indirectly through entities (such as broker-dealers) that are DTC Participants.

Shares previously issued under any private placement prior to the effective date of the registration statement of which this prospectus is a part, will either be (i) recorded in the books and records of the Trust by the Administrator, who will also act as a transfer agent for the Shares, or (ii) registered in a book entry system and held in the name of "Cede & Co." at the facilities of the Depository Trust Company ("DTC"), as applicable.  Shares issued will be held in electronic format through a book entry system.  See "Private Offerings" below.

See "Book-Entry-Only Shares" below for more details.

The Shares are expected to be listed on NYSE Arca, Inc. and trade under the ticker symbol "BXT".

Private Offerings
The Trust may issue Shares in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Rule 506(c) thereunder from time to time prior to the effectiveness of the registration statement of which this prospectus is a part.

Redemptions
Subject to the Minimum Redemption Size (as defined below), a Shareholder may redeem all or a portion of its Shares on the last Business Day of a calendar month (the "Redemption Date").  In order to redeem all or a portion of its Shares, a Shareholder must provide written notice to the Administrator with a copy to the Sponsor (a "Redemption Order"). A Redemption Order must be received by the Administrator no later than five (5) Business Day prior to the Redemption Date (the "Redemption Cut-Off").  A Redemption Order delivered by a Shareholder will be irrevocable unless otherwise agreed by the Sponsor.  The "Minimum Redemption Size" is [  ] Shares.

The Sponsor may cause the redemption of Shares of any Shareholder if the Sponsor determines, in its sole discretion, that in the event such Shares remain outstanding an adverse legal or regulatory consequence in respect of the Trust or Sponsor may occur.

Redemptions will be deemed to occur on a "first-in first-out" basis (FIFO) among Shares held by a particular Shareholder.

Under certain special circumstances, which are described in detail below under "Description of the Shares--Suspension Events", the Trust can temporarily suspend redemptions. In general, and subject to the occurrence or continuation of a Suspension Event (as defined below), the Trust shall use commercially reasonable efforts to pay amounts relating to the final redemption of Shares within five (5) Business Days after the applicable Redemption Date; provided that if the Trust is unable to sell assets as necessary in order to make such payment on the applicable Redemption Date, the Trust shall make such payment as soon as practicable thereafter.  Shareholders as of the applicable Record Date (as defined below) will be entitled to receive their applicable redemption amount, which is the NAV of the Shares submitted for redemption, determined as of the Redemption Date.

Sponsor's Fee; Sponsor-Paid Expenses; Additional Trust Expenses
Except for transaction costs associated with the rebalancing of the Trust's portfolio, the Trust's only ordinary recurring expense is expected to be the Sponsor's Fee (as defined below).

The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.  The Sponsor's Fee will be determined by the Administrator by applying an annual rate of [   ] basis points ([   ]%) to the Trust's NAV (the "Sponsor's Fee").  The Administrator will make its determination regarding the Sponsor's Fee in respect of each Rebalance Date by reference to the Trust's NAV as of the related Determination Date. The Sponsor's Fee will be payable in U.S. dollars and will be deducted on a monthly basis in advance as of each Rebalance Date from the amounts on deposit in the Cash Account.

To pay the Sponsor's Fee, the Cash and Treasury Custodian will withdraw from the cash on deposit in the Cash Account an amount of U.S. dollars equal to the Sponsor's Fee, determined as described above.  Any Sponsor-paid Expenses (as defined below) will be netted out of the Sponsor's Fee, and the Cash and Treasury Custodian will directly pay the recipients of such Sponsor-paid Expenses out of such amounts.  After netting such Sponsor-paid Expenses, the Cash and Treasury Custodian will pay the remaining amount of the Sponsor's Fee to the Sponsor.  The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.

The following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Bitcoin Custodian Fee, the Cash and Treasury Custodian Fee, the Transfer Agent Fee, the Trustee Fee, the Index Calculation Agent Fee, the Partnership Representative Fee, applicable license fees and the Trust's audit fees (including any fees and expenses associated with tax preparation) (the "Sponsor-paid Expenses").

The Trust will be responsible for any fees and expenses associated with the Trust's monthly rebalancing between Bitcoin and T-Bills.  These fees and expenses include, but may not be limited to, any commissions and/or exchange fees associated with the buying and selling of Bitcoin and fees and expenses associated with buying and selling T-Bills for the Trust, which shall be paid as Additional Trust Expenses (as defined below).

The Trust may incur certain extraordinary, non-recurring expenses that are not contractually assumed by the Sponsor, including but not limited to taxes and governmental charges, the Trust's regulatory fees and expenses (including any filings applications or licenses), any fees and expenses associated with the Trust's monthly rebalancing between Bitcoin and T-Bills, printing and mailing costs, costs of maintaining the Trust's website, fees and expenses related to redemptions, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification obligations of the Trust and extraordinary legal fees and expenses of the Sponsor, any Service Provider or the Trust (collectively and together with the fees and expenses specified in the next sentence, "Additional Trust Expenses").

The Administrator will direct the Cash and Treasury Custodian to withdraw from the Cash Account on each Rebalance Date, an amount of U.S. dollars sufficient to pay the Trust expenses provided for in the Trust Agreement and pay such amount to the recipients thereof.

Rebalancing of the Trust's Assets
On each Rebalance Date, following the calculation of the weighting of the components of the Index, the Trust shall rebalance the Trust's holdings in Bitcoin and T-Bills in order to closely replicate the Index.

In order to effect the monthly rebalancing, the Index Calculation Agent shall provide the Bitcoin Percentage Weight and the U.S. Treasury Percentage Weight to the Administrator and the Sponsor on the Determination Date (as defined below). Thereafter, the Administrator shall make such determinations and calculations as of each Rebalance Date (taking into account amounts on deposit in the Cash Account as of such Determination Date and the amount of U.S. dollars necessary to, on such Rebalance Date, pay amounts due and payable by the Trust) to provide to the Sponsor (i) the amount of U.S. Treasuries to purchase or sell, and (ii) the amount of Bitcoin to purchase or sell.  "Determination Date" means the second Business Day prior to each Rebalance Date.  "Bitcoin Percentage Weight" means the Index percentage allocation to the Bitcoin Component as of the related Determination Date.  "U.S. Treasury Percentage Weight" means one hundred percent (100%) minus the Bitcoin Percentage Weight as of the related Determination Date.

Based on the information provided by the Administrator, on each Rebalance Date, the Sponsor shall instruct the Bitcoin Custodian and the Cash and Treasury Custodian, respectively, to purchase and/or sell Bitcoin and/or T-Bills, as applicable.  In addition, the Administrator shall, on the Rebalance Date, instruct the Cash and Treasury Custodian to pay amounts due and payable by the Trust as of the Determination Date; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of Redemptions.

Bitcoin Custodian
Coinbase Custody Trust Company, LLC will serve as the Trust's Bitcoin custodian (in such capacity, "Bitcoin Custodian") under and pursuant to the terms and provisions of the agreement between the Trust and the Bitcoin Custodian (the "Bitcoin Custody Agreement"). Pursuant to the Bitcoin Custody Agreement, the Bitcoin Custodian provides digital currency storage technology and custodial services for the Trust's Bitcoin.  The Bitcoin Custodian serves as a fiduciary and custodian on the Trust's behalf, and the Bitcoin in the Trust's account are considered fiduciary assets that remain the Trust's property at all times.  Pursuant to a separate agreement between Coinbase, Inc. and the Trust (the "Bitcoin Prime Agreement"), Coinbase, Inc. provides the Trust with access to a digital currency trading platform (the "Market Platform") on which the Trust will maintain an account (the "Market Account") through which the Trust may place orders to buy or sell Bitcoin and U.S. dollars.  As part of the Market Account, the Trust will maintain a digital currency wallet (the "Digital Wallet") on the Coinbase, Inc. platform that will hold Bitcoin and a fiat currency wallet (the "Fiat Wallet") that will hold U.S. dollars, each in the name of the Trust.

The Trust's Bitcoin Custody Account, Digital Wallet and Fiat Wallet
The Bitcoin Custodian will maintain a secured and segregated custody account (the "Bitcoin Custody Account").  Under the Bitcoin Custody Agreement, the Bitcoin Custodian will be responsible for keeping the private keys in offline storage. The Bitcoin Custodian will custody the Bitcoin held in the Bitcoin Custody Account in accordance with the terms of the Bitcoin Custody Agreement.  From time to time, in connection with the purchase or sale of Bitcoin by the Trust, the Trust may hold some portion of its cash in its Fiat Wallet.  From time to time, in connection with the sale of Bitcoin on behalf of the Trust, the Bitcoin Custodian may transfer Bitcoin from the Bitcoin Custody Account into the Digital Wallet. At the Trust's direction, the Bitcoin not held in the Digital Wallet will be stored in the Bitcoin Custody Account on behalf of the Trust.

It is expected that the Bitcoin Custodian will utilize certain security procedures such as passwords, encryption, Internet connectivity, two-factor authentication process, multi-signature wallets or telephone call-backs during the administration and operation of the Trust's Bitcoin Custody Account.

Cash and Treasury Custodian
UMB Bank, N.A. (the "Cash and Treasury Custodian") will, pursuant to the instruction of the Trust, purchase and sell the T-Bills to be held in the name of the Trust and will serve as the Trust's custodian of U.S. dollars and T-Bills pursuant to the terms and provisions of a custody agreement between the Trust and the Cash and Treasury Custodian (the "Cash and Treasury Custody Agreement").

The Trust's Cash and Treasury Account and Cash Account
Under the Cash and Treasury Custody Agreement, the Cash and Treasury Custodian will be responsible for administering and maintaining an omnibus custodial account that holds U.S. dollars and T-Bills, in each case, for the benefit of the Trust (the "Cash and Treasury Account").  Pursuant to the instruction of the Trust, the Cash and Treasury Custodian deposits U.S. dollars into the Cash and Treasury Account (i) for the purpose of buying T-Bills, or (ii) from amounts received on account of the sale or maturity of T-Bills. U.S. dollars deposited into the Cash and Treasury Account from the maturity or sale of T-Bills will be swept daily into a deposit account maintained at UMB Bank, N.A. (the "Cash Account"), which will be insured by the Federal Deposit Insurance Corporation ("FDIC") subject to applicable FDIC insurance limits.  The Cash and Treasury Custodian withdraws U.S. dollars from the Cash Account (i) at the instruction of the Administrator to pay certain fees and expenses of the Trust, or (ii) at the instruction of the Trust to (a) deposit cash into the Fiat Wallet for the purpose of buying Bitcoin, or (b) deposit cash into the Cash and Treasury Account for the purpose of buying T-Bills.  See the "Description of the Cash and Treasury Custody Agreement" for more information.

Risk Factors
An investment in the Trust involves significant risks and is suitable only for persons who can bear the economic risk of the loss of their entire investment.  There can be no assurances that the Trust will achieve its investment objective.  An investment in the Trust carries with it the inherent risks associated with investments related to Bitcoin and T-Bills.  See "Risk Factors." Each prospective Shareholder should carefully review this prospectus, the Trust Agreement and the other agreements referred to therein before deciding to invest in the Trust.

Many U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury ("FinCEN"), the Commodity Futures Trading Commission ("CFTC") the U.S. Internal Revenue Service ("IRS"), and state regulators, including the New York Department of Financial Services ("NYDFS"), have made official pronouncements or issued guidance or rules regarding the treatment of Bitcoin and other digital currencies.  However, other U.S. and state agencies have offered little official guidance and issued no definitive rules regarding the treatment of Bitcoin.  Similarly, the treatment of Bitcoin and other digital currencies is uncertain or contradictory in many other countries.  The regulatory uncertainty surrounding the treatment of Bitcoin creates certain risks for the Trust and its Shares.  See "Risk Factors".

Reports
At the end of each Business Day, the Administrator shall post to the below-referenced website (and send a copy via electronic mail to the Sponsor) a trust report detailing the following items: the Bitcoin Price, the value of the Bitcoin Holdings, the value of the Treasury and Cash Holdings, the Trust's NAV, the Trust's NAV per Share and such other information required to be posted pursuant to the requirements of the Exchange.

In addition, on the sixth (6th) day of each month, the Administrator shall post to the below-referenced website (and send a copy via electronic mail to the Sponsor) a monthly report detailing the following items: the Bitcoin Price, the value of the Bitcoin Holdings, the value of the Treasury and Cash Holdings, the Trust's NAV, the Trust's NAV per Share, the amount of Excess Cash received, the number of additional Shares issued, the amount of Subscriptions processed, the number of Shares redeemed, the amount of the Shares redeemed, and the amount of the fees and expenses of the Trust for such month.  In the event that the sixth (6th) day of any month is not a Business Day, then such monthly report shall be posted on the immediately following Business Day.

After the end of each fiscal year, the Trust will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the Exchange and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Trust is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Trust may select. The Trust will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.

The accounts of the Trust will be audited, as required by law, by independent registered public accountants selected by the Sponsor. The accountants' report will be furnished by the Trust to Shareholders upon request.

The Trust will make elections, file tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.

The Administrator will maintain or cause to be maintained a website for Shareholders that will contain the reports and financial statements set forth above. The website will generally be updated as of each Business Day at approximately 7:00 p.m. (New York time).

Principal Offices	The Trust's principal office is located at 2 Park Avenue, 20th Floor, New York, New York 10016, and its telephone number is (212) 485-8922.
Emerging Growth Company Status
The Trust qualifies as an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

•
The Trust is exempt from the requirement to obtain an attestation and report from its auditors on the assessment of its internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act");

•
The Trust is exempt from compliance with any requirement that the Public Company Accounting Oversight Board (the "PCAOB") may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

•	The Trust is permitted to provide less extensive disclosure about executive compensation arrangements;

•	The Trust is not required to give shareholders non-binding advisory votes on executive compensation or golden parachute arrangements;

•	The Trust is granted the ability to present more limited financial data in this registration statement, of which this prospectus is a part; and

•	The Trust may elect not to use an extended transition period for complying with new or revised accounting standards.

The Trust may take advantage of these provisions for up to five years or such earlier time that the Trust is no longer an emerging growth company. The Trust will cease to be an emerging growth company by 2023 or if it has more than $1.07 billion in annual revenues, has more than $700 million in market value of its common shares held by non-affiliates or issues more than $1.0 billion of non-convertible debt securities over a three-year period. The Trust may choose to take advantage of some but not all of these reduced burdens. The Trust has elected not to opt-out of such extended transition period, which means that when a new or revised accounting standard is issued, and it has different application dates for public or private companies, the Trust, as an emerging growth company, may elect not to adopt the new or revised standard until the time private companies are required to adopt the new or revised standard.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before making an investment decision.  The risks set forth below are not only ones facing the Trust.  Additional risks and uncertainties may exist that could also adversely affect the Trust.
Risk Factors Related to the Regulation of the Trust and the Shares
Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the Commodities Exchange Act (the "CEA").
The Sponsor believes that the Trust is not required to register under the Investment Company Act and the Trust is not registered as an investment company under the Investment Company Act.  As a result, Shareholders do not have the regulatory protections provided to investors in investment companies.
The Sponsor does not believe that the Trust is a commodity pool for purposes of the CEA.  The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC.  Further, the Sponsor does not believe that the Sponsor or the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. The Trust will not provide Shareholders with the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.
The regulatory regime governing Blockchain technologies and cryptocurrencies, such as Bitcoin, is uncertain, and new regulations or policies may alter the nature of an investment in the Shares.
Regulation of cryptocurrencies, including Bitcoin, Blockchain technologies, and cryptocurrency exchanges currently is undeveloped and is likely to rapidly evolve. Further, regulation varies significantly among international, federal, state and local jurisdictions and is subject to significant uncertainty. Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations, guidance, or other actions, which may severely impact the development and growth of the Bitcoin Network and the utility of Bitcoin. Failure by the Bitcoin Network, the Trust or the Sponsor to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences to the Trust, including potential civil penalties and fines.
As Blockchain networks and Blockchain assets have grown in popularity and in market size, federal and state agencies have begun to take interest in, and in some cases regulate, their use and operation. Treatment of virtual currencies continues to evolve under federal and state law. Many U.S. regulators, including FinCEN, the CFTC, the IRS, the SEC and state regulators including the NYDFS, have made official pronouncements or issued guidance or rules regarding the treatment of Bitcoin and other digital currencies. The IRS released guidance treating virtual currency as property that is not currency for U.S. federal income tax purposes, although there is no indication yet whether other courts or federal or state regulators will follow this classification. Both federal and state agencies have instituted enforcement actions against those violating their interpretation of existing laws.  Other U.S. and state agencies have offered little official guidance and issued no definitive rules regarding the treatment of Bitcoin.
The regulation of non-currency use of Blockchain assets is also uncertain. The CFTC has publicly taken the position that certain Blockchain assets are commodities, and on July 25, 2017, the SEC issued a report titled "Report of Investigation Pursuant to Section 21(a) of the Securities Exchange Act of 1934: The DAO" (the "DAO Report").  In the DAO Report, the SEC applied the U.S. Supreme Court's four-factor test from SEC v. W.J. Howey Co. in determining that the tokens issued by the DAO, a decentralized autonomous organization ("DAO"), were securities. Specifically, the SEC noted that the DAO's investors relied on the significant managerial efforts and expertise of the founders in seeking a return on their investment.  The SEC stressed that those who offer and sell securities in the U.S. are required to comply with federal securities laws, regardless of whether those securities are purchased with virtual currencies or distributed with Blockchain technologies. To the extent that a domestic government or quasi-governmental agency exerts regulatory authority over a Blockchain network or asset, the value of an investment in the Trust may be materially and adversely affected.
To the extent that Bitcoin is deemed to fall within the definition of a "commodity interest" under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. To the extent that Bitcoin is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and Investment Advisers Act.  The Sponsor may be required to register as an investment adviser under the Investment Advisers Act.

Blockchain networks also face an uncertain or contradictory regulatory landscape in many foreign jurisdictions such as the European Union, China and Russia. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Trust. Such laws, regulations or directives may conflict with those of the United States or may directly and negatively impact the Trust. The effect of any future regulatory change is impossible to predict, but such change could be substantial and materially adverse to the Trust.
New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may materially and adversely impact the value of Bitcoin, the liquidity and market price of Bitcoin, the ability to access marketplaces or exchanges on which to trade Bitcoin, and the structure, rights and transferability of Bitcoin. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.
States may require licenses that apply to Blockchain technologies, cryptocurrencies, including Bitcoin, tokens and token offerings. The Trust or Sponsor may be unable to comply with state licensing requirements or policies, which may materially adversely affect the value of the Shares.
In the case of virtual currencies, state regulators such as the New York State Department of Financial Services ("NYSDFS") have created new regulatory frameworks.  In July 2014, the NYSDFS proposed the first U.S. regulatory framework for licensing participants in "virtual currency business activity." The regulations, known as the "BitLicense," are intended to focus on consumer protection. The NYSDFS issued its final "BitLicense" regulatory framework in June 2015. The "BitLicense" regulates the conduct of businesses that are involved in "virtual currencies" in New York or with New York customers and prohibits any person or entity involved in such activity from conducting such activities without a license.
Other states, such as Texas, have published guidance on how their existing regulatory regimes apply to virtual currencies.  Some states, such as New Hampshire, North Carolina and Washington, have amended their state's statutes to include virtual currencies into existing licensing regimes. While other states, such as California, have attempted or are currently attempting to pass new licensing frameworks similar to that of New York, it is likely that, as Blockchain technologies and the use of virtual currencies continues to grow, additional states will take steps to monitor the developing industry.
The issuance of Shares may require such state licenses. The effect of any future regulatory action on the Trust, Bitcoin, or the Shares is impossible to predict, but such change could be substantial and could adversely affect an investment in the Trust.
It may be illegal now, or in the future, to acquire, own, hold, sell or use Bitcoin in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.
Although currently cryptocurrencies are not regulated or are lightly regulated in most countries, some countries have taken, and may take in the future, regulatory actions that severely restrict the right to acquire, own, hold, sell or use cryptocurrencies or to exchange cryptocurrencies for fiat currency. Such regulatory actions or restrictions could adversely affect an investment in the Trust or result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.
The Trust or Sponsor may be subject to a number of regulatory and licensing requirements. If the Trust or Sponsor is not able to satisfy some or all of these requirements, the Sponsor may need to liquidate the Trust.
It is expected that the Trust or Sponsor may be subject to a number of regulatory and licensing requirements that may adversely affect the investment vehicle.  Failure to satisfy those requirements may mean that the Sponsor will be unable to manage the Trust as planned, operate in certain jurisdictions or potentially operate at all, which would have severe, adverse consequences on the value of the Shares.
The Trust or Sponsor may be required to register as a money services business with FinCEN and as a money transmitter in states with applicable money transmitter regulations. If the Trust fails to operate with appropriate state or federal licenses the Trust and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.
The Trust's or Sponsor's activities may require the registration of the Trust or Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act. If regulatory changes or interpretations of the Trust's or Sponsor's activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense framework) (or equivalent designation) under state law in any state in which the Trust or Sponsor operate, the Trust or Sponsor may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include, among other things, the implementation of anti-money laundering programs, cyber security, consumer protection, financial and reporting requirements and maintenance of certain records and other operational requirements. In the event of any such requirement, to the extent that the Sponsor decide to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Rather than incur these expenses or comply with licensing requirements, the Sponsor may decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to Shareholders.

Furthermore, the process of obtaining the necessary licenses could take an extensive period of time. There is also a risk that necessary state or federal licenses will not be granted and therefore, the Sponsor may have to act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust's Bitcoin at a time that is disadvantageous to Shareholders.
In addition, to the extent the Trust or Sponsor are found to have operated without appropriate state or federal licenses, the Trust or Sponsor may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Trust or Sponsor and affect the value of the Shares.
The Trust is an emerging growth company and the Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.
The Trust is an emerging growth company, as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. The Trust cannot predict if investors will find the Shares less attractive because of the Trust's reliance on these exemptions. If some investors find the Trust's Shares less attractive as a result, there may be a less active trading market for the Shares and the price of Shares may be more volatile.
In addition, under the JOBS Act, the Trust's independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as it is an emerging growth company.
For as long as the Trust takes advantage of the reduced reporting obligations, the information that the Trust provides its shareholders may be different from information provided by other public companies.
Risk Factors Related to the Trust and the Shares
Certain Members of the Sponsor have no history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.
The Sponsor was formed to be the Sponsor of the Trust and certain members of the Sponsor have no history of past performance in managing investment vehicles like the Trust.  This makes it difficult for investors to evaluate the Trust and its future prospects. The past performances of the Sponsor's members in other investment vehicles, including their experiences in the financial industry, are no indication of their ability to manage an investment vehicle such as this particular Trust. The Trust's success will depend, in part, on the Sponsor's ability to manage the Trust. If the experience of the Sponsor and its members is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected. The Trust can make no assurances that it will be successful in addressing these issues.
An active and liquid market for the Shares may not develop or be sustained.
There is no established trading market for the Shares in the United States.  Although the Trust has applied to list the Shares on NYSE Arca, Inc., there is no guarantee that an active trading market will develop. Shareholders therefore have limited access to information about prior market history on which to base their investment decision. If an active trading market for the Shares does not develop, the price of the Shares may be more volatile and it may be more difficult and time consuming to complete a transaction in the Shares.
Even if an active trading market for the Shares develops, the market value for the Shares may be highly volatile and could be subject to wide fluctuations after this offering, and therefore, it is difficult to predict the price at which the Shares will trade.
Unanticipated operational or trading problems that arise may result in a decrease in the value of the Shares.
The mechanisms and procedures governing the offering and redemption of the Shares and storage of the Bitcoin have been developed specifically for this product.  It is possible that unanticipated issues may arise with respect to the Trust's operations and the trading of the Shares. Such unforeseen problems could have an adverse effect on an investment in the Shares.  Further, while the Trust is not actively "managed" by traditional methods, the Sponsor's past experience and qualifications may not be suitable for solving unforeseen issues that may arise pertaining to operations or trading.

The Trust could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.
The Bitcoin Custody Account has been designed specifically to provide security for the Trust's assets. From time to time, the Bitcoin Custody Account may require updates, expansions or alterations. Efforts to modify the security system are likely to be complex and may result in unforeseen delays, costs, operational inefficiencies or an increased vulnerability to security breaches. The Trust may experience unforeseen difficulties designing or implementing the Bitcoin Custody Account. Further, the Trust and the Bitcoin Custodian may face issues relating to the Security Procedures, such as passwords, encryption, Internet connectivity, two-factor authentication process, multi-signature wallets or telephone call-backs that could result in an adverse impact on the Trust.
The Bitcoin Custodian's Security Procedures are technical and complex. The Trust depends on the Security Procedures to protect the storage, acceptance and distribution of data relating to Bitcoin and the Bitcoin Custody Account into which the Trust deposits its Bitcoin. The Security Procedures may be ineffective against all errors, software flaws (i.e., bugs) or vulnerabilities. Failure in the Security Procedures could be undetectable until after a fraud or breach occurs.
The Trust's and the Bitcoin Custodian's ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust's Bitcoin.
In order to secure and safeguard client accounts, Bitcoin exchanges and large holders of Bitcoin must adapt to rapidly developing changes in technology. As technological change occurs, the security threats to the Trust's Bitcoin will adapt and emerge as well. While the Sponsor believes the Security Procedures in place have been reasonably designed to safeguard the Trust's Bitcoin from theft, loss, destruction or other issues relating to hackers and technological attack, such assessment is based upon known technology and threats. The Sponsor can make no assurance that the Security Procedures will be effective against unknown threats. As the size of the Trust grows, the Trust may become more attractive to hackers or other bad actors. Security threats are likely to increase as the size of the Trust's assets increases. To the extent that the Trust or the Bitcoin Custodian is unable to identify and mitigate or stop new security threats, the Trust's Bitcoin may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust's assets.
The Trust may be the target of malicious cyber-attacks. Security threats to the Trust or Bitcoin Custody Account could result in the halting of Trust operations, the suspension of redemptions, and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a decline in the price of the Shares.
Since the launch of the Bitcoin Network, security concerns have remained prevalent in Bitcoin markets. The Trust's business operations or the Trust's assets may be harmed in the event that a security breach occurs. Such a breach may be caused by, among other things, hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses. Any breach of the Trust's infrastructure could result in damage to the Trust's reputation and reduce demand for the Shares, resulting in a reduction in the price of the Shares. Furthermore, the Sponsor believes that, as the Trust's assets grow, it may become a more appealing target for security threats such as hackers and malware. There can be no assurances that the Trust will be fully secure.
The Sponsor believes that the Security Procedures that the Sponsor and Custodian utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as "cold storage") protocols are reasonably designed to safeguard the Trust's Bitcoin from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of Security Procedures the Sponsor and Bitcoin Custodian employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust, absent gross negligence, willful misconduct or bad faith on the part of the Sponsor, the Bitcoin Custodian or their agents.
Furthermore, it is possible that actions of outside parties, error or malfeasance of an employee of the Sponsor or Bitcoin Custodian, or otherwise, may cause a breach in the operational infrastructure or the Security Procedures, resulting in an unauthorized access to the Bitcoin Custody Account, private keys, data or Bitcoin. Additionally, outside parties may attempt to fraudulently induce employees of the Bitcoin Custodian or the Sponsor to disclose sensitive information in order to gain access to the Trust's infrastructure. The techniques used to employ such malicious attacks change frequently.  The Sponsor may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the Bitcoin Custody Account occurs, the market perception of the effectiveness of the Trust could be harmed, which could result in a reduction in the price of the Shares.
In the event of a security breach of the Bitcoin Custody Account, the Trust may cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of which could result in a reduction in the price of the Shares.

The Trust and the value of an investment in the Shares may be adversely affected by a loss of confidence or breach in the Trust's security and technology policies.
It is possible that the Security Procedures in place may not prevent the improper access to, or damage or theft of the Trust's Bitcoin. The Trust cannot provide assurance that its Security Procedures will be effective against cyber-attacks. A security breach could harm the Trust's reputation or result in the loss of some or all of the Trust's Bitcoin. A resulting perception that the Security Procedures do not adequately protect the Trust's Bitcoin could result in a loss of current or potential Shareholders, reducing demand for, and price of, the Shares. A loss of confidence or breach in the Bitcoin Network's security and technology policies may adversely affect Bitcoin and the value of an investment in the Trust.
The Trust's Bitcoin may be subject to loss, damage, theft or restriction on access.
Hackers or malware distributors may target the Trust in an effort to destroy, damage or steal the Trust's Bitcoin. There is a risk that some or all of the Trust's Bitcoin could be lost, stolen or destroyed. Although the Custodian will utilize numerous Security Procedures to protect the Trust's assets, neither the Custodian nor the Sponsor can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to the Trust's Bitcoin could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.
The Bitcoin Custodian may or may not support digital assets in the event of a hard fork or airdrop.
Occasionally, the Trust may be entitled to assets as a result of a hard fork or an airdrop.  The Bitcoin Custodian has the discretion of whether to support new cryptocurrencies created as a result of a hard fork or an airdrop, and may decide to allocate such cryptocurrencies to the Trust on a delayed basis, if at all.  If a hard fork or an airdrop occurs and the Bitcoin Custodian has elected to support the new cryptocurrency, then the Trust would hold equal amounts of both the original Bitcoin and the new cryptocurrency. As a result, the Trust would need to decide whether to continue to hold, sell or otherwise dispose of the new cryptocurrency. The Trust's decision to continue to hold the new cryptocurrency would be based on factors such as the market value and liquidity of the original bitcoin versus the new cryptocurrency, the computer processing power devoted by miners to the original network versus the alternative new network, technical stability of the alternative new network and the establishment of a technical and commercial ecosystem for the alternative new network. In the event that the Bitcoin Custodian decides not to support a cryptocurrency issued as a result of a fork or an airdrop, the Trust may have to find alternative arrangements to receive and sell such cryptocurrency.  As a result, the Trust may not receive such digital assets, may receive them on a delayed basis, or may be forced to sell at a disadvantageous price, resulting in a material adverse effect on the value of your investment in the Trust.
The Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.
The Trust may be terminated and liquidated at a time which is disadvantageous to Shareholders, such as when the Bitcoin Price or the price of T-Bills (the "T-Bills Price") are lower than at the time when Shareholders purchased their Shares.  In such a case, when the Trust's Bitcoin and T-Bills are sold as part of the Trust's liquidation, the resulting proceeds distributed to Shareholders will be less than if their prices were higher at the time of sale and Investors may experience a loss in their investments.  In certain circumstances, the Sponsor has the ability to terminate the Trust without the consent of Shareholders and may decide to terminate the Trust at a time that is not advantageous for the Shareholder.
A notice of redemption is irrevocable.
Once a notice of redemption has been received by the Trust, it can no longer be revoked by the Shareholder under any circumstances, though it may be rejected by the Administrator, the Sponsor or the Transfer Agent if it does not comply with the redemption requirements.
In the event the Trust's assets are lost, damaged, stolen or destroyed, recovery may be limited to the market value of the assets at the time the loss is discovered.
If there is a loss due to theft, loss, damage, destruction or fraud or otherwise with respect to the Trust's assets held by one of the Trust's custodians and such loss is found to be the fault of such custodian, the Trust may not be able to recover more than the market value of the assets at the time the loss is discovered.  If the market value of assets increases between the time the loss is discovered and the time the Trust receives payment for its loss and purchases assets to replace the losses, less assets will be acquired by the Trust and the value of the net assets of the Trust will be negatively affected.

The Bitcoin Custodian, the Cash and Treasury Custodian and other Service Providers engaged by the Trust may not carry adequate insurance to cover claims against them by the Trust.
Shareholders cannot be assured that the Bitcoin Custodian or the Cash and Treasury Custodian or other Service Providers engaged by the Trust will maintain any insurance with respect to the Trust's assets held or the services that such parties provide to the Trust and, if they maintain insurance, that such insurance is sufficient to satisfy any losses incurred by them in respect of their relationship with the Trust.  In addition, none of the Trust's Service Providers are required to include the Trust as a named beneficiary of any such insurance policies that are purchased.  Accordingly, the Trust will have to rely on the efforts of the Service Provider to recover from their insurer compensation for any losses incurred by the Trust in connection with such arrangements.
The insurance provided by the Bitcoin Custodian or the Cash and Treasury Custodian may not, by itself, be adequate to cover losses.
Coinbase Global, Inc. ("Coinbase") procures fidelity (also known as crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity insurance coverage program provides coverage for the theft of funds held in hot or cold storage and provides a limit excess of $200,000,000. Coinbase's insurance coverage program is provided by a syndicate of industry-leading insurers that are highly rated by AM Best. It is important to note that Coinbase's insurance coverage program does not include coverage for the following: (1) loss of trade secrets or confidential information of any kind, except to the extent such confidential information is used to support or facilitate the commission of an act otherwise covered by Coinbase's insurance policy; or (2) loss resulting solely and directly from the network failure of a digital currency or digital asset cryptographic protocol.
The Cash and Treasury Custodian will, at the end of each Business Day, sweep U.S. dollars held in the Cash and Treasury Account into a deposit account held at UMB Bank, N.A., which will be insured by the FDIC subject to applicable FDIC insurance limits. Although T-Bills are not covered by FDIC insurance, they are backed by the full faith and credit of the United States Government.  The Trust will be insured against the loss of U.S. Treasuries held in the Managed Account by the Securities Investor Protection Corporation ("SIPC") subject to applicable SIPC insurance limits.  Consequently, if there is a loss of assets of the Trust through theft, destruction, fraud or otherwise, the Trust and Shareholders will be reliant on the adequacy of such insurance, if any, to cover losses.  A loss with respect to the Trust's assets that is not covered by insurance and for which compensatory damages cannot be recovered would have a negative impact on the NAV and would adversely affect an investment in the Shares.  In addition, any event of loss may adversely affect the operations of the Trust and, consequently, an investment in the Shares.
Bitcoin held by the Trust are not currently subject to FDIC or SIPC protections.
Digital assets such as Bitcoin are not currently eligible for insurance by the FDIC or the SIPC. Therefore, the Trust intends to obtain insurance for the Bitcoin held by the Trust, either through the Bitcoin Custodian or, if the Bitcoin Custodian cannot provide insurance, through a third-party provider.  Failure to obtain insurance on the Trust's Bitcoin, or failure to obtain adequate insurance on the Trust's Bitcoin would, to the extent losses are not otherwise recoverable, have a negative impact on the NAV and would adversely affect an investment in the Shares.
If the Trust's Bitcoin is lost, stolen or destroyed, the Trust may not have adequate sources of recovery.
In the event that the Trust's Bitcoin are lost, stolen or destroyed, the Trust may be unable to recover its loss. Under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust's claim. The Trust might be limited to the Bitcoin Custodian as the only source of recovery or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.
The Trust's Bitcoin Insurance May Be Unavailable.
The insurance underwriters may cease underwriting insurance coverage for the Trust's Bitcoin holdings, limit the amount of Bitcoin coverage such that the Sponsor will be unable to secure coverage for all the Bitcoin held by the Trust, increase premiums to make it cost prohibitive for the Sponsor to buy insurance coverage, or deny an insurance claim by the Trust. Any of these events may negatively impact the ability of the Trust to operate and an investment in the Shares.
The Trust's Insurance May Not Protect the Trust Against All Losses and Liabilities.
If the Trust's Bitcoin are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust's claim. To the extent the Trust's insurance underwriters do not have the financial resources necessary to satisfy a valid claim of the Trust, or if insurance underwriters delay payment of a claim or deny a claim, the Trust's ability to operate may be adversely affected and will negatively affect the value of the Shares. In addition, certain exclusions apply to the Trust's insurance coverage.

The Trust may conduct further offerings or sales of Shares from time to time, at which time it will offer Shares at a price that will be at NAV at the time of the offering but that may be below the trading price of Shares at that time.
The Trust may conduct further offerings or sales of Shares from time to time.  Shares, including fractional shares, sold pursuant to Subscription Agreements will be issued at the then current NAV per Share on the applicable date of issue, and Shares sold in a Share Placement will be issued at a price determined so that the net proceeds received by the Trust are at least equal to the most recently calculated NAV per Share immediately prior to, or upon, the determination of the pricing of such issuance pursuant to the applicable agreement between the Trust and the underwriter, placement agent or distributor, as applicable.  If the Shares of the Trust trade at a price above NAV on such issuance date, the issuance of such additional Shares at NAV may have the effect of lowering the trading price of Shares immediately after the pricing of such issuance.  In addition, if and as long as the trading price of the Shares is below NAV, it is unlikely that the Trust will issue further Shares, because such Shares would have to be offered at a price above the trading price of Shares.
The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.
Under Delaware law, the terms of the instrument governing the statutory trust may restrict the right of a beneficial owner of a statutory trust (such as a Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third-party when the statutory trust's management has refused to do so). The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least twenty-five percent (25%) of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. Therefore, the Trust Agreement limits the likelihood that a Shareholder could successfully assert a derivative action.
The Administrator is solely responsible for determining the value of the Trust's Bitcoin, the value of Trust's T-Bills and cash, and the Trust's NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.
The Administrator will determine the Trust's Bitcoin Holdings, the Trust's Treasury and Cash Holdings and the Trust's NAV at 4:00 p.m. (New York time) or as soon thereafter as practicable, on each Business Day. The Administrator's determination is made utilizing data from the Bitcoin Custodian and Cash and Treasury Custodian's operations, the Bitcoin Price and the T-Bills Price. To the extent that the Trust's Bitcoin Holdings, the Trust's Treasury and Cash Holdings or the Trust's NAV are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.
Shareholders May Be Adversely Affected in the Event Calculation of NAV is Suspended.
The Trust may suspend or restrict the determination of NAV, in its sole discretion, if (1) any exchange, dealer market, quotation system or other market on which a significant portion of the Trust's assets are regularly traded or quoted is closed (otherwise than for weekends or holidays) or trading thereon is generally suspended or limited, (2) the Bitcoin Network experiences delays or is suspended in a manner that affects the ability of the Trust to buy, sell or deliver Bitcoin to a third party, (3) the Sponsor has determined in good faith that the disposition of any asset of the Trust, or other transaction involving the sale, transfer or delivery of the Trust's assets is not reasonably practicable without being detrimental to the Trust or the interest of the remaining Shareholder, (4) any breakdown in the means of communication or publication normally employed in determining the Trust's NAV or the NAV per Share has occurred and is continuing, or the prices or values of the Trust's assets cannot reasonably be promptly and accurately ascertained for any reason, (5) any event has occurred and is continuing which may cause the dissolution of the Trust or (6) an event constituting force majeure which, in the good faith determination of the Sponsor, makes determination of NAV impossible or administratively unfeasible; provided that any suspension of the determination of NAV shall be reinstated as soon as the force majeure event has resolved. Any such suspension or restriction could adversely affect the Shares. The Trust disclaims any liability for any loss or damage that may result from any such suspension or restriction.
Delays in accessing assets in cold storage may affect the Trust's ability to execute trades at favorable prices.
If there are any delays in accessing assets held in cold storage, rebalancing the assets of the Trust as indicated by the Index may be delayed, and prices at which the Trust can execute necessary trades may be higher or lower than if the Trust was able to execute these trades immediately.  Such delays may affect the performance of the Trust and your investment in the Trust.

Slippage may negatively affect the performance of the Trust.
When buying and selling Bitcoin, slippage (i.e., the difference between the intended target price and the ultimate execution price) may occur. This slippage may negatively affect the performance of the Trust, and may result in a deviation of the amount of Bitcoin held by the Trust from the amount otherwise indicated by the Index. Although the Trust will hold Bitcoin in an amount that seeks to closely replicate the Index, and will trade Bitcoin in accordance with this goal, factors such as slippage may negatively impact the ability of the Trust to closely replicate the amount of Bitcoin otherwise indicated by the Index.
Reliance on Service Providers.
The Trust is dependent upon the various Service Providers that are not controlled by the Sponsor or the Trustee. Because the Trust is so reliant on the Service Providers to conduct its business and operations, the error or misconduct by, or failure of (such as bankruptcy, receivership or liquidation) a Service Provider could have a material adverse effect on the Trust and the Shareholders' investments therein. In addition, the Trust may be subject to operational and settlement risks, legal risks, credit risk, non-payment, non-deliverability, government intervention, complex regulatory risk, non-performance risk, bankruptcy risk, insolvency risk, receivership, and fraud risk with respect to the Service Providers.
The Trust's expenses, including Additional Trust Expenses (if any) and the Sponsor's Fee may adversely affect an investment in the Shares.
The Sponsor has contractually assumed the Sponsor-paid Expenses, which are certain operational and periodic expenses of the Trust. See "The Trust—Trust Expenses." Additional Trust Expenses of the Trust (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid from the cash on deposit in the Trust's Cash Account, which may adversely affect an investment in the Shares. In addition, the Sponsor may, in its sole discretion, increase the Sponsor's Fee or decrease the Sponsor-paid Expenses, which may adversely affect an investment in the Shares. Such an increase in the Sponsor's Fee or decrease in the Sponsor-paid Expenses could occur if the expenses of the Trust materially increase. Alternatively, the Sponsor could choose to decrease the Sponsor's Fee in response to competitive pressures from other digital currency financial vehicles similar to the Trust. The Sponsor will balance such competitive pressures and the costs that it incurs in acting as Sponsor for the Trust when determining the Sponsor's Fee.  A Shareholder may never achieve profits, significant or otherwise, by investing in the Trust.
The value of the Shares will be adversely affected if the Trust is required to pay any amounts pursuant to its obligation to indemnify the Sponsor, the Trustee, the Transfer Agent, the Administrator or the Custodians under the Trust Documents.
Under the documents related to and governing the Trust (the "Trust Documents"), each of the Sponsor, the Trustee, the Transfer Agent, the Administrator, the Bitcoin Custodian and the Cash and Treasury Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent, the Administrator, the Bitcoin Custodian and the Cash and Treasury Custodian may require that the assets of the Trust be sold in order to cover losses or liabilities suffered by it. Any sale of that kind would reduce the Trust's NAV and NAV per Share.
Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.
Third parties may assert intellectual property rights claims that have an adverse effect on the Trust. The Sponsor is not currently aware of any such claims that may prevent the Trust from operating and holding Bitcoin. These claims may pertain to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of Bitcoin. An intellectual property or other legal action, regardless of its merit, may result in expenses for legal fees to defend or payments to settle such claims. These expenses would be Additional Trust Expenses and be borne by the Trust through the sale of the Trust's Bitcoin. Further, a meritorious intellectual property rights claim may prevent Trust operations and force the Sponsor to terminate the Trust and liquidate the Trust's Bitcoin. As a result, an intellectual property rights claim against the Trust could adversely affect an investment in the Shares.
Shareholders may be forced to return certain funds in the event the Trust is adjudged insolvent or bankrupt.
Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Trust Agreement.

Substantial reliance on technology, third-party software and data by the Trust and its Service Providers could impact the value of the Shares if such technology, software or data is disrupted or destroyed.
The Trust, Sponsor and Service Providers will rely on the use of technology, including third-party software and data, both in tracking and rebalancing the Index and more broadly to run many aspects of its respective businesses.  The Trust employs controls reasonably designed to assure that its technology systems are sound and the systems suppliers it relies on are reputable and competent.  As a result, each of the Trust, the Sponsor and the Service Providers may encounter systems flaws, and some data used by such parties may be inaccurate.  Furthermore, technology is subject to damage or interruption from a variety of sources, including, without limitation:
•	power loss, computer system failures and internet, telecommunications or data network failures;
•	operator negligence or improper operation by, or supervision of, employees;
•	physical and electronic loss of data or security breaches, misappropriation and similar events;
•	computer viruses;
•	intentional acts of vandalism, terrorism, cyber-terrorism, cyber-crime, computer hacking and similar events; or
•	an event constituting a force majeure.
These issues may go undetected for long periods of time or avoid detection altogether.  As a result, these issues could materially adversely affect the value of the Shares.
Risk Factors Related to the Bitcoin Network and Bitcoin
An investment in the Shares may experience an adverse effect as a result of the Trust's loss of access to its private keys or its experience of a data loss relating to the Trust's Bitcoin. The loss or destruction of a private key required to access a Bitcoin may be irreversible.
Bitcoin can only be transferred with the private key associated with the public electronic address of the wallet in which the Bitcoin is held.  To the extent the private key of a holder of Bitcoin is lost, destroyed, exfiltrated or otherwise compromised and no backup of the private key is accessible, such holder will be unable to transfer its Bitcoin held in the electronic wallet associated with that private key.  Consequently, such funds will effectively be lost, which could adversely affect an investment in Bitcoin or the value of the Shares.
Bitcoin transactions are irrevocable and stolen or incorrectly transferred Bitcoin may be irretrievable. As a result, any incorrectly executed Bitcoin transactions could adversely affect an investment in the Shares.
Cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the aggregate bandwidth of the Bitcoin Network. Once a transaction has been verified and recorded in a block that is added to the Bitcoin Blockchain, an incorrect transfer of cryptocurrency, such as Bitcoin, or a theft of Bitcoin generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft.  To the extent that the Trust is unable to seek a corrective transaction or is incapable of identifying the third party which has received Bitcoin through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred Bitcoin.  To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect an investment in the Shares.
The further development and acceptance of the Bitcoin Network and other protocols that govern the issuance of transactions in Bitcoin and other digital currencies are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin Network may adversely affect an investment in the Shares.
The use of digital currencies such as Bitcoin to, among other things, buy and sell goods and services, is part of an evolving industry. This rapidly developing digital marketplace employs digital assets based upon a designated computer-generated mathematical and/or cryptographic protocol.  The growth of this industry is subject to a high degree of uncertainty.  Factors affecting the further development of this industry include, but are not limited to:

•	continued worldwide growth in the adoption and use of digital currencies, including Bitcoin;
•	government and quasi-government regulation of the use of and access to cryptocurrencies, including Bitcoin, and the platforms they operate or otherwise interact on;
•	changes in consumer demographics and market preferences;
•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;
•	the maintenance and development of the open-source software protocol of the Bitcoin Network;
•	general economic conditions; or
•	negative consumer perception or lack of public interest in digital assets.
The Trust is not actively managed and will not have any strategy relating to the development of the Bitcoin Network. Furthermore, the Sponsor cannot be certain as to the impact of the expansion of its Bitcoin holdings on the digital asset industry and the Bitcoin Network. A decline in the popularity or acceptance of the Bitcoin Network would harm the price of the Shares.
A Disruption of the Internet may affect Bitcoin operations, which may adversely affect the Bitcoin industry and an investment in the Shares.
The Bitcoin Network relies on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt the Bitcoin Network's functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Shares or the ability of the Trust to operate.
Currently, there is relatively small use of Bitcoin in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in the Shares.
Certain major retail and commercial outlets have only recently begun accepting Bitcoin and the Bitcoin Network as a means of payment for goods and services. Consumer use of Bitcoin to pay such retail and commercial outlets, however, remains limited.  Yet, it is the market speculators and investors seeking to profit from the short- or long-term holding of Bitcoin that generate a significant portion of the Bitcoin demand. A lack of expansion by Bitcoin or a contraction of such use into retail and commercial markets may result in increased volatility or a reduction in the Bitcoin Price. Either occurrence could adversely affect an investment in the Shares.
Public perception of Bitcoin and the utility of Bitcoin may be affected if merchants and service providers do not further adopt Bitcoin transactions or if intermediaries, such as banks, refuse to provide services to businesses that provide Bitcoin-related services or that accept Bitcoin as payment. The event of such occurrences may result in an adverse effect on the Trust.
The price of Bitcoin is, among other things, related to its utility and public perception.  If merchants and service providers do not further adopt Bitcoin for use in transactions, public perception of Bitcoin's utility may decrease.  A similar decrease may occur if intermediaries refuse to provide services to businesses that provide Bitcoin-related services or accept Bitcoin as payment.  For instance, it is currently difficult to find banks that are willing to provide companies with bank accounts and banking services for Bitcoin are difficult to find, and a number of banks have closed existing bank accounts of companies that provide Bitcoin-related services.  If the price of Bitcoin decreases because of a decrease in utility or a decrease in public perception, it could adversely affect an investment in the Shares.
Potential amendments to the Bitcoin Network's protocols and software could, if accepted and authorized by the Bitcoin Network community, adversely affect an investment in the Shares.
The Bitcoin Network uses a cryptographic protocol to govern the interactions within the Bitcoin Network.  A development team known as the "Core Developers" which evolves over time, manages the code that sets forth the protocol. The members of the Core Developers evolve over time, largely based on self-determined participation in the resource section dedicated to Bitcoin on Github.com.  The Core Developers can propose amendments to the Bitcoin Network's source code that could alter the protocols and software of the Bitcoin Network and the properties of Bitcoin. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the mining of new Bitcoin.  The Bitcoin Network could be subject to new protocols and software that may adversely affect an investment in the Shares, to the extent that a significant majority of the users and validators on the Bitcoin Network install such software upgrades.

The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in the Bitcoin Network could result in a "fork" in the Blockchain, resulting in the operation of two separate networks.
There is no official developer or group of developers that formally controls the Bitcoin Network. Any individual can download the Bitcoin Network software and make any desired modifications, which are proposed to users and validators on the Bitcoin Network through software downloads and upgrades, typically posted to the Bitcoin development forum on GitHub.com. A substantial majority of validators and Bitcoin users must consent to such software modifications by downloading the altered software or upgrade; otherwise, the modifications do not become a part of the Bitcoin Network. Since the Bitcoin Network's inception, modifications to the Bitcoin Network have been accepted by the vast majority of users and validators, ensuring that the Bitcoin Network remains a coherent economic system.
If a proposed modification is not accepted by a vast majority of validators and users, but is nonetheless accepted by a substantial population of participants in the Bitcoin Network, a "fork" in the Bitcoin Blockchain could develop. This would result in two separate Bitcoin Networks. Such a fork in the Bitcoin Blockchain typically would be addressed by community-led efforts to merge the forked Bitcoin Blockchains, and several prior forks have been so merged.
The open-source structure of the Bitcoin Network protocol means that the Core Developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin Network protocol. A failure to properly monitor and upgrade the Bitcoin Network protocol could damage the Bitcoin Network and an investment in the Shares.
The Bitcoin Network operates based on an open-source protocol maintained by the Core Developers and other contributors, largely on the GitHub resource section dedicated to Bitcoin development.  As the Bitcoin Network protocol is not sold and its use does not generate revenues for its development team, the Core Developers are generally not compensated for maintaining and updating the Bitcoin Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin Network and the Core Developers may lack the resources to adequately address emerging issues with the Bitcoin Network protocol. Although the Bitcoin Network is currently supported by the Core Developers, there can be no guarantee that such support will continue or be sufficient in the future. To the extent that material issues arise with the Bitcoin Network protocol and the Core Developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Bitcoin Network and an investment in the Shares may be adversely affected.
Cryptocurrencies are based on developing technologies that are subject to rapid innovation and change.  Changes or innovations in cryptocurrencies may occur that affect the Bitcoin Network and value of Bitcoin and that could render Bitcoin technology obsolete. Such an occurrence could negatively impact the Trust's business model and the value of an investment in the Shares.
Cryptocurrencies are based on developing technologies that are characterized by rapid change and innovation.  The Bitcoin Network and Bitcoin may become obsolete as significant technological changes or innovations continue to occur in this market.  If the Bitcoin Network is not able to adapt to such changes or innovations, it may not be able to generate interest in the Bitcoin Network or Bitcoin, which may have a material adverse effect on an investment in Shares.
A bad actor could manipulate the Bitcoin Blockchain to adversely affect an investment in the Shares or the ability of the Trust to operate if such a bad actor were to obtain control of more than fifty percent (50%) of the processing power on the Bitcoin Network.
If the majority of the processing power dedicated to mining on the Bitcoin Network is controlled by a bad actor, it may be able to alter the Bitcoin Blockchain on which the Bitcoin Network and most Bitcoin transactions rely. This could occur if the bad actor were to construct fraudulent blocks or prevent certain transactions from completing in a timely manner, or at all. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new Bitcoin or transactions. Further, a bad actor could "double-spend" its own Bitcoin (i.e., spend the same Bitcoin in more than one transaction) and prevent the confirmation of other users' transactions for so long as it maintained control. If the Bitcoin community did not reject the fraudulent blocks as malicious or to the extent that such bad actor did not yield its control of processing power, reversing any changes made to the Bitcoin Blockchain may be impossible. The possible crossing of this threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions. If the feasibility of a bad actor gaining control of the processing power on the Bitcoin Network increases, there may be an effect on an investment in the Shares.

Blockchain technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly.  These premises may be incorrect or may become incorrect due to technological advances.
Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning Blockchain and distributed ledger protocols. If either of these events were to happen, the Trust and marketplaces that rely on Blockchain technologies could quickly collapse.
Operational cost may exceed the award for solving blocks or transaction fees.
The Bitcoin Network is designed to reduce the fixed award for solving new blocks periodically.  If the awards of new Bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to exceed the costs of mining, validators may operate at a loss or cease operations.  If the award does not exceed the costs of mining in the long-term, validators may have to cease operations entirely. If validators cease their operations, this could have a negative impact on the Bitcoin Network and could adversely affect the value of your investment in the Trust.
If validators expend less processing power on the Bitcoin Network, this could increase the likelihood of a malicious actor obtaining control.
Validators ceasing operations would reduce the collective processing power on the Bitcoin Network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin Blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Bitcoin Network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the Bitcoin Network. As a result, it may be possible for a bad actor to manipulate the Bitcoin Blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Bitcoin Network may adversely affect an investment in the Shares.
Miners Could Act in Collusion to Raise Transaction Fees, Which May Adversely Affect the Usage of the Bitcoin Network.
Bitcoin miners, functioning in their transaction confirmation capacity, collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then Bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin network. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact the attractiveness of the Bitcoin network and may adversely impact an investment in the Shares or the ability of the Trust to operate.
The Incentive for Miners to Continue to Contribute Processing Power to the Blockchain Will Transition to Transaction Verification Fees as Block Rewards Decrease. Higher Transaction Verification Fees May Negatively Impact Demand for Bitcoin, Which May Adversely Affect the Price of Bitcoin and an Investment in the Shares.
The block reward will decrease over time. In the summer of 2020, the block reward will reduce from 12.5 to 6.25 Bitcoin, and to 3.125 Bitcoin in 2024. As the block reward continues to decrease over time, the mining incentive structure will transition to a higher reliance on transaction verification fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction verification fees become too high, the marketplace may be reluctant to use Bitcoin. Decreased demand for Bitcoin may adversely affect its price, which may adversely affect an investment in the Shares.
The demand for Bitcoin may be reduced and prevent the expansion of the Bitcoin Network to retail merchants and commercial businesses if fees increase for recording transactions in the Bitcoin Blockchain. This could result in a reduction in the price of Bitcoin that could adversely affect an investment in the Shares.
As the number of Bitcoin awarded for solving a block in the Bitcoin Blockchain decreases, the incentive for validators to contribute processing power to the Bitcoin Network will transition to transaction fees. To incentivize validators to continue their operations, the Bitcoin Network may transition from a set reward to transaction fees earned upon solving for a block. If validators demand higher transaction fees for recording their transactions or a software upgrade automatically charges fees for all transactions, the cost of using Bitcoin may increase. If the cost of Bitcoin transactions increases, the marketplace may be reluctant to accept Bitcoin as a means of payment. Increased costs may motivate market participants to switch from Bitcoin to another digital asset or back to fiat currency. Decreased use and demand for Bitcoin may adversely affect their value and result in a reduction in the Bitcoin Price and the price of the Shares.

As technology advances, validators may be unable to acquire the cryptocurrency mining hardware necessary to develop and launch their operations. A decline in the Bitcoin mining population could adversely affect the Bitcoin Network and an investment in the Shares.
Due to the increasing demand for cryptocurrency mining hardware, validators may be unable to acquire the proper mining equipment or suitable amount of equipment necessary to continue their operations or develop and launch their operations.  In addition, because successful mining of a cryptocurrency that uses "proof of work" validation requires maintaining or exceeding a certain level of computing power relative to other validators, validators will need to upgrade their mining hardware periodically to keep up with their competition.  The development of supercomputers with disproportionate computing power may threaten the integrity of the cryptocurrency market by concentrating mining power, which would make it unprofitable for other validators to mine.  The expense of purchasing or upgrading new equipment may be substantial and diminish returns to validators dramatically. A decline in validators may result in a decrease in the value of Bitcoin and the value of the Trust.
If profit margins of Bitcoin mining operations are not high, Bitcoin Network validators may elect to immediately sell Bitcoin earned by mining, resulting in a reduction in the price of Bitcoin that could adversely affect an investment in the Shares.
Bitcoin Network mining operations have rapidly evolved over the past several years from individual users mining with computer processors, graphics processing units and first-generation ASIC (application-specific integrated circuit) machines.  New processing power is predominantly added to the Bitcoin Network currently by "professionalized" mining operations.  Such operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers.  Significant capital is necessary for mining operations to acquire this hardware, lease operating space (often in data centers or warehousing facilities), afford electricity costs and employ technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin Network validators and have more defined, regular expenses and liabilities.  In addition, mining operations are inclined to immediately sell Bitcoin earned from their operations on the "Bitcoin Exchange Market". In past years, individual validators are believed to have been more likely to hold newly mined Bitcoin for more extended periods.  The immediate selling of newly mined Bitcoin would increase the supply of Bitcoin on the Bitcoin market, creating downward pressure on the price of Bitcoin.
A professional mining operation operating at a low profit margin may be more likely to sell a higher percentage of its newly mined Bitcoin rapidly, and it may partially or completely cease operations if its profit margin is negative.  In a low profit margin environment, a higher percentage of the new Bitcoin mined each day will be sold into the Bitcoin market more rapidly, thereby reducing Bitcoin prices. The network effect of reduced profit margins resulting in greater sales of newly mined Bitcoin could result in a reduction in the price of Bitcoin that could adversely affect an investment in the Shares.
Any widespread delays in the recording of transactions on the Bitcoin Blockchain could result in a loss of confidence in the Bitcoin Network, which could adversely impact an investment in the Shares.
To the extent that any validators cease to record transactions in solved blocks, such transactions will not be recorded on the Bitcoin Blockchain until a block is solved by a validator who does not require the payment of transaction fees. Validators currently do not have incentives to elect to exclude the recording of such transactions.  In the event that incentives to exclude the recording of transactions on the Bitcoin Blockchain arise (for example, a collective movement among validators or one or more mining pools forcing Bitcoin users to pay transaction fees as a substitute for, or in addition to, the award of new Bitcoin upon the solving of a block), it could result in greater exposure to double-spending transactions and a loss of confidence in the Bitcoin Network, which could adversely affect an investment in the Shares.
Congestion or delay in the BTC Network may delay purchases or sales of Bitcoin by the Trust.
Each block on the Bitcoin Network is currently limited to 1MB, and the Bitcoin Network can currently accommodate up to approximately seven transactions per second, which is significantly below the level that centralized services can provide.  Increased transaction volume could result in delays in the recording of transactions due to congestion in the Bitcoin Network.  Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Bitcoin Network.  Any delay in the Bitcoin Network could affect the Trust's ability to buy or sell Bitcoin at an advantageous price, or may create the opportunity for a bad actor to double spend Bitcoin, resulting in decreased confidence in the Bitcoin Network.  As a result, the Bitcoin Network and your investment in the Trust would be adversely affected.

Risk Factors Related to the Bitcoin Market
Bitcoin has a short history.
Bitcoin was invented in 2009.  The asset, Bitcoin, and its trading history thus have existed for a relatively short time, which limits a potential Shareholder's ability to evaluate an investment in the Trust.
It is Possible that a Small Group of Early Bitcoin Adopters Control Large Amounts of Existing Bitcoin. To the Extent these Individuals Sell their Bitcoin, the Price of Bitcoin May Decline.
There is no registry showing which individuals or entities own Bitcoin or the quantity of Bitcoin owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early Bitcoin adopters hold a significant proportion of the Bitcoin that has thus far been created. There are no regulations in place that would prevent a large holder of Bitcoin from selling their Bitcoin. Such Bitcoin sales may adversely affect the price of Bitcoin and an investment in the Shares.
The Trust is Subject to Market Risk.
Market risk refers to the risk that the market price of bitcoin held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Trust's Shares is subject to market risk.
Fluctuations in the price of Bitcoin could materially and adversely affect an investment in the Shares because the value of the Shares relates directly to the value of the Bitcoin held by the Trust.
When valuing the Bitcoin held by the Trust, the Trust intends to utilize the Bitcoin Price, which is based on the Bitcoin Reference Rate. The value of the Shares in part relates directly to the value of the Bitcoin held by the Trust, and the price of Bitcoin has been subject to dramatic fluctuations and is highly volatile. Several factors may influence the Bitcoin Price, including, but not limited to:
•	Total number of Bitcoin in existence (estimated at approximately 17.4 million as of January 1, 2019 according to www.blockchain.com);
•	The regulation and legality of ownership under the laws of different countries around the world;
•	Global Bitcoin demand, which may be influenced by the growth of retail merchants' and commercial businesses' acceptance of Bitcoin as payment for goods and services;
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The security of online Bitcoin exchanges and accounts that hold Bitcoin, the perception that the use and holding of Bitcoin is safe and secure, the lack of regulatory restrictions on their use and the reputation of Bitcoin for illicit use;

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Global Bitcoin supply, which is influenced by similar factors as global Bitcoin demand, in addition to fiat currency needs by validators (for example, to invest in equipment or pay electricity bills) and taxpayers who may liquidate Bitcoin holdings around tax deadlines to meet tax obligations;

•	Changes in the rights, obligations, incentives, or rewards for the participants on the Bitcoin Network;
•	Investors' expectations with respect to the rate of inflation and deflation of fiat currencies and Bitcoin;
•	Interest rates in fiat currencies;
•	Currency exchange rates, including the rates at which Bitcoin may be exchanged for fiat currencies;
•	Fiat currency withdrawal and deposit policies of Bitcoin exchanges and liquidity of such Bitcoin exchanges;
•	Interruptions in service from or failures of major Bitcoin exchanges;
•	Cyber theft of bitcoin from online Bitcoin wallet providers, or news of such theft from such providers, or from individuals' Bitcoin wallets;

•	Investment and trading activities of large investors, including private and registered Trusts, that may directly or indirectly invest in Bitcoin;
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Regulatory measures, if any, that restrict the use of Bitcoin as a form of payment or the purchase of Bitcoin on the Bitcoin Market, including monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	The availability and popularity of businesses that provide Bitcoin-related services;
•	The maintenance and development of the open-source software protocol of the Bitcoin Network;
•	Increased competition from other forms of cryptocurrency or payments services;
•	Global or regional political, economic or financial events and situations;
•	Expectations among Bitcoin economy participants that the value of Bitcoin will soon change; and
•	Fees associated with processing a Bitcoin transaction.
If the Bitcoin Price continues to be subject to significant fluctuations, you may experience losses if you need to sell your Shares at a time when the Bitcoin Price is lower than it was when you made your prior investment. Your Shares may never generate a profit, even if you are able to hold the Shares for the long-term, since Bitcoin markets have historically been extremely volatile.
A decrease in the price of a single Bitcoin Blockchain asset may cause volatility in the entire Bitcoin Blockchain asset industry and may affect other Bitcoin Blockchain assets including Bitcoin and the Bitcoin Network. For example, a security breach that affects investor or user confidence in a cryptocurrency, such as Bitcoin, may affect the industry as a whole and may cause the price of Bitcoin or the Shares to fluctuate.
Investors should also be aware that there is no assurance that Bitcoin will maintain its long-term value in terms of future purchasing power or that the acceptance of Bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the Bitcoin Price declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.
The Trust's Buying and Selling Activity Associated with the Issuance of Shares or the Rebalancing of the Trust's Assets May Adversely Affect an Investment in the Shares.
The Trust's purchase of Bitcoin in connection with the issuance of shares or the rebalancing of the Trust's assets may cause the price of Bitcoin to increase, which will result in higher prices for the Shares. Increases in the Bitcoin prices may also occur as a result of Bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of Bitcoin when Shares are issued or the Trust rebalances its assets. The market price of Bitcoin may therefore decline immediately after Shares are issued or the Trust rebalances its assets. Selling activity associated with sales of bitcoin from the Trust in connection with the Trust rebalancing its assets may decrease Bitcoin prices, which will result in lower prices for the Shares. Decreases in Bitcoin prices may also occur as a result of selling activity by other market participants. In addition to the effect that purchases and sales of Bitcoin by the Trust may have on the price of Bitcoin, other exchange-traded products with similar investment objectives could represent a substantial portion of demand for Bitcoin at any given time and the sales and purchases by such investment vehicles may impact the price of Bitcoin. If the price of Bitcoin declines, the trading price of the Shares will generally also decline.
The marketplace may lose confidence in certain Bitcoin exchanges due to their lack of regulation and transparency.
Bitcoin exchanges are rapidly developing in the growing digital currency market. In many cases, regulation surrounding the operations of such exchanges is unclear, has not been finalized or does not yet exist. Further, while many prominent Bitcoin exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many Bitcoin exchanges (including several U.S. dollar denominated Bitcoin exchanges and many Chinese Yuan denominated Bitcoin exchanges) do not. Lack of clarity in the operations of Bitcoin exchanges may result in a loss of confidence in the marketplace.
Fraud, business failures and security breaches have caused a number of Bitcoin exchanges to close over the past seven years.  Customers of Bitcoin exchanges that have closed or experienced security breaches, in many instances, were not compensated for the losses they experienced.  Hackers are a threat to both small and large Bitcoin exchanges. Varying degrees of infrastructure development and capitalization among Bitcoin exchanges provide hackers with incentives and opportunities to target such exchanges. When market participants become victims of security breaches or hear of such breaches, the value of Bitcoin, and consequently the value of the Shares, may be affected. If the market loses confidence in the stability of Bitcoin exchanges because of bad actors or regulatory concerns, confidence in the Bitcoin Network may occur and result in greater volatility in the Bitcoin Price. Additionally, in the event that a Bitcoin exchange used in calculating the Bitcoin closes or temporarily shuts down, investors may lose confidence in the Trust's ability to determine its Bitcoin Holdings on each Business Day. These potential consequences of a Bitcoin exchange's failure could adversely affect an investment in the Shares.

Fraud and Manipulation in the Markets for Bitcoin May Affect the Value of the Shares.
The price of Bitcoin may be influenced by fraud and manipulation for a number of reasons, including the following: many Bitcoin spot markets are not regulated or supervised by a government agency; certain platforms may lack critical system safeguards, including customer protections; volatile market price swings or flash crashes; cyber risks, such as hacking customer wallets; and/or platforms selling from their own accounts and putting customers at an unfair disadvantage. Any of the foregoing issues may adversely affect an investment in the Shares.
Disruptions at OTC Trading Desks and Potential Consequences of an OTC Trading Desk's Failure Could Adversely Affect an Investment in the Shares.
There are a limited number of OTC trading desks with which the Trust intends to transact in Bitcoin to effect issuance of new Shares or rebalancing of the Trust's assets. A disruption at or withdrawal from the market by any such OTC trading desk may adversely affect the Trust's ability to purchase or sell Bitcoin, which may potentially negatively impact the market price of the Shares. A disruption at one or more OTC trading desks will reduce liquidity in the market and may negatively impact the Trust's ability to value its Bitcoin.
The Trust's Bitcoin Holdings Could Become Illiquid Which Could Cause Large Losses to Shareholders at Any Time or From Time to Time.
The Trust may not always be able to liquidate its Bitcoin at a desired price. It may become difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in the marketplace, including on Bitcoin exchanges and with OTC bitcoin participants.
A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position. In the event of a fork of the Bitcoin network, certain Bitcoin exchanges and/or OTC counterparties may halt deposits and withdrawals of bitcoin for a set period of time thus reducing liquidity in the markets. Unexpected market illiquidity may cause major losses to shareholders at any time. The large amount of Bitcoin the Trust may acquire increases the risk of illiquidity by both making its Bitcoin more difficult to liquidate and increasing the losses incurred while trying to do so.
As the Trust grows, it may have an impact on the supply and demand of Bitcoin. The Trust has no limit on the number of Bitcoin it may acquire, which could affect the price of the Shares.
The Trust Agreement places no limit on the number of Bitcoin the Trust may hold or on the number of Shares that it may issue. Supply and demand constraints exist in the Bitcoin market that generally are not present in the markets for commodities or other assets such as gold and silver. The Bitcoin Network's mathematical protocols under which Bitcoin is created or "mined" permit the creation of a limited, predetermined number of Bitcoin not to exceed 21 million.  The rate of creation or issuance of Bitcoin cannot be increased ahead of the protocol's schedule.  Further creations and redemptions of Shares could have an impact on the supply of and demand for Bitcoin in a manner unrelated to other factors affecting the global market for Bitcoin if the number of Bitcoin acquired by the Trust is large enough relative to global Bitcoin supply and demand. Such an impact could affect the Bitcoin Price, which would directly affect the Trust's NAV and the NAV per Share.
The Bitcoin Price may be affected by the sale of other digital currency financial vehicles that invest in and track the price of Bitcoin.
The Bitcoin Price, the Trust's Bitcoin Holdings and the price of the Shares could be negatively affected to the extent digital currency financial vehicles other than the Trust tracking the price of Bitcoin are formed and represent a significant proportion of the demand for Bitcoin, large redemptions of the securities of these digital currency financial vehicles, or private trusts holding Bitcoin.
The supply and demand for Bitcoin may be affected by geopolitical or economic events. Such events could motivate large-scale sales of Bitcoin, which could result in a reduction in the Bitcoin Price and adversely affect an investment in the Shares.
Digital assets such as Bitcoin are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services. These assets are not backed by central governments and provide an alternative to typical fiat currencies. The level of impact that geopolitical events may have on the supply and demand of digital assets is unclear. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of Bitcoin either globally or locally. Large-scale sales of Bitcoin would result in a reduction in the Bitcoin Price and could adversely affect an investment in the Shares.

Demand for Bitcoin is driven, in part, by its status as the most prominent and secure digital asset. In the event that an alternative digital currency gains this status of prominence, a reduction in demand for Bitcoin may occur, which could have a negative impact on the price of Bitcoin and adversely affect an investment in the Shares.
The Bitcoin Network and Bitcoin, as an asset, hold a "first-to-market" advantage over other digital assets. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure the Bitcoin Blockchain and transaction verification system.  A large mining network provides users with confidence in the security and long-term stability of a digital asset's network and Bitcoin Blockchain.  More users and validators provide the advantage of making a digital asset more secure. A secure network and the perception of a secure network attract new users and validators. As a result, the first-to-market advantage grows.
It is possible that an altcoin could become materially popular, despite the marked first-mover advantage of the Bitcoin Network over other digital assets. This may be due to either a perceived or exposed shortcoming of the Bitcoin Network protocol that is not immediately addressed by the Core Developers or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. In the event that an altcoin obtains significant market share (either in market capitalization, mining power or use as a payment technology), Bitcoin's market share may experience a reduction.  The demand for and price of Bitcoin may experience adverse effects in the event of this occurrence.
If the Bitcoin Reference Rate cannot be calculated for any given Business Day, the NAV of the Trust may be calculated utilizing the Bitcoin Reference Rate of the previous Business Day.
If the Bitcoin Reference Rate cannot be calculated for a given day for any reason or circumstance that prevents the orderly calculation of the Bitcoin Reference Rate for that day, a calculation failure occurs.  In the event of a calculation failure, the Bitcoin Reference Rate published on the previous day is disseminated as the Bitcoin Reference Rate for the calculation failure day.
Effect of a Bitcoin Fork.
If a permanent fork were to occur with respect to Bitcoin, the Trust could hold equal amounts of the original and the new Bitcoin as a result. See also "The Bitcoin Custodian may or may not support digital assets in the event of a hard fork or airdrop". In that event, and subject to the requirement that the Trust continue to be treated as a partnership for U.S. federal income tax purposes, the Sponsor expects that it would, (i) in consultation with the Index Calculation Agent, select a Bitcoin Network (and therefore a single version of Bitcoin) and (ii) simultaneously isolate the Bitcoin on the Bitcoin Network that it did not select in order to segregate it from the Bitcoin the Trust would continue to hold. In that case, the Sponsor's intention would be to distribute to its Shareholders the Bitcoin on the Bitcoin Network that it did not select, with the result that the Trust would only hold one version of Bitcoin. It is uncertain whether the value of any such distribution of the Bitcoin on the Bitcoin Network that the Sponsor did not select would equal the change in the value of the Shares resulting from such distribution. Consequently, a permanent fork could materially and adversely affect the value of the Shares.
Momentum Pricing of Bitcoin May Subject the Bitcoin Price to Greater Volatility and Adversely Affect an Investment in the Shares.
Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of Bitcoin, inflating and making more volatile the value of a Bitcoin. As a result, Bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation in the Bitcoin price, which could adversely affect an investment in the Shares.
Risk Factors Related to the Index
The following discussion of risks relating to the Index should be read together with the description of the Index under "Description of the Index" above, which defines and further describes a number of the terms and concepts referred to below.
The Trust will use the Index to adjust the Trust's allocation between Bitcoin and T-Bills on a monthly basis. The Index is not designed to reflect the actual performance of Bitcoin.
The Index is not designed to reflect the actual performance of Bitcoin.  There can be no assurance that the Index will achieve positive returns.  At any given time, the Index's exposure to Bitcoin will be less than one hundred percent (100%).  You should not invest in the Shares of the Trust if you seek an investment that is designed to provide a return that meets or approximates the return an investor may achieve by investing directly in Bitcoin.

Bitcoin's historical performance may not be indicative of future results.
The Index is solely based on the Bitcoin Price.  There are no assurances that the Index's methodology will be successful.  The fact that a given allocation of Bitcoin performed well over any prior period does not mean that such allocation will continue to perform well in the future.  Future market conditions may differ from past market conditions, and the conditions that may have caused the favorable historical performance may no longer exist.
On a monthly basis, the Index rebalances its weighting of the Bitcoin Component and the Treasury Component utilizing a mathematically derived passive rules-based methodology that is based on the daily volatility of the Bitcoin Price.  Following the calculation of the weighting of the components of the Index, the Trust rebalances its holdings in Bitcoin and T-Bills in order to closely replicate the Index.  Bitcoin's historical performance does not provide assurance of a profitable measure of future performance. Further, the Index's exposure to Bitcoin might be overweight when the price of Bitcoin is falling and underweight when the price of Bitcoin is rising.  The Index's rebalancing mechanism may cause the NAV per Share to underperform the price of Bitcoin.
The Index's performance may be impacted by Choppy Markets.
"Choppy" markets are characterized by short-term volatility and the absence of consistent long-term performance trends. Such market environments make it particularly likely that past performance will be a poor indicator of future performance.  Strategies in choppy markets that use historical data as an indicator of future performance are subject to "whipsaws" which occur when the market reverses and does the opposite of what is indicated by past performance. The Index, which uses such historical data as indicators of future performance, may experience significant declines in such markets.
The Index is not diversified, unlike other indices.
The Index is not diversified and is not a complete investment plan. This differs from other indices, which provide a wide range of other exposures.  Prospective investors should consult their advisers and make sure their assets are diversified to their risk tolerances they are comfortable with before making an investment in the Trust.
The Index may substantially deviate from the goals the Trust seeks to achieve.
The Index may be slow to adjust to significant changes in the Bitcoin market. On a monthly basis, the Index rebalances its weighting of the Bitcoin Component and the Treasury Component utilizing a mathematically derived passive rules-based methodology that is based on the daily volatility of the Bitcoin Price.  Following the calculation of the weighting of the components of the Index, the Trust rebalances its holdings in Bitcoin and T-Bills in order to closely replicate the Index; however, there is no guarantee that it will successfully achieve its goals. Because the Index uses historical data, there is a time lag associated with the Index's adjustments and developments in the Bitcoin market.  Changes in the Bitcoin market will take time before they are sufficiently reflected in the calculation of the Index and the Trust's allocation of its assets. If the changes in the Bitcoin market result in a significant decline in the value of Bitcoin during the intervening period, the Trust may in turn experience a significant decline without the reduction in exposure to Bitcoin that the Index adjustments are intended to prevent.
The Index may be adversely affected by the Index Calculation Agent, which does not have an obligation to consider the interests of investors.
While the Sponsor developed the methodology of the Index, Solactive AG is the Index Calculation Agent and is responsible for the day-to-day implementation of the Index methodology and calculation of the Index. In certain circumstances, the Index Calculation Agent is entitled to exercise discretion in relation to the Index.  Such circumstances include instances where unforeseeable circumstances, such as an event constituting a force majeure, necessitate an extraordinary index adjustment and the Index Calculation Agent is not able to contact the Sponsor. The Index Calculation Agent could have an impact, positive or negative, on the level of the Index and the value of your Shares as a result of exercising its discretion.  The value of your Shares will not be taken into consideration as the Index Calculation Agent takes actions in respect of the Index.
Notional assets comprise the Index.
The exposures to the Index are purely notional and will exist solely in the records maintained by or on behalf of the Index Calculation Agent. Investors will have no claim against any of the assets that comprise the Index because no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest exists.

The Index has a limited operating history and may perform in unanticipated ways.
The Index has limited historical data. The historical data that it does have may not be representative of the Index's potential performance under other market conditions. Past performance should not be considered indicative of future performance.
The Index may be subject to calculation errors or construction flaws, and such calculation errors may have a compounding effect.
Calculation errors may arise during the calculation process due to interpretations of the Index rules, errors or misstatements in the Index rules, flawed input data, or flaws in how the input data is calculated. Errors can happen once, or they can happen on an ongoing basis, and some mathematical, logical, or operational issues may only become apparent at a later date. Because the Index rebalances its weighting of the Bitcoin Component and the Treasury Component monthly, the impact of such errors may compound.  In addition, there may be an extended period of time between when an error occurs and when it is detected, and, depending on the nature of an error, resolving an error may take an extended period of time or, under certain circumstances, an error may not be correctible. Any errors in Index calculation or Index construction may negatively impact the allocation of the Trust's assets, the performance of the Trust, and your investment in the Trust.
The Index may be subject to modification from time to time.
The Index may be subject to modification from time to time to address calculation errors, the underlying cause of calculation errors, or changes in the historical data used to calculate the Index. The Trust and its Service Providers may coordinate the implementation of any modification by scheduling it for a particular day. Such modification to the Index may introduce new flaws into the Index or fail to address the flaw that a modification was intended to correct.  Modifications that introduce new flaws or fail to address the flaw that a modification was intended to correct may adversely impact trust performance or cause a deviation from the Trust's objective.
If the Index is modified to correct for errors, the Index Calculation Agent will have no obligation to historically restate the Index if the error is corrected on a forward-looking basis.
From time to time the Index may be modified to address calculation errors, the underlying cause of calculation errors, changes in the historical data used to calculate the Index, or for other reasons in the sole discretion of the Index Calculation Agent.  In addition, the Sponsor may use a different Bitcoin Reference Rate if it determines in its sole discretion that such a change is in the best interest of the Trust.  The Index Calculation Agent will have no obligation to historically restate the Index if such modifications are implemented on a forward-looking basis. Changes to the Index and the lack of an obligation to historically restate the Index may adversely affect the ability for purchasers and their advisors to make investment decisions, Trust performance, allocation of the Trust's assets, and certain performance metrics such as tracking error.
Operational or other data issues may cause a delay in the publication of the Index.
Operational or other data issues may cause the Index to be published late, to be published inaccurately, or to not be published at all. If Index information is not communicated to the parties responsible for the rebalancing, is not communicated accurately, or is communicated in an untimely fashion, the Trust's ability to rebalance may be affected. In addition, such deviations from the standard procedures associated with Index publication also increase the risk of an operational issue on rebalancing. Issues on rebalancing may include a failure to correctly adjust the Trust assets to match the new exposure, the execution of an order in an incorrect quantity or direction in relation to the change in Index exposure, or hurried trading that increases market impact. As a result, historical and live Index data, including Index level, composition, other meta data, derived data, and commentary, that is published on various media platforms, news outlets, websites and social media may be inaccurate, out of date, or be subsequently invalidated or restated.  Such operational and other data issues may negatively impact the allocation of the Trust's assets, the performance of the Trust, and your investment in the Trust.
Risks Factors Related to T-Bills
The value of the Trust's U.S. Treasury obligations may decline as a result of changes to the financial condition or credit rating of the U.S. government.
Interest rates, maturities, times of issuance and other characteristics of U.S. Treasury obligations may differ from other securities. Similar to other issuers, the value of the Trust's U.S. Treasury obligations may decline as a result of changes to the financial condition or credit rating of the U.S. government. On August 5, 2011, S&P Global Ratings downgraded U.S. Treasury securities from AAA rating to AA+ rating. The ratings of U.S. government debt obligations are often used as a benchmark for other borrowing arrangements. A further downgrade could result in higher interest rates for individual and corporate borrowers, cause disruptions in the international bond markets and have a substantial negative effect on the U.S. economy. A downgrade of U.S. Treasury securities from another ratings agency or a further downgrade below AA+ rating by S&P Global Ratings may cause the value of the Trust's U.S. Treasury obligations to decline.

Increases in the national debt may raise concerns about the ability of the U.S. government to pay its obligations when they are due.
Neither the U.S. government nor any of its agencies or instrumentalities guarantees the market value of the securities it issues. The total public debt of the U.S. as a percent of GDP has grown rapidly since the beginning of the most recent financial downturn. Although higher debt levels do not necessarily indicate or lead to economic problems, they may create systemic risks if satisfactory debt management practices are not implemented. A high national debt level may increase market pressures to meet government funding needs, which may drive debt cost higher and cause a country to sell additional debt, thereby increasing refinancing risk. A high national debt also raises concerns that the government will not be able to make principal or interest payments when they become due. In the worst case, unsustainable debt levels can cause a decline in the value of the dollar, which may lead to inflation, and can prevent the government from implementing effective counter-cyclical fiscal policy in economic downturns.
Risk of Investing in the United States.
A decrease in imports or exports, changes in trade regulations and/or an economic recession in the U.S. may have a material adverse effect on the U.S. economy and the securities listed on U.S. exchanges. Proposed and adopted policy and legislative changes in the U.S. are changing many aspects of financial and other regulation and may have a significant effect on the U.S. markets generally, as well as on the value of certain securities. In addition, a continued rise in the U.S. public debt level or U.S. austerity measures may adversely affect U.S. economic growth. The U.S. has developed increasingly strained relations with a number of foreign countries, including traditional allies, such as major European countries, the United Kingdom, Canada and Mexico, and historical adversaries, such as North Korea, Iran, China and Russia. If these relations were to worsen, it could adversely affect securities listed on U.S. exchanges. The U.S. has also experienced increased internal unrest and discord. If this trend were to continue, it may have an adverse impact on the U.S. economy which could adversely affect securities listed on U.S. exchanges.
Tax-Related Risks
The Trust intends to be treated as a partnership for U.S. federal income tax purposes.
The Sponsor intends to take the position that the Trust will be treated as a partnership for U.S. federal income tax purposes. The Trust will not be subject to U.S. federal income tax, assuming that the Trust is a partnership. Rather, each Shareholder will be required to take into account on his or its own U.S. federal income tax return his or its distributive share of the Trust's items of income, gain, losses and deductions for each taxable year.
The U.S. federal income tax treatment of Bitcoin is uncertain.
Many significant aspects of the U.S. federal income tax treatment of Bitcoin are uncertain, and the Sponsor does not intend to request a ruling from the IRS on these issues. The IRS released Notice 2014-21 (the "Notice"), which discusses certain aspects of the treatment of virtual currencies, such as Bitcoin, that are readily convertible into fiat currency for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, inter alia, (i) Bitcoin is treated as "property" and not currency and (ii) Bitcoin may be held as a capital asset. It is possible that the IRS may alter its position in the future with respect to the U.S. federal income tax treatment of virtual currencies, such as Bitcoin, or that a court could reject the treatment set forth in the Notice. It is unclear how cryptocurrencies should be treated for various provisions of the Code.
The Notice does not address other significant aspects of the U.S. federal income tax treatment of Bitcoin, including: (i) whether Bitcoin (or progeny cryptocurrencies of Bitcoin pursuant to a hard fork) are properly treated as a "commodity" for U.S. federal income tax purposes; (ii) whether Bitcoin may be properly treated as a "collectible" for U.S. federal income tax purposes, (iii) the proper method of determining a holder's holding period and tax basis for Bitcoin acquired at different times or at varying prices; and (iv) whether and how a holder of Bitcoin acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the Bitcoin is transferred in a subsequent sale, exchange or other disposition. The Sponsor intends, in consultation with appropriate professional advisors, to cause the Trust to take positions for U.S. federal income tax purposes that are reasonable under then-current interpretation of U.S. federal income tax law.  It should be noted that the IRS may assert an alternative treatment of transactions in cryptocurrencies, and a court may ultimately agree with the IRS as opposed to the Trust.
Prospective investors are urged to consult their tax advisers regarding the substantial uncertainty regarding the tax consequences of an investment in Bitcoin.

Hard forks could have an adverse impact on the positions the Trust intends to take for U.S. federal income tax purposes.
In the event of a hard fork, the receipt, ownership or disposition of the progeny cryptocurrency (i.e., the new cryptocurrency distributed to the Trust in respect of its holding Bitcoin at the time of the hard fork provided that the Bitcoin Custodian agrees to support such cryptocurrency (see also "The Bitcoin Custodian may or may not support digital assets in the event of a hard fork or airdrop")) may cause adverse U.S. federal income tax consequences for the Trust or the Shareholders.  It is not clear whether income from holding or selling the progeny cryptocurrency received pursuant to the hard fork would cause the Trust to recognize income that is not qualifying income for purposes of the publicly-traded partnership rules.  If income from holding or disposing of the progeny cryptocurrency is not qualifying income for purposes of the publicly-traded partnership rules, the Trust may be taxable as a corporation if such income exceeds ten percent (10%) of the Trust's total income.  It is also not clear whether income from holding or selling the progeny cryptocurrency received pursuant to the hard fork would cause Shareholders that are not United States persons to recognize income that is effectively connected with the conduct of a U.S. trade or business. If acquiring, holding or disposing of progeny cryptocurrency does not qualify for the trading safe harbors described in Code section 864, non-United States persons may be required to recognize income that effectively connected with a U.S. trade or business and be subject to U.S. federal income taxation on such effectively connected income.  The publicly-traded partnership rules and the Code section 864 safe harbors are discussed in greater detail below, under "U.S. Federal Income Tax Considerations".
Accounting for Uncertainty in Income Taxes.
The Financial Accounting Standards Board has released Accounting Standards Codification Topic 740 ("ASC 740") (formerly known as "FIN 48"), to provide consistent guidance on the recognition of uncertain tax positions.  ASC 740 prescribes, among other things, the minimum recognition threshold that a tax position is required to meet before being recognized in an entity's financial statements.  A prospective Shareholder should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the net asset value of the Trust, including reducing the net asset value of the Trust to reflect reserves for income taxes that may be payable in respect of prior periods by the Trust.  This could adversely affect certain Shareholders, depending upon the timing of their purchase and withdrawal of Shares.
Risk Factors Related to Potential Conflicts of Interest
Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust.
The Trust operations will be managed by the Sponsor.  It is possible that conflicts may arise between the Sponsor, affiliates, the Trust and its Shareholders.
In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties:
•	Sponsor and its respective affiliates will be indemnified pursuant to the Trust Agreement;
•	Allocating resources among different clients and potential future business ventures, to each of which they owe fiduciary duties, is the responsibility of the Sponsor;
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The Sponsor's respective staff also service affiliates of the Sponsor and its respective clients. Time or resources to the management of the business and affairs of the Trust must be shared with other clients;

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The Trust Agreement does not prohibit the Sponsor, its respective affiliates and their respective officers and employees from engaging in other businesses or activities that might be in direct competition with the Trust;

•	There has been no independent due diligence conducted with respect to this offering, where applicable, and there is an absence of arm's-length negotiation with respect to certain terms of the Trust;
•	The Sponsor decides whether to obtain third party services for the Trust.
By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See "Description of the Trust Documents—Description of the Trust Agreement."
For a further discussion of the conflicts of interest among the Sponsor, Index Calculation Agent, Custodians, Trust and others, see "The Sponsor - Conflicts of Interest."

Affiliates of the Sponsor may invest in or trade Bitcoin.
Affiliates of the Sponsor may have direct investments in Bitcoin. To the extent that any substantial investment in Bitcoin is initiated or materially changed, such investment may affect the Bitcoin Price. Such change in a substantial investment in Bitcoin may result in changes in the Bitcoin Price.
The Sponsor may discontinue its services, which may be detrimental to the Trust.
Sponsor may be unwilling or unable to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities and is unable to be replaced, the Trust may have to terminate and liquidate the Bitcoin held by the Trust. A substitute sponsor's appointment will not guarantee the Trust's continued operation even if a substitute sponsor is found, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate.
Any of the Service Providers could resign or be removed by the Trust, which could trigger early termination of the Trust.
Any Service Provider may resign or be removed under its respective governing agreement. The Trust may dissolve in accordance with the terms of the Trust Agreement if any Service Provider resigns or is removed and is unable to be replaced.
The lack of independent advisers representing investors in the Trust may cause Shareholders to be adversely affected.
Counsel, accountants and other advisers have been consulted by the Sponsor regarding the formation and operation of the Trust. Investor should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. No counsel has been appointed to represent an investor in connection with the offering of the Shares Failure to consult with their own legal, tax and financial advisers may lead to Shareholders making an undesirable investment decision with respect to investment in the Shares.
A lack of regular shareholder meetings and limited voting rights may adversely affect Shareholders.
Shareholders have limited voting rights under the Trust Agreement and will take no part in the management or control of the Trust. The Trust will not have regular Shareholder meetings. The right to authorize actions, appoint service providers or take other actions will not be held by Shareholders, as may be taken by shareholders of other trusts. Shareholders have limited voting rights as set forth in the Trust Agreement. Operation of the Trust by the Sponsor could have an adverse effect on an investment in the Shares.
No Separate Counsel; No Responsibility or Independent Verification.
Seward & Kissel LLP represents the Sponsor.  The Trust does not have counsel separate and independent from counsel to the Sponsor.  Seward & Kissel LLP does not represent Shareholders, and no independent counsel has been retained to represent Shareholders.  Seward & Kissel LLP is not responsible for any acts or omissions of the Sponsor, the Administrator, the Trustee, the Bitcoin Custodian, the Cash and Treasury Custodian, the Index Calculation Agent, the Partnership Representative or the Trust (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian/prime brokers or other service provider to the Sponsor, Trustee or the Trust.  This Prospectus was prepared based on information provided by the Sponsor, the Administrator, the Bitcoin Custodian, the Cash and Treasury Custodian, the Transfer Agent, the Index Calculation Agent, the Partnership Representative and the Trustee, in good faith and based on reasonable best efforts to ensure the information is accurate as of the date of this Prospectus, and Seward & Kissel LLP has not independently verified such information.
Risk Factors Related to the Exchange
The Exchange on which the Shares are listed may halt trading in the Trust's Shares, which would adversely impact an investor's ability to sell Shares.
The Trust's Shares are listed for trading on the Exchange under the market symbol "[       ]." Trading in shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to "circuit breaker" rules that require trading to be halted for a specified period based on a specified market decline. The Exchange may halt trading during the day in which an interruption to the dissemination of the Indicative Fund Value or the value of the Index occurs.  If the interruption to the dissemination of the Indicative Fund Value or the value of the Index persists past the trading day in which it occurred, the Exchange will halt trading no later than the beginning of the trading day following the interruption.  In addition, if the Exchange becomes aware that the NAV with respect to the Shares is not disseminated to all market participants at the same time, it will halt trading in the Shares until such time as the NAV is available to all market participants.  Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust's shares will continue to be met or will remain unchanged.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Shares will be used to purchase (i) Bitcoin and (ii) T-Bills.

TREATMENT OF EXCESS CASH

The Trust's assets, other than Bitcoin, shall consist of T-Bills that will be purchased by the Cash and Treasury Custodian.  Upon the maturity of any T-Bill, the Trust will receive U.S. dollars representing principal and interest.  The portion of the cash that represents interest on the T-Bills (the "Excess Cash") will be allocated to the Cash Account.  The Administrator will use Excess Cash to pay, partially or in full, any redemptions, the Sponsor's Fee and Additional Trust Expenses.

OVERVIEW OF BITCOIN

Bitcoin Generally
Bitcoin is a digital asset that is decentralized and issued by, and transmitted using cryptographic security through, an open source digital protocol platform known as the "Bitcoin Network."  The Bitcoin Network is an online end-user to end-user network that hosts the public transaction ledger, known as the "Bitcoin Blockchain," and the source coding comprising the basis for the cryptographic and algorithmic protocols governing the Bitcoin Network. No single entity owns or operates the Bitcoin Network, and its infrastructure is collectively maintained by a decentralized user base.  Bitcoin may be converted into U.S. dollars, other fiat currencies, or other crypto assets, at rates determined in individual end-user-to-end-user transactions under a barter system, or on Bitcoin exchanges. They can also be used to pay for certain goods and services.
The Bitcoin Network does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of Bitcoin. Rather, Bitcoin is created and allocated by the Bitcoin Network protocol through a "mining" process subject to a strict issuance schedule. The value of Bitcoin is determined by the supply of and demand for Bitcoin on Bitcoin exchanges (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them.  Third-party service providers such as Bitcoin exchanges and third-party payment processing services may charge significant fees for processing transactions and for converting, or facilitating the conversion of, Bitcoin to or from fiat currency.
The Bitcoin Blockchain is the digital transaction ledger on which Bitcoin is "stored" and reflected. The Bitcoin Blockchain is a decentralized digital file stored on the computers of each user of the Bitcoin Network. It records the transaction history of all Bitcoin in existence and allows the Bitcoin Network to verify the association of each Bitcoin with the "digital wallet" that owns them through transparent transaction reporting. The Bitcoin Network and Bitcoin software programs can interpret the Bitcoin Blockchain to determine the exact Bitcoin balance of any digital wallet listed in the Bitcoin Blockchain as having taken part in a transaction on the Bitcoin Network.
The Bitcoin Blockchain is made up of a digital file that is downloaded and stored, in whole or in part, on the software programs of all Bitcoin users. The file includes all blocks that have been solved by validators and it is updated to include new blocks as they are solved. As each newly solved block refers back to and "connects" with the solved block immediately prior to it, the addition of a new block adds to the Bitcoin Blockchain in a manner akin to a new link being added to a chain.  The Bitcoin Blockchain represents a complete, transparent and unbroken history of all transactions on the Bitcoin Network.
Generally, every Bitcoin transaction is broadcast to the Bitcoin Network and recorded in the Bitcoin Blockchain.  However, there are certain "Off-Blockchain transactions." These transactions involve the transfer of control or ownership of a specific digital wallet holding Bitcoin, or of the reallocation of ownership of certain Bitcoin in a pooled-ownership digital wallet.  Generally, information and data regarding Off-Blockchain transactions is not publicly available. This is unlike true Bitcoin transactions, which are publicly recorded and available on the Bitcoin Blockchain.  Thus, Off-Blockchain transactions are not truly Bitcoin transactions, as they do not involve the transfer of transaction data on the Bitcoin Network and do not reflect a movement of Bitcoin between addresses recorded in the Bitcoin Blockchain.  Off-Blockchain transactions are inherently riskier than Bitcoin Blockchain transactions, as such transfers of Bitcoin ownership would not be protected by the protocol behind the Bitcoin Network or recorded in and validated through the Bitcoin Blockchain.  Off-Blockchain transactions may include transactions on centralized exchanges.
Bitcoin, the Bitcoin Network and the operating software that governs the Bitcoin Network were initially discussed in a white paper that was attributed to an individual named Satoshi Nakamoto. However, no individual has been reliably identified as Bitcoin's creator, and it is generally believed that the name is a pseudonym for the actual inventor(s).  The first Bitcoin were created in 2009 upon the release of the Bitcoin Network source code (i.e., the software and protocol that created and launched the Bitcoin Network).  Since 2009, the Bitcoin Network has been actively developed by a group of engineers known as Core Developers.  Bitcoin is an open source project, and it is not represented by an official organization or authority. However, groups such as MIT's Media Lab work to organize the Bitcoin community and to develop and protect the Bitcoin Network's code.
The Bitcoin Network's Operations
Generally, an individual must be connected to the internet in order to access the Bitcoin Network.  Bitcoin transactions between parties occur very quickly and may be made directly between end-users without necessitating a third-party intermediary. Nevertheless, third-party intermediary service providers do exist.  Each Bitcoin transaction is recorded, time stamped and displayed in a "block" in the publicly available Bitcoin Blockchain in order to prevent the double-spending of a single Bitcoin.  Every transaction is memorialized in the Bitcoin Blockchain, which is publicly accessible and downloaded in part or in whole by all users' Bitcoin Network software programs.  This memorialization and verification against double-spending is accomplished through the Bitcoin mining process, which adds blocks of data, including recent transaction information, to the Bitcoin Blockchain.

Bitcoin Transfers
Prior to engaging in Bitcoin transactions, a digital Bitcoin "wallet" (analogous to a Bitcoin account) must first be obtained by a user.  Such "wallet" may be obtained through an open-source software program that generates Bitcoin addresses and enables users to engage in the transfer of Bitcoin with other users.  Users may install Bitcoin software programs on their computer or mobile device that will generate a Bitcoin wallet or, alternatively, may retain a third party to create a digital wallet.  A user can create an unlimited number of digital wallets. Each such wallet will include at least one unique address and a verification system for each address, which consists of a "public key" and a "private key." The public key and private key are mathematically related.
Typically, the recipient of Bitcoin will create a new Bitcoin address and direct the payor of the Bitcoin to send the payment by providing the address (or public key) for the digital wallet to the payor, who initiates the transfer.  This parallels traditional wire transactions, where a recipient provides wire instructions (with an address) to the payor so that the payor can wire cash to the recipient's account.  In a Bitcoin transaction, the payor approves the transfer by "signing" the transaction request from the recipient with the private key of the address from which the payor is transferring the Bitcoin.  The recipient does not publicize its associated private key, because the private key authorizes access to, and the transfer of, the funds from the recipient's digital wallet to other users.  The process of signing the transaction is typically automated by the software that runs the digital wallet of the payor and recipient.  Finally, the transfer from the payor to the recipient's wallet is completed and the transaction is validated by the Bitcoin Network.
Steps Involved in a Typical Bitcoin Transaction
In a Bitcoin transaction, there are certain conditions that must be met:
(1)	the party wishing to send Bitcoin must have a digital wallet;
(2)	the Bitcoin Network must recognize the sending party's digital wallet as having sufficient Bitcoin for the spending transaction;
(3)	the receiving party must have a digital wallet; and
(4)	the spending party must have internet access with which to send its spending transaction.
If these conditions are all met, the receiving party must then give the spending party the digital address of its wallet. The digital address is an identifying series of 27 to 34 alphanumeric characters that represent the wallet's routing number on the Bitcoin Network. This allows the Bitcoin Blockchain to record the Bitcoin being sent to that wallet.  The receiving party can provide this address to the spending party in the traditional alphanumeric form, or in an encoded format such as a QR Code, which is then scanned by a smartphone or other device to quickly transmit the information contained in the code.
After the receiving party gives the digital address of its wallet, the spending party must then enter the address and number of Bitcoin it wishes to send into its Bitcoin software program.  The number of Bitcoin to be sent is typically agreed upon by the two parties based on either a set quantity of Bitcoin or an agreed-upon value of fiat currency that is converted to Bitcoin.  Most Bitcoin software programs allow, and will typically suggest, the payment of a transaction fee, which is also referred to as a "validator's fee."  Transaction fees are not required by many Bitcoin software programs, but, when they are used, they are paid by the spending party in addition to the specified amount of Bitcoin being sent in the transaction.  Transaction fees, if any, are typically a fractional number of Bitcoin (i.e., 0.005 or 0.0005 Bitcoin) and are automatically transmitted by the Bitcoin Network to the Bitcoin Network validator that solves and adds the block that records the spending transaction on the Bitcoin Blockchain.
After entering the digital address of the wallet, the number of Bitcoin to be sent and the transaction fees, if any, to be paid, the spending party then transmits the spending transaction.  The spending party's Bitcoin software program then creates a data packet, which includes data showing information such as (1) the number of Bitcoin being sent, (2) the address of the destination digital wallet, (3) any applicable transaction fees, and (4) the digital signature of the spending party, which verifies the authenticity of the transaction.  References called "inputs" and "outputs" are also included in the data packet. These references are used by the Bitcoin Blockchain to record the flow of Bitcoin from one transaction to the next and identify the source of the Bitcoin being spent.  The digital signature process exposes the digital wallet address and public key of the spending party to the Bitcoin Network, whereas only the digital wallet address of the receiving party is revealed.  The spending party's Bitcoin software then transmits the data packet onto the decentralized Bitcoin Network, which results in the spread of such information among Bitcoin users' software programs for eventual inclusion in the Bitcoin Blockchain.  Typically, the data spreads to a vast majority of Bitcoin Network validators in less than one minute.

Transactions are recorded by Bitcoin Network validators when they solve for and add blocks of information to the Bitcoin Blockchain. When a validator solves for a block, it then creates that block, which includes certain key pieces of data, including data relating to (1) the solution to that block, (2) a reference to the prior block in the Bitcoin Blockchain (to which the new block is being added) and (3) all other transactions that have occurred but have not been added to the Bitcoin Blockchain yet.  A validator can become aware of unrecorded and outstanding transactions through the data packet transmission and propagation discussed above.  Typically, Bitcoin transactions are recorded in the next chronological block so long as the spending party is connected to the internet and once at least one minute has passed between the transmission of the transaction's data packet and the solution of the next block.
Micropayment Bitcoin transactions (i.e., less than 0.01 Bitcoin) along with transactions that do not include fees to validators, are currently deprioritized for purposes of recording transactions on the Bitcoin Blockchain. This means that, depending on certain Bitcoin Network validator policies, these micropayment and no-fee transactions may take a longer time to record than typical transactions.  In addition, the propagation of transaction data (and thus the recording of the transaction on the Bitcoin Blockchain) related to transactions initiated by spending wallets with poor connections to the Bitcoin Network can be delayed due to such poor connection.  If a validator wishes to limit the transactions it includes in a solved block to any extent, a transaction that does not meet that validator's set criteria will be excluded from the Bitcoin Blockchain.
For transactions that are not yet recorded, there is a higher likelihood that the spending wallet related to such transactions can double-spend the Bitcoin used in the first transaction.  If the next block is solved by an honest validator who is not involved in a deliberate attempt to double-spend Bitcoin, and if the transaction data for both the original and double-spend transactions have already been propagated onto the Bitcoin Network, the transaction received with the earlier time stamp will be recorded by the solving validator, regardless of which transaction includes a larger transaction fee.  It works such that if the double-spend transaction propagates to the solving validator and the original transaction has not, then the double-spending transaction has a greater chance of success. However, because it is very difficult to successfully initiate a double-spend without the assistance of multiple users in a coordinated attack, the likelihood of success of a double-spend transaction attempt is low.
The Bitcoin transaction is completed upon the addition of a block to the Bitcoin Blockchain, at which point the Bitcoin software of both the spending and receiving parties shows confirmation of the transaction on the Bitcoin Blockchain. The transaction is reflected by an adjustment to the Bitcoin balance in each party's digital wallet.
Mathematically Controlled Supply
The supply of new Bitcoin is mathematically controlled, such that the number of Bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of Bitcoin awarded for solving a new block is automatically cut in half after every 210,000 blocks are added to the Bitcoin Blockchain. This is referred to as a "blockhalf." At the time of this prospectus, the fixed reward for solving a new block is 12.5 Bitcoin per block. This is expected to decrease by half, to become 6.25 Bitcoin after the next 210,000 blocks are entered into the Bitcoin Network. At the time of this prospectus, this decrease is expected to take place in May 2020. This deliberately controlled rate of Bitcoin creation means that the number of Bitcoin in existence will increase at a controlled rate until the number of Bitcoin in existence reaches the pre-determined amount of 21 million Bitcoin. As of May 19, 2018, just over seventeen million Bitcoin has been mined, and estimates of when the 21 million Bitcoin limitation will be reached range up to the year 2140. There are websites that keep track of the Bitcoin supply and continuously update key information related to Bitcoin mining and monitoring, such as the total number of Bitcoin in circulation and total Bitcoin left to mine before the next blockhalf.
The Bitcoin Network's Cryptographic Security Features
Public and Private Keys
Public-key cryptography is essential for the security of transactions on the Bitcoin Network. All Bitcoin Network transactions are secured using public-key cryptography, which is a technique used in many different online transactions. In public-key cryptography, two mathematically-related keys – one public key and one private key – are generated. An individual's digital wallet is essentially made up of these keys. The private key stays in an individual's wallet, whereas the other key – the public key –is made public. The public key serves as the address to which a Bitcoin can be transferred and from which money can be transferred by the Bitcoin wallet owner. For Bitcoin transactions, the public key is an address, or more specifically, a string of alphanumeric characters that is used to encode payments. Such payments may only be retrieved with the associated private key, which essentially authorizes the transaction. In effect, a payor's private key is used to approve all transfers to a recipient's account. Bitcoin Network users can confirm that the counterparty to their transaction "signed" the transaction with the correct private key, but cannot reverse engineer the private key from the signature.

Double-Spending and the Bitcoin Network Confirmation System
Currently, Bitcoin transactions are considered to be irreversible. Thus, once the Bitcoin Blockchain reflects a certain transaction, it cannot be reversed. An individual seeking to undo a past transaction in a block recorded on the Bitcoin Blockchain would have to exert tremendous processing power in a series of complicated transactions that, at this point in the development of the Bitcoin Network, cannot be achieved.
In order for recipients to ensure the reliability of transactions on the Bitcoin Network, (i.e., to prevent a payor's double-spending), every Bitcoin transaction is propagated to the Bitcoin Network and recorded in the Bitcoin Blockchain through the "mining" process. In the mining process, all transactions are time-stamped; this process memorializes the transfer of ownership of the Bitcoin(s). Before a block can be added to the Bitcoin Blockchain, Bitcoin Network validators must make rigorous computations to verify the validity of a transaction. This required computational effort, or "proof of work," is meant to prevent malicious actors from either adding fraudulent blocks to the Bitcoin Blockchain – which would generate "counterfeit" Bitcoin – or overwriting currently-existing valid blocks to reverse prior transactions.
A Bitcoin transaction between two parties will only be recorded in a block in the Bitcoin Blockchain if a majority of the nodes on the Bitcoin Network accept that block as being valid. A block is validated by confirming the cryptographic hash value included in the block's solution and by adding the block to the longest confirmed Bitcoin Blockchain on the Bitcoin Network. Inclusion in a block on the Bitcoin Blockchain constitutes a "confirmation" of a Bitcoin transaction. Because each block in the Bitcoin Blockchain references the immediately preceding block, as additional blocks are appended to and incorporated into the Bitcoin Blockchain, they serve as additional verifications of the transactions represented in prior blocks.  This confirmation process that continuously builds upon itself makes it exponentially more difficult to change historical blocks (and thus reverse prior transactions) as one goes further back in the Bitcoin Blockchain. Both users and Bitcoin exchanges can determine their own threshold with respect to how many confirmations are required until funds from the transferor counterparty are considered valid. Generally, however, a transaction is, in all practicality, final after six confirmations because it would be extremely difficult to challenge the validity of the transaction after that point.
Bitcoin Mining and Creation of New Bitcoin
Incentives for Mining
Validators that are successful in adding a block to the Bitcoin Blockchain are automatically awarded Bitcoin for their effort. Currently validators must make a substantial investment in expensive mining devices with adequate processing power in order to "hash" at a competitive rate. The first devices used by validators had central processing units ("CPUs"), which are used in standard computers meant for day-to-day at-home use. It was then quickly discovered that graphic processing units ("GPUs") offered validators more processing power. At that point, the second wave of validators entered the Bitcoin Network using their GPUs.  As of the date of this prospectus, the Bitcoin Network is well into a third wave of mining devices. This third wave is led by computers designed solely for mining purposes.  Such devices include ASIC (application-specific integrated circuit) machines built by specialized companies specifically for the purposes of Bitcoin mining.  These new computers are significantly more expensive than standard at-home computers.  Validators also incur substantial electricity costs in order to continuously power and cool their devices while solving for a new block.
Because of the way the Bitcoin Network is designed, the reward for adding new blocks to the Bitcoin Blockchain decreases over time. Because a definite amount of Bitcoin exists, the production (and reward) of Bitcoin will eventually cease. Once the Bitcoin Blockchain incentive mechanism ceases to be profitable, the only incentive for validators to continue their work will be transaction fees. As such, it is believed that validators will need to be better compensated with higher transaction fees in order to ensure that they are adequately incentivized to continue mining.
Mining Process
"Mining" is the process by which Bitcoin transactions are verified and Bitcoin is created. In order to begin mining, a validator must download and run a "mining client." Like regular Bitcoin Network software programs, mining clients turn a user's computer into a "node" on the Bitcoin Network, which validates blocks. Through the Bitcoin software program, validators can engage in a set of prescribed complex mathematical calculations, which allows them to add a block to the Bitcoin Blockchain, thereby confirming Bitcoin transactions included in that block's data.
Bitcoin transactions are generally recorded in blocks that are added to the Bitcoin Blockchain. Each block contains a record of the award of Bitcoin to the validator who added the new block, along with the details of the most recent transactions not memorialized in prior blocks. To add blocks to the Bitcoin Blockchain, a validator must map an input data set to a desired output data set of a predetermined length (known as the "hash value") using the SHA-256 cryptographic hash algorithm.

All validators on the Bitcoin Network compete to continuously increase their computing power, as only one validator can solve and add each unique block to the Bitcoin Blockchain.  As the processing power of the Bitcoin Network increases with the addition of new validators, it adjusts the complexity of the block-solving equation in order to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every ten minutes.
A block proposed by a validator is added to the Bitcoin Blockchain upon confirmation of the validator's work by a majority of the nodes on the Bitcoin Network. Validators that successfully add a block to the Bitcoin Blockchain automatically receive Bitcoin for their effort, in addition to any transaction fees paid by transferors whose transactions are recorded. This incentive system is the way in which new Bitcoin enter into public circulation.
Mining Pools
As the Bitcoin Network currently exists, it is highly unlikely that an individual acting alone will be able to be awarded a Bitcoin for their efforts. Because of this, mining "pools" have developed. These are pools in which multiple validators combine their processing power and act cohesively to solve blocks. When a new block is solved by a pool, the pool operator receives the Bitcoin and, after taking out its nominal fee, splits the resulting reward among the participants in the pool. The reward is divided based on the processing power each participant contributed to solve for the block. Mining pools offer participants the ability to access smaller, but more consistent and frequent Bitcoin payouts.
Bitcoin Uses
Global Bitcoin Market
The global trade in Bitcoin consists of individual end-user-to-end-user transactions, along with facilitated exchange-based Bitcoin trading. While a market for Bitcoin-based derivatives exists, it is in its early stages, and still maturing. Because of its decentralized nature, as of the date of this prospectus no reliable data exists with respect to the total number or demographic composition of users or validators on the Bitcoin Network.
Goods and Services
As time goes on, individuals are increasingly more able to use Bitcoin to buy goods and services, both in person and online. There are many indications of the increased acceptance of Bitcoin, although data that the Sponsor would deem reliable is not presently available on the retail and commercial market penetration of the Bitcoin Network.
Although not widely adopted, Bitcoin is accepted as a form of payment across various industries, from travel websites to newspapers, to restaurants and clothing retailers. Internet-based companies such as Microsoft, Overstock.com, Reddit, WordPress, Dell and Expedia, along with several non-profit institutions such as the Khan Academy and charitable organizations such as the Red Cross have received attention for accepting donations in Bitcoin.
Bitcoin Exchange Market
Online Bitcoin exchanges represent a substantial percentage of Bitcoin transactional activity and thus offer the most data with respect to prevailing Bitcoin valuations. There are currently several Bitcoin exchanges operating globally. These include established trading platforms such as itBit, Coinbase Pro, Bitstamp and Kraken. These Bitcoin trading platforms provide various options for buying and selling Bitcoin.
In parallel to the open Bitcoin exchanges, "over-the-counter" or "OTC markets" for Bitcoin trading also exist. Dark pools in the Bitcoin context are Bitcoin trading platforms that do not publicly report their Bitcoin trade data. Participants can execute large block trades on a dark pool without revealing such trades, or the price data related thereto, to the public Bitcoin market.
It is currently believed that various informal OTC markets exist, particularly among Bitcoin mining groups that obtain large supplies of Bitcoin through mining and wholesale buyers of Bitcoin. These informal OTC markets can function as a result of the peer-to-peer nature of the Bitcoin Network. This open network allows direct transactions between any seller and buyer. Because little information is known about OTC markets, their impact on the Bitcoin market is difficult to determine.
End-User-to-End-User
The Bitcoin ecosystem operates continuously, on a 24-hour basis. This is accomplished through decentralized peer-to-peer transactions between parties on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction.

Generally, the rules of the Bitcoin Network that require transaction fees are not strongly enforced, so transaction costs, if any, are negotiable between the parties and may vary widely. These transactions can occur remotely through the internet, or in-person through forums such as localbitcoin.com, which gives users the ability to buy and sell Bitcoin both online and in-person. At the time of this prospectus, no official designated "market makers" for Bitcoin have been established.  Thus, there is no standard transaction size, bid-offer spread or cost per transaction.
Pseudo Anonymity
Although the Bitcoin Network was not initially designed to ensure the anonymity of users, because the Bitcoin Blockchain records ownership of Bitcoin by references to the unique addresses of each Bitcoin "wallet," a certain pseudo-anonymity of ownership is created. However, law enforcement agencies may be able to identify Bitcoin users by reviewing the public log of Bitcoin transactions. Although Off-Blockchain transactions are not recorded and do not show the transfer of Bitcoin from one digital wallet address to another, information regarding participants in such transactions may be recorded by the parties responsible for facilitating them.
Nevertheless, certain precautions may be taken by users who are determined to maintain anonymity in order to increase the likelihood that such users and the transactions they conduct remain anonymous. For example, a user may repeatedly send its Bitcoin to various addresses, which makes tracking the Bitcoin through the Bitcoin Blockchain more difficult. Users may also use a "mixing" service to swap its Bitcoin with those of other users. There are some Bitcoin exchanges, however, that may refuse to accept Bitcoin from users who have utilized mixing services.
Modifications to the Bitcoin Protocol
There is no official developer or group of developers controlling the Bitcoin Network. Bitcoin is an open source project, meaning that its source code is freely available to the public and it utilizes crowdsourcing to assist in the identification of possible problems, defects or issues with the product. Although no official group of controlling developers exists, the Bitcoin Network's development is overseen by a core group of developers, which includes individuals employed by MIT Media Lab's Digital Currency Initiative.
The Core Developers can access and alter the source code behind the Bitcoin Network.  As a result, they periodically issue quasi-official releases of updates and other changes to the source code behind the Bitcoin Network upon making such updates or other changes. However, the issuance of such releases does not guarantee that users and validators will adopt the update. In order for changes to the Bitcoin Network's source code to be adopted, users and validators must accept such changes by downloading the proposed modification of the source code. Such modification will only be effective for the Bitcoin users and validators that download it.
If only a fraction of users and validators on the Bitcoin Network accept a modification, a division in the Bitcoin Network occurs, and one network will run the pre-modification source code while the other network runs the modified source code. This division is referred to as a "fork" in the Bitcoin Network. Thus, as a consequence of the Bitcoin Network's forking feature, Bitcoin Network source code modifications will only become part of the Bitcoin Network if they are accepted by participants who collectively claim a majority of the Bitcoin Network's processing power.
Development of the source code behind the Bitcoin Network has increasingly focused on modifications of the Bitcoin protocol to allow next generation and non-financial uses. These are sometimes referred to as Blockchain 2.0 projects. Such uses include smart contracts and distributed registers built atop, into, or pegged alongside the Bitcoin Blockchain.
Although the activities of the Trust will not directly relate to Bitcoin 2.0 projects, such projects may utilize Bitcoin for the facilitation of their non-financial uses, thereby possibly increasing demand for Bitcoin and the utility of the Bitcoin Network in general. Alternatively, Bitcoin 2.0 projects that are built and operate within the Bitcoin Blockchain may increase the flow of data on the Bitcoin Network. This may "bloat" the size of the Bitcoin Blockchain or slow confirmation times. At the time of this prospectus, Bitcoin 2.0 projects are still in early stages and have not been substantially integrated into the Bitcoin Network or the Bitcoin Blockchain.
The Value of Bitcoin
Bitcoin is not a traditional fiat currency – that is, a currency backed by a central bank or a national, supra-national or quasi-national organization. Bitcoin is not backed by hard assets or other credit. Because of this, Bitcoin is currently valued by assigning the price that various market participants place on Bitcoin during their transactions.

Exchange Valuation
Because of the Bitcoin Network's open peer-to-peer framework and its underlying protocols, Bitcoin recipients and transferors can determine the value of the Bitcoin transferred by mutual agreement or barter with respect to their transactions on the Bitcoin Network. As a result, the value of Bitcoin is most commonly determined by surveying one or more of the exchanges on which Bitcoin is bought, sold or traded. Bitcoin is traded on each Bitcoin exchange with publicly available valuations for each individual transaction. Such valuation is measured by the value of at least one fiat currency, such as the U.S. dollar.
Participants in the Bitcoin Market
Retail
The retail segment of the Bitcoin Market includes users who conduct direct peer-to-peer Bitcoin transactions by directly sending Bitcoin over the Bitcoin Network. It also includes transactions between consumers who pay for goods and services through direct transactions or third-party providers. These providers may offer a merchant platform for instantaneous transactions, in which the consumer sends the Bitcoin to the provider, who then sends either the Bitcoin or the cash value of such Bitcoin to the business utilizing the platform. The processing of payments through Bitcoin typically reduces the cost of participating in the market for merchants, when compared to the costs of credit card transaction processing.
Investors and Speculators
Similar to traditional markets, the Bitcoin Market includes the trading and investment activities of both private and professional investors and speculators. These range from hedge funds to day-traders who invest in Bitcoin by trading on Bitcoin exchanges.
Services
This segment of the Bitcoin Market includes companies that provide a range of services including the storage, selling, buying, and trading of Bitcoin. One of the more popular companies is Coinbase. Coinbase is a crypto-currency platform that provides users with digital wallets in which users can store Bitcoin. Coinbase also serves as an exchange through which users can purchase or sell Bitcoin in exchange for fiat currency or other digital assets. It is anticipated that as the Bitcoin Network continues to grow and gain traction in traditional markets, service providers will expand their range of services and additional providers will enter the service segment of the Bitcoin Network.
Validators
Validators range from Bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, but the vast majority of mining is now undertaken by mining pools.
Government Oversight
As Bitcoin has developed in popularity and reach, the United States Congress and a number of federal and state agencies (including the SEC, FinCEN, the CFTC, FINRA, the Consumer Financial Protection Bureau ("CFPB"), the Department of Justice, the Department of Homeland Security, the FBI, the IRS and state financial institution regulators) have been observing and examining the operations of Bitcoin, Bitcoin users and the Bitcoin exchange. These entities are particularly focused on the degree to which Bitcoin can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises. They are also particularly concerned with the safety and soundness of service providers that hold Bitcoin for users.  The various state and federal agencies named above have issued consumer advisory reports regarding the risks of Bitcoin for investors. U.S. Federal and state agencies, along with regulatory entities in other countries have also issued rules or guidance about the treatment of Bitcoin transactions and requirements for businesses that engage in activities related to Bitcoin.  It is possible that future regulatory actions may materially alter the nature of an investment in the Shares or prevent the continued operation of the Trust. For a thorough discussion of these and other potential regulatory concerns, see the section entitled "Risk Factors Related to the Regulation of the Trust and the Shares."
In addition, foreign jurisdictions may, at any time, adopt laws, regulations or directives that affect the Bitcoin market, Bitcoin Network, and their users, particularly Bitcoin exchanges and service providers that fall within such jurisdictions' regulatory scope. Such laws, regulations or directives may differ from, or conflict with, those of the United States. This may negatively impact the acceptance of Bitcoin by users, merchants and service providers located outside of the United States and may therefore inhibit the growth or sustainability of the global Bitcoin economy, or otherwise negatively affect the value of Bitcoin.
The effect of any future regulatory change on the Trust or on the value of Bitcoin cannot be predicted, but such change could be significant and adverse to the Trust and the value of its Shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The Trust is newly formed and has not commenced operations and therefore does not have any financial information on which to assess the Trust's financial condition or results of operations.

DESCRIPTION OF THE TRUST
General
The Trust is a statutory trust formed under the laws of the State of Delaware, and the Trust Agreement constitutes the "governing instrument" of the Trust under the laws of the State of Delaware relating to statutory trusts.  The Trust has no fixed termination date. Initially, the registry of Shareholders will be recorded in the books and records of the Trust by the Administrator, who will either act as a transfer agent for the Shares or appoint an agent for such purpose.  Shares issued as of the Initial Issuance Date will be held in electronic format through a book entry system.
The Trust is not registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Sponsor believes that the Trust is not required to register under the Investment Company Act.  The Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CEA, as administered by the CFTC.  The Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee are subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.
Private Offerings
The Trust may issue Shares in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Rule 506(c) thereunder from time to time prior to the effectiveness of the registration statement of which this prospectus is a part.
Purpose of the Trust
The investment objective of the Trust is for the Shares to closely reflect the Index less the Trust's liabilities and expenses. On a monthly basis, the Index rebalances its weighting of the Bitcoin Component and the Treasury Component utilizing a mathematically derived passive rules-based methodology that is based on the daily volatility of the Bitcoin Price.  Following the calculation of the weighting of the components of the Index, the Trust rebalances its holdings in Bitcoin and T-Bills in order to closely replicate the Index.  Bitcoin has been a historically volatile asset, which, for many investors, may make it a difficult investment.  The Shares will provide investors with exposure to Bitcoin in a manner that is efficient and convenient while reducing the volatility typically associated with Bitcoin without the use of derivatives or leverage methods.
Assets of the Trust
The Trust will have no assets other than (a) Bitcoin, and (b) T-Bills.  The Trust will also hold U.S. dollars for short periods of time in connection with (i) the purchase, sale and/or maturity of T-Bills, (ii) the purchase and sale of Bitcoin, and (iii) the payment of redemptions, if any, and fees and expenses of the Trust.  The Trust will seek to closely replicate the Index, which is published by the Index Calculation Agent, less the Trust's liabilities and expenses.
The amount of Bitcoin and T-Bills held by the Trust will be determined by the Index. However, because the Trust rebalances monthly, in the periods between such monthly rebalancing, as a result of changes in the value of Bitcoin, among other factors, the value of Bitcoin relative to the value of the other assets of the Trust may diverge from the Index.
The Trust's assets, other than Bitcoin, shall consist of T-Bills to be purchased by the Cash and Treasury Custodian.  An investor holding T-Bills does not receive regular interest payments as with a coupon bond, but rather purchases a T-Bill at a discount to face value and receives the full face value at the time the T-Bill matures.  See "Treatment of Excess Cash" for a description of the treatment of any gains derived by the Trust as a result of its holdings of T-Bills.
In general, as the Bitcoin Price becomes more volatile, the Trust will have less exposure to Bitcoin, and conversely, when the Bitcoin Price becomes less volatile, the Trust will have more exposure to Bitcoin.  Such increase or decrease in exposure to Bitcoin or T-Bills will be effected by (i) the Bitcoin Custodian, pursuant to the instruction of the Sponsor, with respect to Bitcoin, and (ii) the Cash and Treasury Custodian, pursuant to the instruction of the Sponsor, with respect to T-Bills.
The Trust will also hold U.S. dollars for short periods of time in connection with (i) the purchase, sale and/or maturity of T-Bills, (ii) the purchase and sale of Bitcoin, and (iii) the payment of redemptions, if any, and fees and expenses of the Trust.  The Trust will hold and record the ownership of the Trust's assets in such a manner that it will be owned for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement.

It is expected that the Bitcoin Custodian will utilize the Security Procedures (defined below) in the administration and operation of the secured and segregated custody account (the "Bitcoin Custody Account") and the safekeeping of the Trust's Bitcoin and private keys.
The Cash and Treasury Custodian will, at the end of each Business Day, sweep U.S. dollars held in the Cash and Treasury Account into a deposit account maintained at UMB Bank, N.A., which will be insured by the FDIC subject to applicable FDIC insurance limits (the "Cash Account").
Description of T-Bills
U.S. Treasury securities are debt obligations issued by, and backed by, the full faith and credit of, the U.S. government.  U.S. Treasury securities are highly liquid, have low volatility, and generally come in three varieties based on maturity: (i) Treasury bills; (ii) Treasury notes; and (iii) Treasury bonds. The Trust plans to invest in T-Bills, which are short-term U.S. Treasury securities.
An investor holding T-Bills does not receive regular interest payments as with a coupon bond, but rather purchases a T-Bill at a discount to face value and receives the full face value at the time the T-Bill matures.  The interest rate earned on T-Bills is equal to the difference between the purchase price and maturity value, divided by the maturity value.  Similar to other debt securities, T-Bill prices fluctuate in value due to many factors, which may include macroeconomic conditions, monetary policy, and supply and demand.  Generally, T-Bills with longer maturity periods will pay a higher yield.  For a description of Bitcoin, see "Overview of Bitcoin."
The Trust Shares
The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust.  The initial Shares sold under this prospectus (the "Initial Issuance Date") will be issued at [$  ] per Share and will be sold through underwriters, placement agents or distributors (a "Share Placement").
From time to time, at the direction and sole discretion of the Sponsor, the Trust may issue additional Shares in the future.  Additional Shares issued after the Initial Issuance Date will be sold through Share Placements unless the Sponsor, in its sole discretion, otherwise agrees to sell Shares directly to investors via Subscription Agreements.  Each new issuance of Shares will represent a fractional undivided beneficial interest in and ownership of the Trust.
In connection with the issuance of Shares by the Trust pursuant to Share Placements hereunder, the Administrator shall effect the issuance of Shares in accordance with the terms of such Share Placements.  Shares sold in a Share Placement will be issued at a price determined so that the net proceeds received by the Trust are at least equal to the most recently calculated NAV per Share immediately prior to, or upon, the determination of the pricing of such issuance pursuant to the applicable agreement between the Trust and the underwriter, placement agent or distributor, as applicable.
In connection with the issuance of Shares by the Trust directly to investors via Subscription Agreements, investors must execute the Trust's Subscription Agreement and deliver the Subscription Agreement, together with any documents required to be delivered pursuant to the Subscription Agreement, to the Administrator at least five (5) Business Days prior to the date of issuance of such Shares.  Monies associated with such subscription must be received at least two (2) Business Days prior to the date of issuance of such Shares.  Subscriptions will be made in U.S. dollars only.  Shares sold directly to investors via Subscription Agreements will be issued at the then current NAV per Share on the applicable date of issuance and the Trust may issue fractional Shares upon the determination of the NAV per Share on the applicable date of issuance.
Any net proceeds received with respect to the sale of Shares shall be used to purchase Bitcoin and/or T-Bills, as applicable, in proportions consistent with the allocation of the Bitcoin Holdings and the Treasury and Cash Holdings of the Trust as of such date of issuance.  In the event that the Trust has no assets at the time of the sale of the initial Shares under the Registration Statement, then any net proceeds received in connection with the offer and sale of such initial Shares shall be used to purchase Bitcoin and/or T-Bills, as applicable, in proportions consistent with the weighting of the Bitcoin Component and the Treasury Component of the Index as of the date of such sale.  The Sponsor and the applicable Service Providers shall use commercially reasonable efforts to effect such purchases on such issuance date, provided that if any such purchases are unable to be made on such date, such purchases shall be made as soon as practicable thereafter.
Under certain circumstances, the issuance of additional Shares by the Trust may affect the trading price of previously issued Shares.  See "Risk Factors" below.
Shares previously issued under the private placement prior to the effective date of the registration statement of which this prospectus is a part, are either (i) recorded in the books and records of the Trust by the Administrator, who will also act as a transfer agent for the Shares, or (ii) registered in a book entry system and held in the name of "Cede & Co." at the facilities of the Depository Trust Company ("DTC"), as applicable.  Shares issued will be held in electronic format through a book entry system.

Shares issued on or after the effective date of the registration statement of which this prospectus is a part will be registered in a book entry system and held in the name of "Cede & Co." at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares.  Shareholders may hold their Shares through DTC if they are direct participants in DTC ("DTC Participants") or indirectly through entities (such as broker-dealers) that are DTC Participants.
See "Book-Entry-Only Shares" below for more details.
The Shares are expected to be listed on NYSE Arca, Inc. and trade under the ticker symbol "BXT".
Trust Authorization
The Trust will be authorized to (1) issue Shares for U.S. dollars (i) upon receiving an executed Subscription Agreement from a prospective investor and that prospective investor completing the subscription procedures as set forth under "Procedures for Becoming a Shareholder", or (ii) through such other means as the Sponsor shall determine, including but not limited to through underwriters, placement agents or distributors (each, a "Share Placement"), (2) purchase Bitcoin and/or T-Bills, from net proceeds received in connection with the issuance of Shares, (3) pay the Sponsor's Fee and any Additional Trust Expenses in U.S. dollars and sell T-Bills and/or Bitcoin as may be necessary to pay the Sponsor's Fee and any Additional Trust Expenses, (4) rebalance (which may including buying and/or selling Bitcoin and/or T-Bills) the Trust's holdings in Bitcoin and T-Bills on a monthly basis in order to closely replicate the Index, (5) redeem Shares for U.S. dollars (and therefore sell Bitcoin and T-Bills as necessary) upon receiving a redemption request from a Shareholder, (6) cause the Sponsor to sell Bitcoin and T-Bills upon the termination of the Trust and to distribute the proceeds of such sales pro rata to the Shareholders after payment of all outstanding fees and expenses of the Trust and (7) engage in activities that are necessary to accomplish the foregoing activities or are incidental thereto or connected therewith.  The Trust is passive and is not actively managed like a corporation or an active investment vehicle.
The Patented Methods and Trademarks
Wilshire Phoenix, LLC has filed patent application(s) with the United States Patent and Trademark office with respect to certain characteristics of the Trust and the Shares and all rights related to the foregoing pending patent remain those of Wilshire Phoenix, LLC.  United States Bitcoin, United States Bitcoin and Treasury Investment Trust, Bitcoin Treasury Index and BTI are all trademarks of Wilshire Phoenix, LLC.
Trust Expenses
Except for transaction costs associated with the rebalancing of the Trust's portfolio, the Trust's only ordinary recurring expense is expected to be the Sponsor's Fee (as defined below).
The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.  The Sponsor's Fee will be determined by the Administrator by applying an annual rate of [   ] basis points ([   ]%) to the Trust's NAV (the "Sponsor's Fee").  The Administrator will make its determination regarding the Sponsor's Fee in respect of each Rebalance Date by reference to the Trust's NAV as of the related Determination Date (as defined below).  The Sponsor's Fee will be payable in U.S. dollars and will be deducted on a monthly basis in advance as of each Rebalance Date from the amounts on deposit in the Cash and Treasury Account.  The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.
As consideration for the Sponsor's receipt of the Sponsor's Fee, the following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Bitcoin Custodian Fee, the Cash and Treasury Custodian Fee, the Transfer Agent Fee, the Trustee Fee, the Index Calculation Agent Fee, the Partnership Representative Fee, applicable license fees and the Trust's audit fees (including any fees and expenses associated with tax preparation) (the "Sponsor-paid Expenses").
The Trust will be responsible for any fees and expenses associated with the Trust's monthly rebalancing between Bitcoin and T-Bills.  These fees and expenses include, but may not be limited to, any commissions and/or exchange fees associated with the buying and selling of Bitcoin and fees and expenses associated with buying and selling T-Bills for the Trust, which shall be paid as Additional Trust Expenses.
The Trust may incur certain extraordinary, non-recurring expenses that are not contractually assumed by the Sponsor, including but not limited to taxes and governmental charges, the Trust's regulatory fees and expenses (including any filings applications or licenses), any fees and expenses associated with the Trust's monthly rebalancing between Bitcoin and T-Bills, printing and mailing costs, costs of maintaining the Trust's website, fees and expenses of redemptions, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification obligations of the Trust and extraordinary legal fees and expenses of the Sponsor, any Service Provider and the Trust.  See "Expenses – Additional Trust Expenses" below.

The Administrator will direct the Cash and Treasury Custodian to withdraw from the Cash Account on each Rebalance Date, an amount of U.S. dollars sufficient to pay the Trust's fees and expenses provided for in the Trust Agreement, and pay such amount to the recipients thereof; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.
Assuming that the Trust is treated as a partnership for U.S. federal income tax purposes, each sale of Bitcoin to pay the Sponsor's Fee any Additional Trust Expenses, redemptions or any other expenses of the Trust that are then due and owing will be a taxable event for Shareholders. See "U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders."
Rebalancing of the Trust's Assets
On the last Business Day of each month (the "Rebalance Date"), following the calculation of the weighting of the components of the Index, the Trust shall rebalance the Trust's holdings in Bitcoin and T-Bills in order to closely replicate the Index.  In order to effect the monthly rebalancing, the Index Calculation Agent shall provide the Bitcoin Percentage Weight and the U.S. Treasury Percentage Weight as of the Determination Date to the Administrator and the Sponsor. Thereafter the Administrator shall make such determinations and calculations as of each Rebalance Date (taking into account amounts on deposit in the Cash Account as of such Rebalance Date and the amount of U.S. dollars necessary to, on such Rebalance Date, pay amounts due and payable by the Trust) to provide to the Sponsor (i) the amount of T-Bills to purchase or sell, and (ii) the amount of Bitcoin to purchase or sell.  "Bitcoin Percentage Weight" means the Index percentage allocation to the Bitcoin Component as of the related Determination Date.  "U.S. Treasury Percentage Weight" means one hundred percent (100%) minus the Bitcoin Percentage Weight as of the related Determination Date.
Based on the information provided by the Administrator, on each Rebalance Date, the Sponsor shall instruct the Bitcoin Custodian and the Cash and Treasury Custodian, respectively, to purchase and/or sell Bitcoin and/or T-Bills, as applicable.  The Sponsor may, in its discretion, instruct the Cash and Treasury Custodian to sell some or all of the Trust's T-Bills prior to the Rebalance Date in order to reduce operational inefficiency and complexity on a Rebalance Date. The Administrator shall, on the Rebalance Date, instruct the Cash and Treasury Custodian to pay amounts due and payable by the Trust as of the Determination Date; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.
The Sponsor may exercise discretion in connection with the amount of T-Bills and Bitcoin to purchase and/or sell on each Rebalance Date, based on market value fluctuations occurring between the Determination Date and the Rebalance Date, in order to have the assets of the Trust more closely replicate the Index on such Rebalance Date and shall have no liability in connection therewith so long as it has exercised such discretion in good faith. The Sponsor and the applicable Service Providers shall use commercially reasonable efforts to effect the purchases, sales and/or payments contemplated on the Rebalance Date, provided that if any such purchases, sales and/or payments are unable to be made on the Rebalance Date, such purchases, sales and/or payments shall be made as soon as practicable thereafter.

DESCRIPTION OF THE INDEX
General
The Bitcoin Treasury Index (the "BTI" or "Index") is based on a pairing of notional components and is not an investment product. The Index is calculated and published by Solactive AG (the "Index Calculation Agent").  The level of the Index is published on each Business Day at approximately 5:00 p.m. (New York time) and is available through various market data vendors, including without limitation Bloomberg LP and Thompson Reuters Company.
The Index has two components: (1) a notional component representing Bitcoin (the "Bitcoin Component") and (2) a notional component representing T-Bills (the "Treasury Component").
On a monthly basis, the Index rebalances its weighting of the Bitcoin Component and the Treasury Component utilizing a mathematically derived passive rules-based methodology. This methodology employs realized volatility of the Bitcoin Price utilizing a look-back period, among other parameters. At the end of each month, the Index Calculation Agent calculates the Index's new weights for the Bitcoin Component and the Treasury Component based off of the immediately preceding period's Bitcoin Price return data. The new percentage weight for the Bitcoin Component will generally be lower than the prior month if realized volatility is higher than during the previous calculation, and vice versa.  On a monthly basis, following the calculation of the weighting of the components of the Index, the Trust will rebalance its assets in order to closely replicate the Index.
Index Components
Bitcoin Component
The Bitcoin Component of the Index is a notional component representing Bitcoin.  Bitcoin is a digital asset that is based on an open source protocol.  Bitcoin is not issued by any government, bank or central organization, and instead exist on an online, peer-to-peer computer network known as the Bitcoin Network, that hosts a public transaction ledger where Bitcoin transfers are recorded (the "Bitcoin Blockchain").  The Bitcoin Network is accessed through software, and software governs Bitcoin's creation, movement and ownership.
Bitcoin has no physical existence beyond the record of transactions on the Bitcoin Blockchain.  The Bitcoin Blockchain is a public record of the creation, custody and flow of funds of Bitcoin, showing every transaction effected on the Blockchain among users' "digital wallets," where their Bitcoin is effectively stored.  Bitcoin may be sent or received through users' digital wallets by using public and private keys that are part of the Bitcoin Network's cryptographic security mechanism.
For more information about Bitcoin, see "Overview of Bitcoin" in this Prospectus.
Treasury Component
The Treasury Component of the Index is a notional component representing T-Bills.
U.S. Treasury securities are debt obligations issued by, and backed by, the full faith and credit of, the U.S. government.  U.S. Treasury securities are highly liquid, have low volatility, and generally come in three varieties based on maturity: (i) Treasury bills; (ii) Treasury notes; and (iii) Treasury bonds.
An investor holding T-Bills does not receive regular interest payments as with a coupon bond, but rather purchases a T-Bill at a discount to face value and receives the full face value at the time the T-Bill matures.  The interest rate earned on T-Bills is equal to the difference between the purchase price and maturity value, divided by the maturity value.  Similar to other debt securities, T-Bill prices fluctuate in value due to many factors, which may include macroeconomic conditions, monetary policy, and supply and demand.  Generally, T-Bills with longer maturity periods will pay a higher yield.
The CME CF Bitcoin Reference Rate
The Index Calculation Agent will calculate the Bitcoin Price based on the CME CF Bitcoin Reference Rate.  The CME CF Bitcoin Reference Rate is calculated and published based on trading data from certain constituent exchanges and is used as the reference rate for the Bitcoin futures contracts traded at CME.  For a more detailed discussion of the Bitcoin Reference Rate, see "Calculation of the Trust's NAV—The Bitcoin Price (i.e., the Bitcoin Reference Rate)."

Diversification Benefit and Positive Correlation
The Sponsor believes there is muted benefit of diversification solely within the cryptocurrency space. This is supported by the significant (> 0.5) correlations amongst the various cryptocurrencies over various timeframes and time periods. The Cryptocurrency Correlation Matrix below shows the recent 1-year correlations amongst various cryptocurrencies (Bitcoin (BTC), Ethereum (ETH), Ripple XRP (XRP), Monero (XRM), Litecoin (LTC), and Bitcoin Cash (BCH) and certain ETF's of benchmark assets (the SPDR S&P 500 ETF (SPY), the iShares MSCI Emerging Markets ETF (EEM), the SPDR Gold Shares ETF (GLD), the iShares 1-3 Year Treasury Bond ETF (SHY), and the iShares 20+ Year Treasury Bond ETF (TLT)). However, the Sponsor believes that there are substantial diversifying benefits to Bitcoin, the most liquid and widely traded digital asset, which exhibits generally low to negative correlation with equities, rates, and commodity investments.  Moreover, holding a reasonable amount of the Shares may provide investors with diversification among more traditional asset classes.
Cryptocurrency Correlation Matrix – 1 Year

	BTC	ETH	XRP	XMR	LTC	BCH	SPY	EEM	GLD	SHY	TLT
BTC	100.0%	74.5%	69.6%	79.9%	80.2%	72.1%	6.6%	13.9%	-4.6%	-12.5%	-11.6%
ETH	74.5%	100.0%	72.4%	78.1%	81.6%	69.2%	8.4%	20.3%	3.3%	-9.0%	-11.1%
XRP	69.6%	72.4%	100.0%	66.4%	72.2%	60.9%	10.8%	22.9%	-3.0%	-6.3%	-8.7%
XMR	79.9%	78.1%	66.4%	100.0%	80.8%	74.2%	1.5%	11.6%	-5.3%	-14.8%	-17.0%
LTC	80.2%	81.6%	72.2%	80.8%	100.0%	71.0%	6.9%	19.5%	2.3%	-8.5%	-10.6%
BCH	72.1%	69.2%	60.9%	74.2%	71.0%	100.0%	0.4%	8.1%	-5.5%	-14.4%	-10.0%
SPY	6.6%	8.4%	10.8%	1.5%	6.9%	0.4%	100.0%	76.2%	-2.2%	-39.7%	-27.8%
EEM	13.9%	20.3%	22.9%	11.6%	19.5%	8.1%	76.2%	100.0%	24.4%	-32.0%	-21.1%
GLD	-4.6%	3.3%	-3.0%	-5.3%	2.3%	-5.5%	-2.2%	24.4%	100.0%	11.0%	16.4%
SHY	-12.5%	-9.0%	-6.3%	-14.8%	-8.5%	-14.4%	-39.7%	-32.0%	11.0%	100.0%	60.7%
TLT	-11.6%	-11.1%	-8.7%	-17.0%	-10.6%	-10.0%	-27.8%	-21.1%	16.4%	60.7%	100.0%

Data: From 12/29/2017 to 12/31/2018; Source: Kaiko and Bloomberg

Historical Volatility of Bitcoin
Since Bitcoin's creation in 2009, its price has exhibited high levels of volatility, especially compared to traditional asset classes. The initial years were exceptionally volatile due to Bitcoin's low adoption rate, difficulty of access, and low liquidity. However, even in recent years with much better global access and adoption, and rise in liquidity in both electronic exchanges and over-the-counter markets, the price of Bitcoin still quite often exhibits periods of high volatility.
The below charts the historical realized volatility of Bitcoin against the historical realized volatility of S&P 500 Index from 2010 to 2018.
Data: From 2010 to 2018; Source: CryptoCompare and Bloomberg

CALCULATION OF THE TRUST'S NAV
General
The Trust will have no assets other than (a) Bitcoin and (b) T-Bills. The Trust will also hold U.S. dollars for short periods of time in connection with (i) the purchase, sale and/or maturity of T-Bills, (ii) the purchase and sale of Bitcoin, and (iii) the payment of redemptions, if any, and fees and expenses of the Trust.
The Trust's Bitcoin and T-Bills are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles ("GAAP").  The Trust's NAV will be determined by the Administrator, on a GAAP basis, on each Business Day at 4:00 p.m., (New York time) or as soon thereafter as practicable.
In addition, in order to provide updated information relating to the Trust for use by investors and market professionals, the Exchange will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day's closing per share NAV of the Trust as a base and updating that value throughout the trading day to reflect changes in the value of the assets of the Trust.
The indicative fund value share basis disseminated during the Exchange core trading session hours should not be viewed as an actual real-time update of the NAV, because per share NAV is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust's investments. The indicative fund value will be disseminated on a per share basis every 15 seconds during regular the Exchange core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The Exchange will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the Exchange's website and will be available through on-line information services such as Bloomberg and Reuters.
Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of the Trust's shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Trust and the indicative fund value. If the market price of the Trust's shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the indicative fund value, a market professional could buy the Trust's shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the indicative fund value and thus can be beneficial to all market participants.
The Trust's NAV shall be equal to the sum of the value of the Bitcoin held by the Trust (the "Bitcoin Holdings") and the value of the T-Bills and U.S. dollars held by the Trust (the "Treasury and Cash Holdings"), less the expenses and liabilities of the Trust.  The NAV per Share, which is calculated by the Administrator on each Business Day, is equal to the Trust's NAV divided by the number of outstanding Shares.
In accordance with the Trust's valuation policy and procedures, the Administrator will determine the price of the Trust's Bitcoin by reference to the Bitcoin Reference Rate, which is published between 4:00 p.m. and 4:30 p.m. (London time) on every day of the year, including weekends.
Similarly, the Administrator will determine the fair value of T-Bills based on the price of each T-Bill held by the Trust plus any cash, which will be held in U.S. dollars, as of 4:00 p.m. (New York time) or as soon thereafter as practicable, on each Business Day.
The Trust's investment objective is for the Shares to closely reflect the Index less the Trust's liabilities and expenses.  Accordingly, the Trust's NAV and NAV per Share are tracked, in part, by reference to the Bitcoin Reference Rate.
Under certain special circumstances, which are described in detail below under "Description of the Shares—Suspension Events", the Trust can temporarily suspend or restrict the determination of NAV.
The Bitcoin Price (i.e., the Bitcoin Reference Rate)
When valuing the Bitcoin held by the Trust, the Administrator will utilize the CME CF BRR, but in no event will the Trust be trading in futures.  See "Valuation of the Trust's Bitcoin." The Sponsor may use a different Bitcoin Reference Rate if it determines in its sole discretion that such a change is in the best interest of the Trust.

The CME CF BRR was created to facilitate financial products based on Bitcoin. It serves as a once-a-day reference rate of the U.S. dollar price of Bitcoin (USD/BTC).  The CME CF BRR is the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the CME and serves as a reference rate in the settlement of financial derivatives based on the price of Bitcoin.  The CME CF BRR may also serve as a reference rate in the net asset value calculation of exchange traded products.
The CME CF BRR, which has been calculated and published since November 2016, aggregates the trade flow of several Bitcoin spot exchanges, during a calculation window into the U.S. dollar price of one Bitcoin as of 4:00 p.m. London time. Specifically, the CME CF BRR is calculated based on the "Relevant Transactions" (as defined below) of all of its constituent trading platforms, which are currently Bitstamp, Coinbase Pro, itBit and Kraken (the "Constituent Platforms"), as follows:1
1.	All Relevant Transactions are added to a joint list, recording the trade price and size for each transaction.
2.	The list is partitioned into a number of equally-sized time intervals.
3.
For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e. across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

4.	The CME CF BRR is then determined by the equally-weighted average of the volume-weighted medians of all partitions.
The CME CF BRR does not include any futures prices in its methodology. A "Relevant Transaction" is any "cryptocurrency versus legal tender spot trade that occurs during the TWAP Period" on a Constituent Platform in the BTC/USD pair that is reported and disseminated by the calculation agent for the CME CF BRR (the "Calculation Agent").  Formally, the CME CF BRR Methodology is represented below2:
Symbol	Name	Description
	Effective Time	Time at which the BRR is calculated
	TWAP Period Length	Length of the Time Weighted Average Price (TWAP) period for which trade data is observed (60 minutes)
	Partition Length	Length of each partition (5 minutes)
	Partition Trade	price/size trade pair in partition
	Partition Trade Price	trade price in partition
	Partition Trade Size	trade size in partition
	Number of Partitions	number of partitions – given by
	Partition Number	partition
	Weighted Median	Size-weighted median for the partition
	Bitcoin Reference Rate	at time

Figure 1: Calculation used to determine the CME CF BRR

$$WM_k = p_j \text{ where } x_j \text{ satisfies } \sum_{i=1}^{j-1} s_i < \frac{\sum_{i=1}^{I_k} s_i}{2} \text{ and } \sum_{i=j+1}^{I_k} s_i \leq \frac{\sum_{i=1}^{I_k} s_i}{2}$$

$$\text{If } \sum_{i=j+1}^{I_k} s_i = \frac{\sum_{i=1}^{I_k} s_i}{2} \text{ then } WM_k = \frac{p_j + p_{j+1}}{2} \tag{1}$$

$$BRR_T = \frac{\sum_{k=1}^{K} WM_k}{K}$$

 is thus calculated as the price () of the trade where the trade is the trade that lies at 50% of the cumulative size for the partition .  is calculated for each partition in and the is found to be the mean of all the partitions.
CME GROUP MARKET DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST'S PRODUCTS. CME GROUP HAS NO OTHER CONNECTION TO THE TRUST'S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST'S PRODUCTS OR SERVICES. CME GROUP HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST'S PRODUCTS AND SERVICES. CME GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY MARKET DATA LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME GROUP AND THE TRUST.

[1]	For a description of the CME CF BRR methodology, see https://www.cmegroup.com/education/bitcoin/cme-cf-cryptocurrency-reference-rate-methodology.html#2-overview ("BRR Methodology").

See https://www.cmegroup.com/trading/files/bitcoin-white-paper.pdf.
[2]

VALUATION OF THE TRUST'S BITCOIN HOLDINGS

The Administrator will evaluate the Bitcoin held by the Trust and determine the Trust's Bitcoin Holdings in accordance with the relevant provisions of the Trust Documents.  The following is a description of the material terms of the Trust Documents as they relate to valuation of the Trust's Bitcoin and the Trust's Bitcoin Holdings calculations.
On each Business Day at 4:00 p.m., (New York time), or as soon thereafter as practicable (the "Evaluation Time"), the Administrator will evaluate the Bitcoin held by the Trust and calculate and publish the Trust's Bitcoin Holdings. To calculate the Trust's Bitcoin Holdings, the Administrator will:
1.	Determine the Bitcoin Price—see "Calculation of the Trust's NAV-- The Bitcoin Price (i.e., the Bitcoin Reference Rate)"; and
2.	Multiply the Bitcoin Price by the aggregate number of Bitcoin owned by the Trust as of the Evaluation Time on such day.
The determinations that the Administrator makes will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available to it. Neither the Sponsor nor the Administrator will be liable to the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor or the Administrator against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of their respective duties.

VALUATION OF THE TRUST'S TREASURY AND CASH HOLDINGS

The Administrator will evaluate the amount of T-Bills and U.S. dollars held by the Trust and determine the Trust's Treasury and Cash Holdings in accordance with the relevant provisions of the Trust Documents.  The following is a description of the material terms of the Trust Documents as they relate to valuation of the Trust's T-Bills and U.S. dollars and the Trust's Treasury and Cash Holdings calculations.
On each Business Day at the Evaluation Time, the Administrator will evaluate the T-Bills and U.S. dollars held by the Trust and calculate and publish the Trust's Treasury and Cash Holdings.  To calculate the Trust's Treasury and Cash Holdings, the Administrator will:
1.	Determine the price of each T-Bill held by the Trust; and
2.	Add any U.S. dollars held by the Trust.
The determinations that the Administrator makes will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available to it. Neither the Sponsor nor the Administrator will be liable to the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor or the Administrator against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of their respective duties.

THE SPONSOR

Responsibilities of the Sponsor
The Sponsor coordinated and paid for the creation of the Trust. The Sponsor together with the Administrator, the Bitcoin Custodian, the Cash and Treasury Custodian, the Transfer Agent and their respective agents are generally responsible for the administration of the Trust under the provisions of their respective governing agreements. Some of the responsibilities of the Sponsor include (i) selecting the Trust's service providers and, from time to time, engaging additional, successor or replacement service providers, which shall also include negotiating each service provider agreement and related fees on behalf of the Trust, (ii) developing a distribution plan on behalf of the Trust on an initial and ongoing basis, (iii) based on the information provided by the Administrator, on each Rebalance Date, instructing the Bitcoin Custodian and the Cash and Treasury Custodian, respectively, to purchase and/or sell Bitcoin and/or T-Bills, as applicable, (iv) facilitating registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC, and (v) performing such other services as the Sponsor believes the Trust may require.  For a description of the book-entry process, please see "Book-Entry Only Shares" below.
The Sponsor's Fee
The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.  A portion of the Sponsor's Fee will be used by the Administrator to pay the Sponsor-paid Expenses. See "The Trust—Trust Expenses."
Policies and Procedures of the Sponsor
The Sponsor has implemented a disaster recovery plan, along with a subsequent business continuity plan, each aimed at protecting the assets of the Trust and the information provided to the Sponsor and ensuring continuity in the transition time occurring after a disruptive or catastrophic event.  Each of the disaster recovery plan and business continuity plan use the methodology and/or framework of the Committee of Sponsoring Organizations (COSO).
The Sponsor is subject to an Anti-Money Laundering Program (the "AML Program"), effective as of August 31, 2018. This AML Program requires the Sponsor to complete a comprehensive money laundering risk assessment to identify and analyze specific risk categories. The AML Program also requires the Sponsor to perform certain customer identification, due diligence and transaction reporting procedures.  The AML Program also requires the Sponsor to abide by certain recordkeeping requirements and share certain information with government agencies and other financial institutions.
Conflicts of Interest
The Sponsor may allocate its resources among different clients and potential future business ventures to which the Sponsor may owe fiduciary duties. Additionally, the professional staff of the Sponsor may also service other affiliates of the Sponsor and its respective clients. By purchasing the Shares, each Shareholder agrees that (i) the Sponsor and its professional staff are not required to devote its or their respective time or resources exclusively to the management of the business and affairs of the Trust and may engage in other business interests and activities similar to or in addition to those relating to the activities to be performed for the Trust and (ii) the officers of the Sponsor may buy or sell Bitcoin and/or T-Bills for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust. In the event that the Sponsor, its partners, employees, associates and affiliates or any of them now or hereafter carry on activities competitive with those of the Trust or buy, sell or trade in assets and portfolio securities of the Trust or of other investment funds, none of them will be under any liability to the Trust or to the Shareholders for so acting. Every Shareholder, by virtue of having purchased or acquired a Share, will be deemed to have consented to such conflicts of interest.
Voluntary Withdrawal of Sponsor
The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days' prior written notice to all Shareholders and the Trustee. Following receipt of such notice, Shareholders holding Shares equal to at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Sponsor who shall carry on the business of the Trust.
Merger or Corporate Reorganization of Sponsor
To the fullest extent permitted by law, nothing in the Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor, the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law. The resulting, surviving or transferee entity shall, without any further act, be the successor Sponsor under the Trust Agreement and related documents.  Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal.

Executive Management of the Sponsor
Below are the biographies of each of the Partners of the Sponsor:
William Joseph Herrmann, 36, is the Founder and Managing Partner of Wilshire Phoenix. Mr. Herrmann began his career at BNY Mellon and served on several global teams throughout his 10+ year tenure, most recently as Vice President of Dealing and Trading. Mr. Herrmann led in the successful closing of 100+ diverse corporate banking transactions with a collective issuance amount exceeding $50 billion and managed a credit risk portfolio of over $10 billion. Mr. Herrmann completed undergraduate studies at Clarion University of Pennsylvania and graduate studies at New York University. In addition to his responsibilities at Wilshire Phoenix, Mr. Herrmann is the Director of New York for the Hedge Fund Association and proudly serves as a Member of the Board of Directors for the National Multiple Sclerosis Society.
William Cai, 39, is a Partner of Wilshire Phoenix. Before joining Wilshire Phoenix, Mr. Cai was a trader at J.P. Morgan for over 10 years, managing multi-billion-dollar risk books across asset classes in credit, equities, and most recently in commodity futures. He held a position of Executive Director and in addition to his trading responsibilities, managed teams, oversaw various projects, and had extensive experience with regulatory and legal issues in the financial space. He holds a Bachelor of Arts in Physics from Harvard University, and a Master of Science in Mathematics in Finance from New York University.
Garrette David Victory Furo, CAIA, 26, is a Partner of Wilshire Phoenix. Mr. Furo is an early adopter of digital assets and decentralization who specializes in financial products and financial technology related to blockchain technology. Mr. Furo has supported the public and private sector on related matters and his clients have included mature ventures, bulge-bracket banks and family offices. Previous to his tenure in the digital asset space, Mr. Furo was a neurobiology researcher at Columbia University Medical School where he investigated autism and neurodevelopment related to the GI system.  Mr. Furo holds a molecular biology and alternative investments dual degree from Hampshire College and is a recognized member of the Chartered Alternative Investment Analyst (CAIA) association.
Mason Stark, 48, is a Partner of Wilshire Phoenix and has more than 25 years of experience in the hedge fund industry and capital management. Mr. Stark began his career at Granite Capital as an Equities Analyst and Trader, before leaving as the Head of Granite's Trading in 2000 to join Ramius Capital Group (RCG). At RCG, Mr. Stark built the Hedged Equity group managing more than a billion of gross invested capital at its peak, and where he held a position of Managing Director. In 2010, Mr. Stark went on to found Ballast Capital, LP, with two other original members from RCG, and was successfully seeded by Investcorp. From Ballast, Mr. Stark went on to numerous consulting appointments, including Ambi Advisors and wealth management with The Healy Group. Mr. Stark is a graduate of Sarah Lawrence College with a B.A. in Economics and International Relations. Mr. Stark has also obtained the Series 7, 56, 63 and 65 Licenses.
Alexander Chang, 30, is a Partner of Wilshire Phoenix.  Before joining Wilshire Phoenix, Mr. Chang was employed at J.P. Morgan for 8 years. He most recently served as a Vice President at J.P. Morgan, during which time he structured both linear and non-linear equity as well as cross asset derivative transactions for a global institutional investor base. The underlying exposure merged a broad spectrum of proprietary quantitative strategies. While at J.P. Morgan, Mr. Chang also traded multiple sector pods on the high frequency electronic options market making desk.  Mr. Chang was a registered stockbroker and trader, holding Series 7, 55 and 63 registrations. Mr. Chang graduated from the Columbia University School of Engineering and Applied Sciences with a Bachelor of Science in Applied Mathematics.
Harlan Milkove, 35, is a Partner of Wilshire Phoenix. Mr. Milkove is a repeat VC-backed startup founder with experience as a product manager and chief technology officer. He has led initiatives across several ventures to launch flagship products by successfully leading numerous cross-functional teams. Mr. Milkove co-founded Reonomy, which is an industry-standard research platform used by commercial real estate lenders, developers, and investors. Reonomy has raised over $70 million from a number of prominent venture capital firms. In addition, he founded Foundational, a New York-based research firm that helps emerging companies refine their fundraising strategy.  Mr. Milkove was also a founding member of multiple firms in the blockchain, IoT and on-demand labor verticals. Mr. Milkove began his career at FactSet, whose equity research application is widely used by some of the world's top financial analysts. In addition, Mr. Milkove is the creator of the Traction Science startup development framework, as well as a practitioner of the Design Thinking and Lean Startup product development paradigms. Mr. Milkove graduated cum laude with a B.S. in Computer Science from Rensselaer Polytechnic Institute.
The Sponsor's resources may be allocated in the future to potential additional business ventures. Notwithstanding the foregoing, the Sponsor intends to devote, and to cause its officers, members and employees to devote, sufficient time and resources to properly manage the Trust in accordance with their respective duties to the Trust under the Trust Agreement.
It is possible that the officers of the Sponsor may trade Bitcoin and/or T-Bills for their own personal trading accounts during the existence of the Trust.  No Shareholders shall be entitled to review or have access to the trading records of the officers of the Sponsor.

THE TRUSTEE

General
Delaware Trust Company serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee is unaffiliated with the Sponsor.
Duties of the Trustee
The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA, and (iii) any other duties specifically allocated to the Delaware Trustee in the Trust Agreement.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in the Trust Agreement.
Liability of the Trustee
The Trustee shall not be liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement.    The Trustee will have no obligation to monitor or supervise the obligations of the Sponsor, Transfer Agent, Administrator, Bitcoin Custodian, Cash and Treasury Custodian or any other person.
Resignation of the Trustee
The Trustee is permitted to resign upon at least thirty (30) days' notice to the Trust and the Sponsor, however such resignation is not effective unless and until a successor trustee has been appointed by the Sponsor and has accepted its appointment as successor in writing. The Sponsor has the authority to remove the Trustee upon at least ten (10) days' notice.
Trustee's Fee
The Trustee will be compensated by the Trust, out of the Sponsor's Fee, for the Trustee's fees.  The Trustee will be indemnified by the Trust for any expenses it incurs that arise out of or are imposed upon or asserted at any time against it in connection with the execution or delivery of the Trust Agreement relating to or arising out of the creation, operation or termination of the Trust, or the performance of its obligations pursuant to the Trust Agreement or the transactions contemplated thereby, except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee; provided that any such indemnification will be recoverable only from the assets of the Trust.

THE TRANSFER AGENT

General

The Administrator will either act as transfer agent for the Shares or appoint an agent for such purpose, pursuant to the terms and provisions of the Administration Agreement and the Trust Agreement. As of the Initial Issuance Date, the Administrator will act as the Transfer Agent.
Duties of the Transfer Agent
The Transfer Agent records the ownership of the Shares on the books and records of the Trust and coordinates with DTC as necessary.  The Transfer Agent will (at the direction of the Administrator, if the Administrator is not the Transfer Agent) credit or debit the number of Shares owned by holders of record. The Transfer Agent will also (i) cooperate with the Trust's preparation of Shareholders' account statements (ii) cooperate with the Auditor's preparation of Shareholders' tax statements, and (iii) facilitate registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC.
Liability of the Transfer Agent
The Transfer Agent shall be entitled to the same rights and protections, and shall be governed by the same standard of care, as the Administrator.
Transfer Agent's Fee
The Transfer Agent will be compensated by the Trust, out of the Sponsor's Fee, for the Transfer Agent's fees.  The Transfer Agent will be indemnified by the Trust for any expenses it incurs relating to or arising out of the performance of its duties pursuant to the Trust Agreement and Administration Agreement, except to the extent that such expenses result from the Transfer Agent's fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance, or from the reckless disregard by it, of its obligations and duties under the Administration Agreement and the Trust Agreement.

THE ADMINISTRATOR

General
UMB Fund Services, Inc., will serve as the Administrator of the Trust pursuant to the terms and provisions of the Administration Agreement and the Trust Agreement.
Duties of the Administrator
The Administration Agreement establishes the rights and responsibilities of the Administrator and the Trust with respect to the administration, accounting and recordkeeping of the Trust.  The responsibilities of the Administrator will include duties and obligations set forth in the Administration Agreement in connection with (1) the issuance of Shares by the Trust (including, without limitation, establishing and maintaining an account into which prospective investors will deposit, in U.S. Dollars, the amounts associated with their subscriptions (the "Subscription Account")), (2) redemptions of the Shares pursuant to Redemption Orders received by the Administrator, (3) the Trust's payment of fees and expenses on the Initial Issuance Date and each Rebalance Date, (4) calculations and determinations for the monthly rebalancing of the Trust's holdings in Bitcoin and T-Bills on each Rebalance Date, (5) evaluating the Bitcoin Holdings and Treasury and Cash Holdings, determining the Trust's NAV and the NAV per Share and preparing daily and monthly reports, (6) maintaining books and records on behalf of the Trust and (7) participating in the liquidation and distribution of the Trust's assets as necessary upon dissolution of the Trust, in each case, in accordance with the applicable terms and provisions of the Administration Agreement.
Liability of the Administrator
The Administrator will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the Administration Agreement relates, except for a loss resulting from the Administrator's fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under the Administration Agreement.
The Administrator will incur no liability for: (i) any action taken or omitted to be taken in accordance with or in reliance upon written or oral instructions, advice, data, documents or information (without investigation or verification) received by it from or on behalf of the Sponsor or an officer or representative of the Trust;  (ii) its reliance on the security valuations without investigation or verification provided by pricing services(s), the Trust or the Sponsor, (iii) any liability arising from the offer or sale of any Shares by the Trust in reliance on exemptions from registration under applicable state and federal securities laws in each state in which the Trust intends to offer and sell Shares, to the extent such liability is not caused by the Administrator breaching its duties and obligations under the Administration Agreement; or (iv) any action taken or omission by the Trust (without the involvement of the Administrator), the Sponsor or any past or current Service Provider other than the Administrator.
The Administrator will be excused from its obligation to perform any service or obligation required of it under the Administration Agreement for the duration that such performance is prevented by events beyond its reasonable control and shall not be liable for any default, damage, loss of data or documents, errors, delay or any other loss whatsoever caused thereby. Administrator will, however, take all commercially reasonable steps to (i) minimize service interruptions for any period that such interruption continues beyond its reasonable control and (ii) remedy such event and resume operations and performance of its obligations under the Administration Agreement as promptly as practicable under the circumstances.  In no event will the Administrator be liable for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of the Administration Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.
Termination of the Administration Agreement
The Administration Agreement shall continue in effect for an eighteen (18) month period beginning on the date of the Administration Agreement unless terminated pursuant to the Administration Agreement.  Thereafter, if not terminated as provided therein, the Administration Agreement shall continue automatically in effect for successive annual periods.
The Administration Agreement may be terminated without penalty (i) by the Administrator upon not less than ninety (90) days' written notice to the Trust prior to the end of any term (which notice may be waived by the Trust), or (ii) by the Trust (a) after discovery of a material breach of the Administration Agreement and the Administrator's failure to cure such material breach within thirty (30) days after receipt of written notice of such material breach, or (b) upon not less than sixty (60) days' written notice to the Administrator prior to the end of any term (which notice may be waived by the Administrator).  Upon the termination of the Administration Agreement or the liquidation of the Trust, the Administrator shall deliver the records of the Trust in the form maintained by the Administrator (to the extent permitted by applicable license agreements) to the Sponsor or person(s) designated by the Sponsor at the Trust's cost and expense.
Administrator's Fee and Indemnity
The Administrator will be compensated by the Trust, out of the Sponsor's Fee, for the Administrator's fees.
The Administrator will be indemnified by the Trust for any expenses it incurs relating to or arising out of the performance of its duties pursuant to the Trust Agreement and Administration Agreement, except to the extent that such expenses result from the Administrator's fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance, or from the reckless disregard by it, of its obligations and duties under the Administration Agreement and the Trust Agreement. The Administration Agreement is governed by the laws of the state of Delaware.

THE BITCOIN CUSTODIAN

General
Coinbase Custody Trust Company, LLC will serve as the Trust's Bitcoin custodian (in such capacity, the "Bitcoin Custodian") under and pursuant to the terms and provisions of the agreement between the Trust and the Bitcoin Custodian (the "Bitcoin Custody Agreement"). Pursuant to the Bitcoin Custody Agreement, the Bitcoin Custodian provides digital currency storage technology and custodial services for the Trust's Bitcoin.  The Bitcoin Custodian serves as a fiduciary and custodian on the Trust's behalf, and the Bitcoin in the Trust's account are considered fiduciary assets that remain the Trust's property at all times. Pursuant to a separate agreement between Coinbase, Inc. and the Trust (the "Bitcoin Prime Agreement"), Coinbase, Inc. provides the Trust with access to a digital currency trading platform (the "Market Platform") on which the Trust will maintain an account (the "Market Account") through which the Trust may place orders to buy or sell Bitcoin and U.S. dollars.  As part of the Market Account, the Trust will maintain a digital currency wallet on the Coinbase, Inc. platform that will hold Bitcoin (the "Digital Wallet") and a fiat currency wallet that will hold U.S. dollars (the "Fiat Wallet"), each in the name of the Trust.
Duties of the Bitcoin Custodian and Coinbase, Inc.
The Bitcoin Custodian will maintain a secured and segregated custody account (the "Bitcoin Custody Account").  Under the Bitcoin Custody Agreement, the Bitcoin Custodian will be responsible for keeping the private keys in offline storage. The Bitcoin Custodian will custody the Bitcoin held in the Bitcoin Custody Account in accordance with the terms of the Bitcoin Custody Agreement.  From time to time, in connection with the purchase or sale of Bitcoin by the Trust, the Trust may hold cash in the Fiat Wallet.  From time to time, in connection with the sale of Bitcoin by the Trust, the Bitcoin Custodian may transfer Bitcoin from the Bitcoin Custody Account into the Digital Wallet. At the direction of the Trust, the Bitcoin not held in the Digital Wallet will be stored in the Bitcoin Custody Account on behalf of the Trust.
It is expected that the Bitcoin Custodian will utilize certain security procedures such as passwords, encryption, Internet connectivity, two-factor authentication process, multi-signature wallets or telephone call-backs in the administration and operation of the Trust's Bitcoin Custody Account.
The U.S. dollars held by the Trust in the Fiat Wallet will be held in an omnibus custodial account for the benefit of Coinbase, Inc.'s customers. Such account will be either an omnibus bank account insured by the FDIC or a trust account holding short-term U.S. treasuries.
Bitcoin Custodian's Fee
The Bitcoin Custodian will be compensated by the Trust, out of the Sponsor's Fee, for the Bitcoin Custodian's fees under the Bitcoin Custody Agreement.

THE CASH AND TREASURY CUSTODIAN

General
UMB Bank, N.A. will serve as the Trust's Cash and Treasury Custodian under the Trust Agreement and pursuant to the terms and provisions of the Cash and Treasury Custody Agreement.
Duties of the Cash and Treasury Custodian
Under the Cash and Treasury Custody Agreement, the Cash and Treasury Custodian will be responsible for administering and maintaining the Cash Account and the Cash and Treasury Account.  Under the Cash and Treasury Custodian Agreement, the Cash and Treasury Custodian will be responsible for administering and maintaining the Cash and Treasury Custodian Account in which the Cash and Treasury Custodian will hold T-Bills and U.S. dollars in the name of the Trust.  The Cash and Treasury Custodian will purchase and sell T-Bills pursuant to the instruction of the Trust.
Pursuant to the instruction of the Trust, the Cash and Treasury Custodian deposits U.S. dollars into the Cash and Treasury Account (i) for the purpose of buying T-Bills, or (ii) from amounts received on account of the sale or maturity of T-Bills. U.S. dollars maintained in the Cash and Treasury Account will be swept at the end of each Business Day into the Cash Account, which will be insured by the FDIC subject to applicable FDIC insurance limits.  The Cash and Treasury Custodian withdraws U.S. dollars from the Cash Account (i) at the instruction of the Administrator to pay certain fees and expenses of the Trust, or (ii) at the instruction of the Trust to (a) deposit cash into the Fiat Wallet for the purpose of buying Bitcoin, or (b) deposit cash into the Cash and Treasury Account for the purpose of buying T-Bills.
The Administrator will direct the Cash and Treasury Custodian to withdraw from the Cash Account on each Rebalance Date, an amount of U.S. dollars sufficient to pay the Trust's fees and expenses provided for in the Trust Agreement, and pay such amount to the recipients thereof; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.
Cash and Treasury Custodian's Fee
The Cash and Treasury Custodian will be compensated by the Trust, out of the Sponsor's Fee, for the Cash and Treasury Custodian's fees.  In addition, the Trust shall reimburse the Cash and Treasury Custodian for all reasonable and documented out-of-pocket expenses incurred by the Cash and Treasury Custodian in connection with the Cash and Treasury Custodian Agreement, but excluding salaries and usual overhead expenses and any expenses incurred as a result of the Cash and Treasury Custodian's or subcustodian's negligence, willful misconduct or fraud.
Security Interest and Lien
Under the Cash and Treasury Custodian Agreements, the Cash and Treasury Custodian will have a lien on, and security interest in, the assets maintained in the Cash Account and the Cash and Treasury Account in order to satisfy each obligation or liability owed to the Cash and Treasury Custodian.  The Cash and Treasury Custodian shall be entitled, with prior written notice to the Trust, to withhold delivery of any T-Bills or U.S. dollars, sell, set-off, or otherwise realize upon or dispose of any such T-Bills or U.S. dollars and to apply the money or other proceeds and any other monies credited to the Trust in satisfaction of such obligations and liabilities.
Standard of Care; Limitations of Liability under the Cash and Treasury Custodian Agreement
The Cash and Treasury Custodian must exercise due care in accordance with reasonable commercial standards in discharging its duties under the Cash and Treasury Custody Agreement.  The Cash and Treasury Custodian will be liable for any losses associated with the Cash and Treasury Custody Agreement to the extent such losses have been determined by a court or arbitrator of competent jurisdiction to have resulted from the Cash and Treasury Custodian's own negligence, willful misconduct or fraud.
Under the Cash and Treasury Custody Agreement, the Cash and Treasury Custodian is not liable to the Trust for any for special, indirect, consequential or punitive damages arising under or in connection with the Cash and Treasury Custody Agreement.
Under the Cash and Treasury Custodian Agreement, the Cash and Treasury Custodian shall not be liable for losses caused directly or indirectly by (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system outage or downtime or other equipment failure or malfunction caused by any computer virus or any other reason or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk (as defined in the Cash and Treasury Custodian Agreement), (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of cash, currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Cash and Treasury Custodian.

Indemnification of the Cash and Treasury Custodian by the Trust
Under the Cash and Treasury Custodian Agreement, the Trust agrees to indemnify and hold harmless the Cash and Treasury Custodian and its nominees from all losses, damages and expenses (including reasonable and documented attorneys' fees) suffered or incurred by the Cash and Treasury Custodian or its nominee caused by or arising from actions taken by the Cash and Treasury Custodian, its employees or agents in the performance of its duties and obligations under Cash and Treasury Custodian Agreement, including, but not limited to, any indemnification obligations undertaken by the Cash and Treasury Custodian under any relevant subcustodian agreement; provided, however, that such indemnity shall not apply to the extent such losses, damages and expenses are caused by, or results from, the negligence, willful misconduct or fraud of the Cash and Treasury Custodian or the subcustodian, as applicable, or the Cash and Treasury Custodian's material breach of the terms of the Cash and Treasury Custodian Agreement.
Termination of the Cash and Treasury Custodian Agreement
The Cash and Treasury Custodian may terminate the Cash and Treasury Custodian Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the Trust not less than ninety (90) days prior to the date upon which such termination shall take effect (unless such shorter period is consented to by the Trust).  The Trust may terminate the Cash and Treasury Custodian Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the Cash and Treasury Custodian not less than sixty (60) days prior to the date upon which such termination shall take effect (unless such shorter period is consented to by the Cash and Treasury Custodian).
Upon termination of the Cash and Treasury Custodian Agreement, the Cash and Treasury Custodian shall deliver, at the terminating party's expense, the T-Bills and U.S. dollars held by it under the Cash and Treasury Custodian Agreement to a successor custodian designated by the Trust or, if a successor custodian is not designated, then to the Trust or as otherwise designated by the Trust pursuant to its instructions.

CONFLICTS OF INTEREST

General
There are present and potential conflicts of interest in the Trust's structure and operation that you should consider before purchasing Shares, and the Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be reliant on the good faith of the respective parties resolve a conflict of interest equitably. Although the Sponsor expects to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to adequately resolve these conflicts, and the Trust, the NAV of the Shares and the market price of the Shares may be adversely affected.
Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.
The Sponsor
The Sponsor allocates its resources among different clients and potential future business ventures to which the Sponsor may owe fiduciary duties. Additionally, the professional staff of the Sponsor also services other affiliates of the Sponsor and its respective clients. Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Trust, the Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.
Proprietary Trading/Other Clients
The officers of the Sponsor may trade Bitcoin for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust.

DESCRIPTION OF THE SHARES

General
The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust.  The initial Shares sold under this prospectus (the "Initial Issuance Date") will be issued at [$  ] per Share and will be sold through underwriters, placement agents or distributors (a "Share Placement").
From time to time, at the direction and sole discretion of the Sponsor, the Trust may issue additional Shares in the future.  Additional Shares issued after the Initial Issuance Date will be sold through Share Placements unless the Sponsor, in its sole discretion, otherwise agrees to sell Shares directly to investors via Subscription Agreements.  Each new issuance of Shares will represent a fractional undivided beneficial interest in and ownership of the Trust.
In connection with the issuance of Shares by the Trust pursuant to Share Placements hereunder, the Administrator shall effect the issuance of Shares in accordance with the terms of such Share Placements.  Shares sold in a Share Placement will be issued at a price determined so that the net proceeds received by the Trust are at least equal to the most recently calculated NAV per Share immediately prior to, or upon, the determination of the pricing of such issuance pursuant to the applicable agreement between the Trust and the underwriter, placement agent or distributor, as applicable.
In connection with the issuance of Shares by the Trust directly to investors via Subscription Agreements, investors must execute the Trust's Subscription Agreement and deliver the Subscription Agreement, together with any documents required to be delivered pursuant to the Subscription Agreement, to the Administrator at least five (5) Business Days prior to the date of issuance of such Shares.  Monies associated with such subscription must be received at least two (2) Business Days prior to the date of issuance of such Shares.  Subscriptions will be made in U.S. dollars only.  Shares sold directly to investors via Subscription Agreements will be issued at the then current NAV per Share on the applicable date of issuance and the Trust may issue fractional Shares upon the determination of the NAV per Share on the applicable date of issuance.
Any net proceeds received with respect to the sale of Shares shall be used to purchase Bitcoin and/or T-Bills, as applicable, in proportions consistent with the allocation of the Bitcoin Holdings and the Treasury and Cash Holdings of the Trust as of such date of issuance.  In the event that the Trust has no assets at the time of the sale of the initial Shares under the Registration Statement, then any net proceeds received in connection with the offer and sale of such initial Shares shall be used to purchase Bitcoin and/or T-Bills, as applicable, in proportions consistent with the weighting of the Bitcoin Component and the Treasury Component of the Index as of the date of such sale.  The Sponsor and the applicable Service Providers shall use commercially reasonable efforts to effect such purchases on such issuance date, provided that if any such purchases are unable to be made on such date, such purchases shall be made as soon as practicable thereafter.
Shareholders may redeem Shares under certain conditions in accordance with the terms set forth under "Redemption of the Shares" below.
Shares previously issued under the private placement prior to the effective date of the registration statement of which this prospectus is a part, are either (i) recorded in the books and records of the Trust by the Administrator, who will also act as a transfer agent for the Shares, or (ii) registered in a book entry system and held in the name of "Cede & Co." at the facilities of the Depository Trust Company ("DTC"), as applicable.  Shares issued will be held in electronic format through a book entry system.
Shares issued on or after the effective date of the registration statement of which this prospectus is a part will be registered in a book entry system and held in the name of "Cede & Co." at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares.  Shareholders may hold their Shares through DTC if they are direct participants in DTC ("DTC Participants") or indirectly through entities (such as broker-dealers) that are DTC Participants.
The Shares are expected to be listed on NYSE Arca, Inc. and trade under the ticker symbol "BXT".
Private Offerings
The Trust may issue Shares in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Rule 506(c) thereunder from time to time prior to the effectiveness of the registration statement of which this prospectus is a part.

Distributions
Shareholders shall only be entitled to distributions in respect of their Shares upon either a redemption by such Shareholder or upon termination of the Trust.  All such distributions will be made to the applicable Shareholder(s) as of the applicable Record Date. "Record Date" means, with respect to (i) any distribution to Shareholders to be made pursuant to the Trust Agreement upon a redemption of Shares, the date that is two (2) Business Days prior to the applicable Redemption Date, (ii) any distribution to Shareholders to be made pursuant to the Trust Agreement upon termination of the Trust, the date that is two (2) Business Days prior to the date of such termination, or (iii) any vote of Shareholders pursuant to the Trust Agreement, the date established by the Sponsor or the Administrator, as applicable, for determining who is a Shareholder entitled to such voting right.  If the Trust is terminated, it will be liquidated under the Sponsor's direction (or in the event there is no Sponsor or the Sponsor is adjudicated bankrupt or insolvent, such person as the Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may propose and approve (the "Liquidating Trustee")).  If the Trust is terminated, The Sponsor or the Liquidating Trustee, as applicable, will cause any Bitcoin and T-Bills then held by the Trust to be liquidated in an orderly fashion. The proceeds of such liquidation, plus any other U.S. dollars held by the Cash and Treasury Custodian in the Cash Account, less (i) any amounts required to satisfy all outstanding liabilities of the Trust, and (ii) any amounts reserved for the payment of applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor and/or Trustee shall determine shall, on a pro rata basis, be distributed to the Shareholders. See "Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust".
Entitlements
The Trust is a Delaware statutory trust and not a corporation, and the Shares are different than shares of a corporation.  This means that Shareholders will not be entitled to certain statutory entitlements typically associated with being a shareholder of a corporation, such as an entitlement to dividends. Shareholders, however, shall be entitled to vote on specified matters relating to the Trust and Trust Agreement as more fully set forth in the Trust Agreement.  See "Description of the Shares—Voting and Consent Rights" below.
In addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least twenty-five percent (25%) of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.
Shareholders may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC.  Shareholders who have suffered losses in connection with the purchase or sale of their Shares may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.
Voting and Consent Rights
Under the Trust Agreement, Shareholders have limited voting rights with respect to the Trust. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal or the adjudication or admission of bankruptcy or insolvency of the Sponsor), or make any material change to the Trust's basic investment policies or the appointment of a liquidating trustee under the circumstances set forth in the Trust Agreement, requires the consent of Shareholders owning at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates).
Shareholder Indemnity
The Trust Agreement will provide that Shareholders indemnify the Trust for any harm suffered by it as a result of Shareholders' actions unrelated to the activities of the Trust.
Redemption of the Shares
Subject to the Minimum Redemption Size (as defined below), a Shareholder may redeem all or a portion of its Shares on the last Business Day of a calendar month (the "Redemption Date").  In order to redeem all or a portion of its Shares, a Shareholder must provide written notice to the Administrator with a copy to the Sponsor (a "Redemption Order").  A Redemption Order must be received by the Administrator no later than five (5) Business Day prior to the Redemption Date (the "Redemption Cut-Off").  A Redemption Order delivered by a Shareholder will be irrevocable unless otherwise agreed by the Sponsor.  The "Minimum Redemption Size" is [  ] Shares.

The Sponsor may cause the redemption of Shares of any Shareholder if the Sponsor determines, in its sole discretion, that in the event such Shares remain outstanding an adverse legal or regulatory consequence in respect of the Trust or Sponsor may occur.
In general, redemptions will be deemed to occur on a "first-in first-out" basis (FIFO) among Shares held by a particular Shareholder.
In general, and subject to the occurrence or continuation of a Suspension Event, the Trust shall use commercially reasonable efforts to pay amounts relating to the final redemption of Shares within five (5) Business Days after the applicable Redemption Date; provided that if the Trust is unable to sell assets as necessary in order to make such payment on the applicable Redemption Date, the Trust shall make such payment as soon as practicable thereafter. Shareholders as of the applicable Record Date will be entitled to receive their applicable redemption amount, which is the NAV of the Shares submitted for redemption, determined as of the Redemption Date.
The Administrator will calculate the applicable redemption amount and instruct the Cash and Treasury Custodian to pay from the Cash Account the applicable redemption amount, to each redeeming Shareholder; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.
Payment of a redemption amount to a Shareholder upon redemption will be made in U.S. dollars.
Suspension Events
Pursuant to the Trust Agreement, the Trust may suspend Redemption Orders, the payment of redemption proceeds or the determination of NAV in the case of any of the following events until such time as the event has passed (each, a "Suspension Event"):
(a)          when a redemption would result in a violation by the Trust or the Sponsor or any of its other respective affiliates of the securities laws of the United States or any other applicable jurisdiction or the rules of any national securities exchange, self-regulatory organization or regulatory agency applicable to the Trust, the Sponsor or its respective affiliates as evidenced by an opinion of counsel;
(b)          any exchange, dealer market, quotation system or other market on which a significant portion of the Trust's assets are regularly traded or quoted is closed (otherwise than for weekends or holidays) or trading thereon is generally suspended or limited;
(c)          the Bitcoin Network experiences delays or is suspended in a manner that affects the ability of the Trust to buy, sell or deliver Bitcoin to a third party;
(d)          the Sponsor has determined in good faith that the disposition of any asset of the Trust, or other transaction involving the sale, transfer or delivery of the Trust's assets is not reasonably practicable without being detrimental to the Trust or the interest of the remaining Shareholder;
(e)          any breakdown in the means of communication or publication normally employed in determining the Trust's NAV or the NAV per Share has occurred and is continuing, or the prices or values of the Trust's assets cannot reasonably be promptly and accurately ascertained for any reason;
(f)          any event has occurred and is continuing which may cause the dissolution of the Trust;
(g)          the Sponsor has otherwise determined, in good faith, with respect to the Trust or the Shares of the redeeming or remaining Shareholders, respectively, that the redemption by any Shareholder of its Shares (whether in whole or in part) would have a material adverse effect on the Trust or the Shares of the redeeming or remaining Shareholders, respectively, including, without limitation, the risk of potential re-classification of the Trust for U.S. federal income tax purposes; or
(h)          an event constituting force majeure which, in the good faith determination of the Sponsor, makes determination of NAV or redemption impossible or impracticable; provided that any determination of NAV or redemption so suspended shall be reinstated or processed as soon the force majeure event has resolved.

CUSTODY OF THE TRUST'S ASSETS

Custody of the Trust's Bitcoin
All Bitcoin exist and are stored on the Bitcoin Blockchain, the decentralized transaction ledger of the Bitcoin Network. The Bitcoin Blockchain records most transactions (including mining of new bitcoin) for all Bitcoin in existence, and in doing so verifies the location of each Bitcoin (or fraction thereof) in a particular digital wallet. The Trust's Bitcoin maintained in the Bitcoin Custody Account will be custodied by the Bitcoin Custodian. At the direction of the Trust, the Trust's Bitcoin that is not held in the Bitcoin Custody Account will be held in the digital currency wallet maintained by the Trust on the Coinbase, Inc. platform pursuant to the Bitcoin Prime Agreement (the "Digital Wallet").  Pursuant to the Bitcoin Prime Agreement, the Trust's Bitcoin are held in the Digital Wallet by the Trust.  Each Digital Wallet of the Trust may be accessed using its corresponding private key. The Sponsor expects that the Bitcoin Custodian's custodial operations will maintain custody of the private keys that have been deposited in cold storage at its various vaulting premises.
The Bitcoin Custodian will be the custodian of the Trust's private keys in accordance with the terms and provisions of the agreement between the Trust and the Bitcoin Custodian (the "Bitcoin Custody Agreement") and it is expected that the Bitcoin Custodian will utilize certain security procedures such as passwords, encryption of private keys, multi-factor authentication process, multi-signature wallets and telephone call-backs (together, the "Security Procedures") in the administration and operation of the Trust's Bitcoin Custody Account. The Bitcoin Custodian will segregate the Bitcoin stored on behalf of the Trust from any other assets it holds or holds for others.
If Bitcoin needs to be withdrawn from the Bitcoin Custody Account, the Bitcoin Custodian will ensure that the private keys to those Bitcoin sign the withdrawal transaction.  The Trust will buy and sell Bitcoin by placing an order to either buy or sell Bitcoin on the Market Platform (each, an "Order") or by placing an indication of interest through Coinbase, Inc.'s over-the-counter services ("OTC Services") (each, an "IOI").  Coinbase, Inc. will settle transactions resulting from a matched Order or IOI once Coinbase Inc.'s internal ledger is updated to reflect the transaction.
In order to enhance overall security of the Trust's Bitcoin, (1) any instructions with respect to the Trust's Bitcoin (whether adding to, reducing, or movement of, the Bitcoin held by the Trust), will utilize a two-factor authentication process, and (2) after each transaction all of the Trust's Bitcoin will be moved to a new public address maintained by the Bitcoin Custodian or Coinbase Inc., as applicable.
Coinbase procures fidelity (also known as crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity insurance coverage program provides coverage for the theft of funds held in hot or cold storage and provides a limit excess of $200,000,000. Coinbase's insurance coverage program is provided by a syndicate of industry-leading insurers that are highly rated by AM Best. It is important to note that Coinbase's insurance coverage program does not include coverage for the following: (1) loss of trade secrets or confidential information of any kind, except to the extent such confidential information is used to support or facilitate the commission of an act otherwise covered by Coinbase's insurance policy; or (2) loss resulting solely and directly from the network failure of a digital currency or digital asset cryptographic protocol.
 To the extent the value of the Trust's Bitcoin holdings exceeds the total insurance coverage provided by the Bitcoin Custodian's insurance coverage program, the Sponsor will use commercially reasonable efforts to procure additional insurance coverage with the goal of maintaining insurance coverage at a one-to-one ratio with the Trust's Bitcoin holdings such that for every dollar of Bitcoin held by the Trust there is an equal amount of insurance coverage.
Custody of the Trust's T-Bills and U.S. dollars
Under the Cash and Treasury Custody Agreement, the Cash and Treasury Custodian will be responsible for administering and maintaining the Cash Account and the Cash and Treasury Account.  Pursuant to the instruction of the Trust, the Cash and Treasury Custodian deposits U.S. dollars into the Cash and Treasury Account (i) for the purpose of buying T-Bills, or (ii) from amounts received on account of the sale or maturity of T-Bills. U.S. dollars deposited into the Cash and Treasury Account from the maturity or sale of T-Bills will be swept daily into a deposit account maintained at UMB Bank, N.A. (the "Cash Account"), which will be insured by the Federal Deposit Insurance Corporation ("FDIC") subject to applicable FDIC insurance limits.  The Cash and Treasury Custodian withdraws U.S. dollars from the Cash Account (i) at the instruction of the Administrator to pay certain fees and expenses of the Trust, or (ii) at the instruction of the Trust to (a) deposit cash into the Fiat Wallet for the purpose of buying Bitcoin, or (b) deposit cash into the Cash and Treasury Account for the purpose of buying T-Bills.

Under the Cash and Treasury Custodian Agreement, the Cash and Treasury Custodian will also be responsible for administering and maintaining the Cash and Treasury Custodian Account in which the Cash and Treasury Custodian will hold T-Bills and U.S. dollars in the name of the Trust.  The Cash and Treasury Custodian will purchase and sell T-Bills pursuant to the instruction of the Trust.  Any U.S. dollars held in the Cash and Treasury Custodian Account at the end of a Business Day will be deposited into the Cash Account.
The Administrator will direct the Cash and Treasury Custodian to withdraw from the Cash Account on each Rebalance Date, an amount of U.S. dollars sufficient to pay the Trust's fees and expenses provided for in the Trust Agreement, and pay such amount to the recipients thereof; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.
EXPENSES

Sponsor's Fee
Except for transaction costs associated with the rebalancing of the Trust's portfolio, the Trust's only ordinary recurring expense is expected to be the Sponsor's Fee.  The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.  The Sponsor's Fee will be determined by the Administrator by applying an annual rate of [   ] basis points ([    ]%) to the Trust's NAV.  The Administrator will make its determination regarding the Sponsor's Fee in respect of each Rebalance Date by reference to the Trust's NAV as of the related Determination Date. The Sponsor's Fee will be payable in U.S. dollars and will be deducted on a monthly basis in advance as of each Rebalance Date from the amounts on deposit in the Cash and Treasury Account.
To pay the Sponsor's Fee, the Cash and Treasury Custodian will withdraw from the cash on deposit in the Cash Account an amount of U.S. dollars equal to the Sponsor's Fee, determined as described above.  Any Sponsor-paid Expenses will be netted out of the Sponsor's Fee, and the Cash and Treasury Custodian will, pursuant to the instruction of the Administrator, directly pay the recipients of such amounts.  After netting such Sponsor-paid Expenses, the Administrator shall instruct the Cash and Treasury Custodian to pay the remaining amount of the Sponsor's Fee to the Sponsor.  The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.
Sponsor-Paid Expenses
The following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Bitcoin Custodian Fee, the Cash and Treasury Custodian Fee, the Transfer Agent Fee, the Trustee Fee, the Partnership Representative Fee, applicable license fees and the Trust's audit fees (including any fees and expenses associated with tax preparation) (the "Sponsor-paid Expenses").
Additional Trust Expenses
In certain circumstances, the Trust may be required to pay certain extraordinary, non-recurring expenses that are not contractually assumed by the Sponsor, including, but not limited to, taxes and governmental charges, the Trust's regulatory fees and expenses (including any filings applications or licenses), any fees and expenses associated with the Trust's monthly rebalancing between Bitcoin and T-Bills, printing and mailing costs, costs of maintaining the Trust's website, fees and expenses related to redemptions, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification obligations of the Trust and extraordinary legal fees and expenses of the Sponsor, any Service Provider and the Trust (collectively and together with the fees and expenses specified in the next sentence, "Additional Trust Expenses").
Disposition of Trust Assets
The Administrator will direct the Cash and Treasury Custodian to withdraw from the Cash Account on each Rebalance Date an amount of U.S. dollars sufficient to pay the Trust fees and expenses provided for in the Trust Agreement and pay such amount to the recipients thereof.  Assuming that the Trust is treated as a partnership for U.S. federal income tax purposes, the transfer or sale of T-Bills and/or Bitcoin to pay the Trust's expenses will be a taxable event for Shareholders. See "U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders."
Because the Trust's assets will decrease as a consequence of the payment of the Sponsor's Fee or the sale of the Trust's assets to pay the Sponsor's Fee and/or any Additional Trust Expenses (and the Trust may incur additional fees associated with selling Bitcoin or T-Bills), the Trust's Assets will decline, the number of Bitcoin and amount of T-Bills represented by a Share will decline at such time and the NAV per Share will also decrease.  Accordingly, the Shareholders will bear the cost of the Sponsor's Fee and any Additional Trust Expenses.
The Sponsor will also cause the sale of the Trust's assets if the Sponsor determines that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Bitcoin or T-Bills.

BOOK-ENTRY-ONLY SHARES
The Securities Depository; Book-Entry-Only System; Global Security
In accordance with the relevant provisions of the Trust Documents, the Trust's Shares will only be issued in book-entry-only form, so that individual certificates will not be issued for the Shares but rather one or more global certificates will evidence all of the Shares outstanding at any time.
As of the effective date of the registration statement of which this prospectus is a part, DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book- entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.
Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Transfer Agent on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Transfer Agent or the Sponsor individually.
Upon the settlement date of any creation or transfer of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created or transferred to the accounts of the appropriate DTC Participants. The Transfer Agent will designate the accounts to be credited and charged in the case of creation of Shares.
Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants).
Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.
Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of Shares will be made in accordance with standard securities industry practice.
DTC may decide to discontinue providing its service with respect to the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will act to terminate the Trust.
The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Shares by each person or entity known by the Trust to be the beneficial owner of more than five percent (5%) of the Trust's Shares, and all of the Trust's directors and executive officers as a group as of [__], 2019. All of the Trust's shareholders, including the shareholders listed in this table, are entitled to one vote for each Share held.
Name and address of beneficial owner(1)	Amount and nature of beneficial ownership	Percent of Voting of Shares
[_]	[_]	[_]%
All directors and officers as a group	[*]	[*]%

*  Indicates less than one percent (1%).
(1)
Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power with respect to securities. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all common shares shown as beneficially owned by him/her.

STATEMENTS, FILINGS AND REPORTS

Statements, Filings and Reports
At the end of each Business Day, the Administrator shall post to the below-referenced website (and send a copy via electronic mail to the Sponsor) a trust report detailing the following items: the Bitcoin Price, the value of the Bitcoin Holdings, the value of the Treasury and Cash Holdings, the Trust's NAV, the Trust's NAV per Share and such other information required to be posted pursuant to the requirements of the Exchange.
In addition, on the sixth (6th) day of each month, the Administrator shall post to the below-referenced website (and send a copy via electronic mail to the Sponsor) a monthly report detailing the following items: the Bitcoin Price, the value of the Bitcoin Holdings, the value of the Treasury and Cash Holdings, the Trust's NAV, the Trust's NAV per Share, the amount of Excess Cash received, the number of additional Shares issued, the amount of Subscriptions processed, the number of Shares redeemed, the amount of the Shares redeemed, and the amount of the fees and expenses of the Trust for such month.  In the event that the sixth (6th) day of any month is not a Business Day, then such monthly report shall be posted on the immediately following Business Day.
After the end of each fiscal year, the Trust will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the Exchange and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.
The Trust is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Trust may select. The Trust will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.
The accounts of the Trust will be audited, as required by law, by independent registered public accountants selected by the Sponsor. The accountants' report will be furnished by the Trust to Shareholders upon request.
The Trust will make elections, file tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.
The Administrator will maintain or cause to be maintained a website for Shareholders that will contain the reports and financial statements set forth above. The website will generally be updated as of each Business Day at approximately 7:00 p.m. (New York time).
Fiscal Year
The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST DOCUMENTS

Description of the Trust Agreement
The Trust Agreement will establish the authority of the Trust and the rights and duties of the Sponsor and the Trustee.
Duties of the Sponsor
The Sponsor's duties are defined and limited in scope by the express provisions of the Trust Agreement.  The Sponsor coordinated and paid for the creation of the Trust. The Sponsor together with the Administrator, the Bitcoin Custodian, the Cash and Treasury Custodian, the Transfer Agent and their respective agents are generally responsible for the administration of the Trust under the provisions of their respective governing agreements. Some of the responsibilities of the Sponsor include (i) selecting the Trust's service providers and, from time to time, engaging additional, successor or replacement service providers, , which shall also include negotiating each service provider agreement and related fees on behalf of the Trust, (ii) developing a distribution plan on behalf of the Trust on an initial and ongoing basis, (iii) based on the information provided by the Administrator, on each Rebalance Date, instructing the Bitcoin Custodian and the Cash and Treasury Custodian, respectively, to purchase and/or sell Bitcoin and/or T-Bills, as applicable, (iv) facilitating registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC, and (v) performing such other services as the Sponsor believes the Trust may require.
Liability of the Sponsor
The Sponsor will not be liable to the Trust or any Shareholder or other person for any action or omission taken or omitted to be taken in good faith or for errors in judgment, except to the extent such action or omission taken or such error in judgment constitutes willful misconduct, bad faith or gross negligence in the performance of its duties.
The Sponsor and its affiliates, and their respective members, managers, directors, officers, employees, agents and controlling persons, will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it and expense incurred by it arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust, including any costs and expenses incurred by the Sponsor in defending itself against any claim or liability in its capacity as Sponsor; provided that (i) such loss was not the direct result of gross negligence, bad faith or willful misconduct on the part of the Sponsor, and (ii) any such indemnification will be recoverable only from the assets of the Trust.  Any indemnifiable amounts payable to such indemnified person may be payable in advance or shall be secured by a lien on the Trust.
The Sponsor may undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders, and in each case, the legal expenses and costs of any such actions shall be deemed Additional Trust Expenses for which the Sponsor shall be entitled to be reimbursed by the Trust.
Insolvency of Sponsor
If the Sponsor is declared bankrupt or insolvent by a court of competent jurisdiction, then unless within ninety (90) days of such declaration, Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) agree in writing to continue the Trust and to select, effective as of the date of such declaration, one or more successor Sponsors, the Trustee shall terminate and liquidate the Trust and distribute its remaining assets.
The Trustee
The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act ("DSTA") that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA, and (iii) any other duties specifically allocated to the Delaware Trustee in the Trust Agreement.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in the Trust Agreement. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust.

Limitation on Trustee's Liability
The Trustee shall not be liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement.  The Trustee will have no obligation to monitor or supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Bitcoin Custodian, Cash and Treasury Custodian or any other person.  The Trustee may employ agents or attorneys and will not be liable for the default or misconduct of any such agents or attorneys if such agents or attorneys have been selected in good faith and with due care.
Indemnification of the Trustee
The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.
Resignation or Removal of Trustee
The Trustee is permitted to resign upon at least thirty (30) days' notice to the Trust and the Sponsor, however such resignation is not effective unless and until a successor trustee has accepted its appointment as successor in writing. The Sponsor has the authority to remove the Trustee upon at least ten (10) days' notice.  If the Trustee resigns and no successor trustee is appointed within forty-five (45) days after the Trustee notifies the Sponsor of its resignation, the Trustee may petition a court of competent jurisdiction to appoint a successor.
Amendments to the Trust Agreement
The Trust Agreement can be amended by the Sponsor without the Trustee's or the Shareholders' consent, provided that (i) no such amendment may be made if it would adversely affect the status of the Trust as a partnership for U.S. federal income tax purposes, (ii) any amendment that affects the duties, liabilities, rights or protections of the Trustee shall also require the Trustee's prior written consent, which it may grant or withhold in its sole discretion, (iii) any amendment that affects the duties, liabilities, rights or protections of the Administrator shall also require the Administrator's prior written consent, which it may grant or withhold in its sole discretion, and (iv) any amendment that appoints a new sponsor (upon the withdrawal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) or makes any material change to the Trust's basic investment policies, shall also require the consent of Shareholders owning at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates).
Termination of the Trust
The Trust will dissolve if any of the following events occur:
•	A U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its Bitcoin or seizes, impounds or otherwise restricts access to Trust assets;
•
The Trust is determined to be a "money service business" under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•
The Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services business, providers of prepaid or stored value or similar entities, or virtual currency businesses, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust's reasonable efforts to make a fair determination of the Bitcoin Price;
•	Any ongoing event exists that either prevents the Trust from converting, or makes impractical the Trust's reasonable efforts to convert Bitcoin to U.S. dollars;
•
Upon the withdrawal or the adjudication or admission of bankruptcy or insolvency of the Sponsor unless within ninety (90) days of such event, Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor sponsors;

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five (5) business days of their delisting;
•	The Trust becomes insolvent or bankrupt;
•	All of the Trust's assets are sold;
•	The Sponsor determines that the size of the assets of the Trust in relation to the expenses of the Trust make it unreasonable or imprudent to continue the Trust;
•
The SEC determines that the Trust is an investment company required to be registered under the Investment Company Act, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	The CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor has made the determination that dissolution of the Trust is advisable;
•
Sixty (60) days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•
The Sponsor elects to terminate the Trust after the Trustee, the Administrator, the Bitcoin Custodian or the Cash Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged, and accordingly the Sponsor has made the determination that dissolution of the Trust is advisable; or

•	The Sponsor, in its sole discretion, determines for any other reason to dissolve the Trust.
The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such Shareholder's Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust.
In respect of termination events that rely on the Sponsor determinations to terminate the Trust, the Sponsor may make any such determination in its sole discretion. To the extent that the Sponsor determines to continue operation of the Trust following a determination of a termination event, the Trust will be required to alter its operations to comply with the termination event.  In each such case and in the case of the Sponsor's determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor shall not be liable for its determination of whether to continue or to terminate the Trust.
If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor's direction (or in the event there is no Sponsor or the Sponsor is adjudicated bankrupt or insolvent, under the direction of such person as the Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may propose and approve (the "Liquidating Trustee")).  Any Liquidating Trustee that is appointed will have the same powers and limitations as applicable to the Sponsor, and the Liquidating Trustee will not have general liability for the acts, omissions, obligations and expenses of the Trust, as further discussed in the Trust Agreement. The Sponsor or the Liquidating Trustee, as applicable, on behalf of the Trust, will engage directly with either accessible Bitcoin exchanges or over-the-counter Bitcoin markets to seek to liquidate the Trust's Bitcoin as promptly as possible in an orderly fashion while seeking to maximize value. The proceeds of such liquidation, plus any other amounts held by or on behalf of the Trust, will be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including without limitation the Sponsor and the Service Providers, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust other than liabilities for distributions to Shareholders in respect of the Shares and (b) to the Shareholders pro rata. It is expected that the Sponsor would be subject to the same regulatory requirements as the Trust, and therefore, the markets available to the Sponsor will be the same markets available to the Trust.

Upon termination of the Trust, following completion of winding up of its business, the Trustee shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor and the Trustee shall each be discharged from all obligations under the Trust Agreement except for their respective obligations that expressly survive termination of the Trust Agreement.
Governing Law
The Trust Agreement and the rights of the Sponsor, Trustee, and Shareholders under the Trust Agreement are governed by the laws of the State of Delaware.
Description of the Cash and Treasury Custody Agreement
Overview
The Cash and Treasury Custody Agreement establishes the rights and responsibilities of the Cash and Treasury Custodian and the Trust with respect to the Trust's T-Bills and U.S. dollars that are held in the Cash Account or the Cash and Treasury Account.  The Cash Account and the Cash and Treasury Account are each administered and maintained by the Cash and Treasury Custodian on behalf of the Trust.  Under the Cash and Treasury Custodian Agreement, the Cash and Treasury Custodian will be responsible for administering and maintaining the Cash and Treasury Custodian Account in which the Cash and Treasury Custodian will hold T-Bills and U.S. dollars in the name of the Trust.  The Cash and Treasury Custodian will purchase and sell T-Bills pursuant to the instruction of the Trust.
Pursuant to the instruction of the Trust, the Cash and Treasury Custodian deposits U.S. dollars into the Cash and Treasury Account (i) for the purpose of buying T-Bills, or (ii) from amounts received on account of the sale or maturity of T-Bills. U.S. dollars maintained in the Cash and Treasury Account will be swept at the end of each Business Day into the Cash Account, which will be insured by the FDIC subject to applicable FDIC insurance limits.  The Cash and Treasury Custodian withdraws U.S. dollars from the Cash Account (i) at the instruction of the Administrator to pay certain fees and expenses of the Trust, or (ii) at the instruction of the Trust to (a) deposit cash into the Fiat Wallet for the purpose of buying Bitcoin, or (b) deposit cash into the Cash and Treasury Account for the purpose of buying T-Bills.
The Administrator will direct the Cash and Treasury Custodian to withdraw from the Cash Account on each Rebalance Date, an amount of U.S. dollars sufficient to pay the Trust's fees and expenses provided for in the Trust Agreement, and pay such amount to the recipients thereof; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.
For a general description of the Cash and Treasury Custodian's obligations, see "The Cash and Treasury Custodian—The Cash and Treasury Custodian's Role."
Record Keeping
The Cash and Treasury Custodian will maintain timely and accurate records relating to its activities under Cash and Treasury Custody Agreement as required by applicable law and in accordance with the Cash and Treasury Custodian's internal document retention policies.  All records maintained will be retained by the Cash and Treasury Custodian for such period as required by applicable law, but in no event for less than seven (7) years, after which retention of such records shall be at the Cash and Treasury Custodian's discretion.
Standard of Care; Limitations of Liability under the Cash and Treasury Custodian Agreement
The Cash and Treasury Custodian must exercise due care in accordance with reasonable commercial standards in discharging its duties under the Cash and Treasury Custody Agreement.  The Cash and Treasury Custodian will be liable for any losses associated with the Cash and Treasury Custody Agreement to the extent such losses have been determined by a court or arbitrator of competent jurisdiction to have resulted from the Cash and Treasury Custodian's own negligence, willful misconduct or fraud.
Under the Cash and Treasury Custody Agreement, the Cash and Treasury Custodian is not liable to the Trust for any for special, indirect, consequential or punitive damages arising under or in connection with the Cash and Treasury Custody Agreement.
Under the Cash and Treasury Custodian Agreement, the Cash and Treasury Custodian shall not be liable for losses caused directly or indirectly by (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system outage or downtime or other equipment failure or malfunction caused by any computer virus or any other reason or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk (as defined in the Cash and Treasury Custodian Agreement), (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of cash, currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Cash and Treasury Custodian.

Indemnity
Under the Cash and Treasury Custodian Agreement, the Trust agrees to indemnify and hold harmless the Cash and Treasury Custodian and its nominees from all losses, damages and expenses (including reasonable and documented attorneys' fees) suffered or incurred by the Cash and Treasury Custodian or its nominee caused by or arising from actions taken by the Cash and Treasury Custodian, its employees or agents in the performance of its duties and obligations under Cash and Treasury Custodian Agreement, including, but not limited to, any indemnification obligations undertaken by the Cash and Treasury Custodian under any relevant subcustodian agreement; provided, however, that such indemnity shall not apply to the extent such losses, damages and expenses are caused by, or results from, the negligence, willful misconduct or fraud of the Cash and Treasury Custodian or the subcustodian, as applicable, or the Cash and Treasury Custodian's material breach of the terms of the Cash and Treasury Custodian Agreement.
Fees and Expenses
The Cash and Treasury Custodian will be compensated by the Trust, out of the Sponsor's Fee, for the Cash and Treasury Custodian's Fee.  In addition, the Trust shall reimburse the Cash and Treasury Custodian for all reasonable and documented out-of-pocket expenses incurred by the Cash and Treasury Custodian in connection with the Cash and Treasury Custodian Agreement, but excluding salaries and usual overhead expenses and any expenses incurred as a result of the Cash and Treasury Custodian's or subcustodian's negligence, willful misconduct or fraud.
Security Interest and Lien
Under the Cash and Treasury Custodian Agreements, the Cash and Treasury Custodian will have a lien on, and security interest in, the assets maintained in the Cash Account and the Cash and Treasury Account in order to satisfy each obligation or liability owed to the Cash and Treasury Custodian.  The Cash and Treasury Custodian shall be entitled, with prior written notice to the Trust, to withhold delivery of any T-Bills or U.S. dollars, sell, set-off, or otherwise realize upon or dispose of any such T-Bills or U.S. dollars and to apply the money or other proceeds and any other monies credited to the Trust in satisfaction of such obligations and liabilities.
Termination of the Cash and Treasury Custodian Agreement
The Cash and Treasury Custodian may terminate the Cash and Treasury Custodian Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the Trust not less than ninety (90) days prior to the date upon which such termination shall take effect (unless such shorter period is consented to by the Trust).  The Trust may terminate the Cash and Treasury Custodian Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the Cash and Treasury Custodian not less than sixty (60) days prior to the date upon which such termination shall take effect (unless such shorter period is consented to by the Cash and Treasury Custodian).
Upon termination of the Cash and Treasury Custodian Agreement, the Cash and Treasury Custodian shall deliver, at the terminating party's expense, the T-Bills and U.S. dollars held by it under the Cash and Treasury Custodian Agreement to a successor custodian designated by the Trust or, if a successor custodian is not designated, then to the Trust or as otherwise designated by the Trust pursuant to its instructions.
Governing Law
The Cash and Treasury Custodian Agreement is governed by Delaware law.
Description of the Administration Agreement
Role of the Administrator
The Administration Agreement establishes the rights and responsibilities of the Administrator and the Trust with respect to the administration, accounting and recordkeeping of the Trust.  The responsibilities of the Administrator will include duties and obligations set forth in the Administration Agreement in connection with (1) the issuance of Shares by the Trust (including, without limitation, establishing and maintaining an account into which prospective investors will deposit, in U.S. Dollars, the amounts associated with their subscriptions (the "Subscription Account")), (2) redemptions of the Shares pursuant to Redemption Orders received by the Administrator, (3) the Trust's payment of fees and expenses on the Initial Issuance Date and each Rebalance Date, (4) calculations and determinations for the monthly rebalancing of the Trust's holdings in Bitcoin and T-Bills on each Rebalance Date, (5) evaluating the Bitcoin Holdings and Treasury and Cash Holdings, determining the Trust's NAV and the NAV per Share and preparing daily and monthly reports, (6) maintaining books and records on behalf of the Trust and (7) participating in the liquidation and distribution of the Trust's assets as necessary upon dissolution of the Trust, in each case, in accordance with the applicable terms and provisions of the Administration Agreement.

Liability of the Administrator
The Administrator will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the Administration Agreement relates, except for a loss resulting from the Administrator's fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under the Administration Agreement.
The Administrator will incur no liability for: (i) any action taken or omitted to be taken in accordance with or in reliance upon written or oral instructions, advice, data, documents or information (without investigation or verification) received by it from or on behalf of the Sponsor or an officer or representative of the Trust;  (ii) its reliance on the security valuations without investigation or verification provided by pricing services(s), the Trust or the Sponsor, (iii) any liability arising from the offer or sale of any Shares by the Trust in reliance on exemptions from registration under applicable state and federal securities laws in each state in which the Trust intends to offer and sell Shares, to the extent such liability is not caused by the Administrator breaching its duties and obligations under the Administration Agreement; or (iv) any action taken or omission by the Trust (without the involvement of the Administrator), the Sponsor or any past or current Service Provider other than the Administrator.
The Administrator will be excused from its obligation to perform any service or obligation required of it under the Administration Agreement for the duration that such performance is prevented by events beyond its reasonable control and shall not be liable for any default, damage, loss of data or documents, errors, delay or any other loss whatsoever caused thereby. Administrator will, however, take all commercially reasonable steps to (i) minimize service interruptions for any period that such interruption continues beyond its reasonable control and (ii) remedy such event and resume operations and performance of its obligations under the Administration Agreement as promptly as practicable under the circumstances.  In no event will the Administrator be liable for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of the Administration Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.
Termination of the Administration Agreement
The Administration Agreement shall continue in effect for an eighteen (18) month period beginning on the date of the Administration Agreement unless terminated pursuant to the Administration Agreement.  Thereafter, if not terminated as provided therein, the Administration Agreement shall continue automatically in effect for successive annual periods.
The Administration Agreement may be terminated without penalty (i) by the Administrator upon not less than ninety (90) days' written notice to the Trust prior to the end of any term (which notice may be waived by the Trust), or (ii) by the Trust (a) after discovery of a material breach of the Administration Agreement and the Administrator's failure to cure such material breach within thirty (30) days after receipt of written notice of such material breach, or (b) upon not less than thirty (60) days' written notice to the Administrator prior to the end of any term (which notice may be waived by the Administrator).  Upon the termination of the Administration Agreement or the liquidation of the Trust, the Administrator shall deliver the records of the Trust in the form maintained by the Administrator (to the extent permitted by applicable license agreements) to the Sponsor or person(s) designated by the Sponsor at the Trust's cost and expense.
Administrator's Fee and Indemnity
The Administrator will be compensated by the Trust, out of the Sponsor's Fee, for the Administrator's Fee.
The Administrator will be indemnified by the Trust for any expenses it incurs relating to or arising out of the performance of its duties pursuant to the Trust Agreement and Administration Agreement, except to the extent that such expenses result from the Administrator's fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance, or from the reckless disregard by it, of its obligations and duties under the Administration Agreement and the Trust Agreement. The Administration Agreement is governed by the laws of the state of Delaware.
Description of the Index License Agreement
Overview
The Trust will enter into an index license agreement (the "Index License Agreement") with the Index Calculation Agent governing the Trust's use of the Index.  The Index License Agreement establishes the rights and responsibilities of the Trust and the Index Calculation Agent with respect to the calculation and publication of the Index. The Index Calculation Agent may adjust the calculation methodology for the Index without notice to, or the consent of, the Trust or its Shareholders.  Under the Index License Agreement, the Trust will be required to pay to the Index Calculation Agent a monthly fee and a fee based on the Trust's NAV in consideration of its calculation of the Index and the performance of its other obligations under the Index License Agreement.

Standard of Care; Limitations of Liability under the Index License Agreement
The Index Calculation Agent is obligated to fulfill its obligations under the Index License Agreement with the care of a prudent businessman.  The Index Calculation Agent has unlimited liability for injury to life, body or health, and losses incurred by the Trust caused by intent. The Index Calculation Agent's liability for losses of the Trust caused by the Index Calculation Agent's gross negligence is limited to one hundred percent (100%) of the total amount already paid to the Index Calculation Agent, and the Index Calculation Agent's liability for losses of the Trust due to its simple negligence is limited to one hundred percent (100%) of the total amount paid to the Index Calculation Agent over the previous twelve (12) months (before the occurrence of the loss).
Under the Index License Agreement, neither the Index Calculation Agent nor the Trust is liable to the other for indirect or consequential damages. Further, the Index Calculation Agent is not liable for losses incurred owing to force majeure, war and natural occurrences or other events for which it is not responsible (e.g. strikes, lock-outs, disruption to transport, orders issued by domestic and foreign authorities not caused by culpable conduct) or disruptions to technical installations such as the IT system which have not been caused by culpable conduct of the Index Calculation Agent. Force majeure also includes computer viruses or attacks on IT systems by hackers provided that the Index Calculation Agent has taken suitable precautionary measures and did not act in a culpable manner in making the virus or hacker attack possible.  Under the Index License Agreement, the Index Calculation Agent will take commercially reasonable actions to remedy such force majeure events as promptly as practicable.
Indemnity
The Index License Agreement provides that the Trust will indemnify the Index Calculation Agent for any claims filed against the Index Calculation Agent with respect to the use of certain trademarks identified in the Index License Agreement to the extent that they are used by the Index Calculation Agent in accordance with the provisions of the Index License Agreement, and also for any direct claims asserted against the Index Calculation Agent alleging that the Index Calculation Agent's use of the Index name infringes or otherwise breaches any registered third party trademarks.  The Trust will also indemnify the Index Calculation Agent from any losses as a result of the acceptance, utilization and processing the data provided by the Trust used in compiling and calculating the Index, provided that such losses did not result from the gross negligence, fraud or willful misconduct of the Index Calculation Agent.  Finally, the Trust is obligated to indemnify the Index Calculation Agent for any losses incurred by the Index Calculation Agent in connection with the issuance, marketing, quoting, trading or advertising of any financial instruments issued by the Trust provided that such losses did not result from the gross negligence, fraud or willful misconduct of the Index Calculation Agent.
Fees and Expenses
The Trust will pay remuneration to the Index Calculation Agent for the calculation, maintenance and dissemination of the Index from the commencement of the calculation of the Index.  The Trust is required to pay any value-added, sales, goods and services or similar taxes that the Index Calculation Agent may be required to charge and remit pursuant to applicable law.
Termination of the Index License Agreement
The Index License Agreement may be terminated by the Trust or the Index Calculation Agent immediately for good cause, subject to the provision of prior written notice.  Good cause will be deemed present if a party breaches a material contractual obligation and does not cure such breach within ten (10) days after receipt of written notice of such breach.  The Index License Agreement may be terminated by the Trust or the Index Calculation Agent for any reason upon one hundred eighty (180) days' prior written notice after the two-year anniversary of the execution of the Index License Agreement.  Under the Index License Agreement, the Index Calculation Agent has a special termination right, which permits it to terminate the Index License Agreement in whole or in part with a notice period of ninety (90) calendar days if the costs in one calendar quarter to it for necessary use of the data of the stock exchanges in connection with the calculation of the Index increase to such an extent that they exceed the remuneration received by it during the same period under the Index License Agreement.
Governing Law
The Index License Agreement is governed by the laws of the Federal Republic of Germany.

Description of the Partnership Representative Agreement
Role of the Partnership Representative
[       ] (the "Partnership Representative") shall act as the partnership representative.  The Partnership Representative Services Agreement (the "Partnership Representative Agreement"), between the Trust and the Partnership Representative, establishes the rights and responsibilities of the Partnership Representative.  The Partnership Representative shall have the power and authority granted to it under sections 6221 through 6241 of the Internal Revenue Code (the "Code"), as amended by section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, and as further amended, together with any guidance issued thereunder or successor provision.
Liability of the Partnership Representative
The Partnership Representative shall not be liable to the Trust except for any loss resulting from the bad faith or willful misconduct of the Partnership Representative, as determined in a final judgment by a court of competent jurisdiction.  The Partnership Representative shall only be liable for actual damages incurred and shall not be liable for consequential, punitive or exemplary damages or for any claims by third parties.  The Partnership Representative shall not be liable for any action or omission pursuant to the direction of the Trust and shall not be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust.
Termination of the Partnership Representative Agreement
The Partnership Representative Agreement shall continue for one (1) year beginning on the date of the Partnership Representative Agreement. Thereafter, if not terminated as provided therein, the Partnership Representative Agreement shall continue automatically in effect for successive annual periods.
The Partnership Representative Agreement may be terminated by the Partnership Representative or the Trust upon not less than thirty (30) days' written notice prior to the end of any term.  Additionally, the Partnership Representative can immediately terminate the Partnership Representative Agreement upon written notice if it reasonably determines that the Trust has failed to comply with any of its obligations under the Partnership Representative Agreement, at which time the Partnership Representative shall no longer have any obligations to the Trust.
Partnership Representative's Fee and Indemnity
The Partnership Representative will be compensated by the Trust, out of the Sponsor's Fee, for the Partnership Representative's Fee.
The Trust indemnifies, defends and holds harmless the Partnership Representative, its affiliated companies, and all of such companies' current and former employees, agents, officers and managers, including the Designated Individual (as such term is defined in in Treasury Regulations section 301.6223-1(b)(3)) to the fullest extent permissible under Delaware law from any claim, action or proceeding arising from or related to the Partnership Representative Agreement or any services performed or omitted to have been performed by the Partnership Representative or the Designated Individual, except to the extent any loss, claim or damage is found in a final judgment by a court of competent jurisdiction to have resulted from the such indemnified persons bad faith or willful misconduct.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax consequences to the Shareholders.  This discussion is based upon the United States Internal Revenue Code of 1986, as in effect on the date hereof (the "Code") and the judicial decisions, Treasury Regulations and published revenue rulings and procedures in existence on the date hereof, all of which are subject to change, possibly with retroactive effect.  In the event of a change in applicable tax law, neither the Trust nor the Sponsor is under any obligation to update this discussion.
This summary discusses U.S. federal income tax consequences of an investment in the Trust by beneficial owners who are United States persons and beneficial owners who are not United States persons.  A United States person means an individual, citizen or resident of the U.S., a corporation created or organized under the laws of the U.S. or any state thereof or the District of Columbia, any estate (other than an estate the income from which, from sources outside the U.S. that is not effectively connected with a trade or business within the U.S., is not includible in its gross income for U.S. federal income tax purposes), or a trust if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.  A non-United States person means a person other than a United States person or a partnership.
This summary does not discuss all of the tax consequences that may be relevant to a particular investor or (unless otherwise indicated) to certain investors subject to special treatment under federal income tax laws, such as regulated investment companies, personal holding companies, brokers or dealers in securities, bank and certain other financial institutions, insurance companies, persons required to recognize income no later than when such income is reported on an "applicable financial statement" or trusts.  This summary only applies to beneficial owners who hold Shares as capital assets.  The tax consequences of an investment in the Trust may vary depending upon the particular circumstances of each prospective Shareholder.  Accordingly, each prospective Shareholder should consult his own tax advisers with respect to the effect of an investment in the Trust on his personal tax situation and, in particular, the state and local and non-U.S. tax consequences to him of an investment in the Trust.
If a partnership or other entity classified as a partnership for United States federal income tax purposes holds Shares, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, you are encouraged to consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of such Shares.
No assurance can be given that the Internal Revenue Service (the "IRS") (or other relevant taxing authority) or a court will agree with the tax consequences set forth below.  Prospective investors are advised to consult their own tax advisers as to the U.S. federal, state and local and the non-U.S. tax consequences of an investment in the Trust.
U.S. Federal Income Taxation of the Trust and Shareholders that are United States Persons
Treatment of the Trust as a Partnership for U.S. Federal Income Tax Purposes.  The Trust intends to be treated as a partnership for U.S. federal income tax purposes.  To this end, the Trust intends to take the position for U.S. federal income tax purposes that it is a business entity and that it intends to make, or has made, a protective election to be treated as a partnership for U.S. federal income tax purposes.  The Trust has been advised by its counsel, Seward & Kissel LLP, that as a partnership, the Trust will not be a taxable entity for U.S. federal income tax purposes.  Instead, each partner will be required to take into account for each fiscal year, for purposes of computing his own income tax, his proportionate share of the items of taxable income or loss allocated to him pursuant to the Trust Agreement, whether or not any income is paid out to him.  Such taxable income or loss will be required to be taken into account in the taxable year of the Shareholder in which the fiscal year of the Trust ends.
Under Section 7704 of the Code, a partnership that meets the definition of a "publicly traded partnership" may be taxable as a corporation.  It is expected that the Trust should not be treated as a "publicly traded partnership", including after the filing of the Registration Statement with the SEC.  Following the filing of the Registration Statement with the SEC, it is expected the Shares will be publicly traded.  In this case, the Trust would be taxed as a corporation only if less than ninety percent (90%) of its gross income for any taxable year consisted of "qualifying income", which term includes, among other things, interest and income from trading commodities, if commodities trading is a primary purpose of the partnership.  Bitcoin has been recognized as a commodity by the CFTC. Although the IRS has not published guidance on whether Bitcoin is a commodity for purposes of the qualifying income exception of Code Section 7704, it is reasonable to treat property that is a commodity for CFTC purposes as a commodity for publicly-traded partnership purposes.  Since the Trust will only hold Bitcoin, T-Bills and/or U.S. dollars, all of the income of the Trust should be "qualifying income", and that, accordingly, even if the Trust were considered to be publicly-traded, the Trust should still be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation.  If the Trust were taxed as a corporation, the Trust's taxable income would be subject to U.S. federal corporate income tax, which would significantly reduce the return that an investor would derive from the Trust.  The remainder of this discussion assumes that the Trust will be classified as a partnership for U.S. federal income tax purposes.

Under the Trust Agreement, the Trust will have the discretion to allocate specially an amount of the Trust's taxable income, gains or losses to a retiring Shareholder to the extent that the Shareholder's capital account differs from his U.S. federal income tax basis in his Shares.  There can be no assurance that the IRS would accept such a special allocation.  If the special allocation was successfully challenged by the IRS, the Trust's taxable income, gains or losses, as the case may be, allocable to the remaining Shareholders would be increased.
Limitations on the Deductibility of Losses and Expenses. The income, gains, losses and deductions of the Trust will not be from a "passive activity" within the meaning of Section 469 of Code, and therefore (i) the deduction by a Shareholder of his distributive share of the losses or deductions of the Trust will not be restricted under Code Section 469 and (ii) a Shareholder who is an individual will not be able to offset losses or deductions from "passive activities" against his share of income or gain of the Trust.
The Trust will be required each year to make the determination as to whether it will take the position for U.S. federal income tax purposes that it is (i) a trader in securities and commodities or, alternatively, (ii) an investor in securities and commodities.  This determination will be made separately each year based primarily on the level of the Trust's securities and commodities trading activities during the particular year.  Accordingly, the Trust's status as a trader or an investor may vary from year to year and is difficult to predict in advance.  If the Trust is characterized as a trader, each partner who is an individual may deduct his share of expenses of the Trust under Code Section 162 as a business expense.  Alternatively, if the Trust is characterized as an investor, the expenses of the Trust (including the Sponsor's Fee and any Additional Trust Expenses) would not deductible by an individual or trust for U.S. federal income tax purposes (including for purposes of computing the alternative minimum tax).  Expenses connected with the marketing and issuing of Shares are not deductible.
Treatment of Bitcoin as Property and not Currency for U.S. Federal Income Tax Purposes. Special U.S. federal income tax rules apply to gains and losses from the disposition of foreign currencies, from the disposition of debt securities denominated in a foreign currency, or from the disposition of certain foreign currency contracts, which are attributable to fluctuations in the value of the foreign currency between the date of acquisition and the date of disposition.  Under current interpretation of U.S. federal income tax law, these rules do not apply to Bitcoin and other virtual currencies.  Pursuant to the Notice, virtual currencies that are readily convertible into cash or other fiat currency are treated as property and not as foreign currency for U.S. federal income tax purposes.
U.S. Tax Exempt Shareholder Considerations.  The Trust does not anticipate utilizing leverage to finance the acquisition of its investments.  Accordingly, Shareholders that are exempt from U.S. federal income taxation and that do not incur indebtedness to acquire its Shares should not realize UBTI as a consequence of owning or disposing of Shares.
Tax Shelter Regulations.  The IRS has released final Treasury Regulations expanding previously existing information reporting, record maintenance and investor list maintenance requirements with respect to certain "tax shelter" transactions (the "Tax Shelter Regulations").  The Tax Shelter Regulations may potentially apply to a broad range of investments that would not typically be viewed as tax shelter transactions, including investments in investment partnerships.  Under the Tax Shelter Regulations, if the Trust engages in a "reportable transaction," the Trust and, under certain circumstances, its Shareholders may be required to (i) retain all records material to such "reportable transaction"; (ii) complete and file IRS Form 8886, "Reportable Transaction Disclosure Statement" as part of its U.S. federal income tax return for each year it participates in the "reportable transaction"; and (iii) send a copy of such form to the IRS Office of Tax Shelter Analysis at the time the first such tax return is filed.  The scope of the Tax Shelter Regulations may be affected by further IRS guidance.  Non-compliance with the Tax Shelter Regulations may involve significant penalties and other consequences.  Each investor should consult its own tax advisers as to its obligations under the Tax Shelter Regulations.
Tax Audits.  Under current partnership audit provisions of the Code, if it is determined that the Trust underreported income in a prior year (the "reviewed year"), the Trust would have the option either to (i) have the Trust itself pay any tax due in the "adjustment year" (generally, the year in which the adjustment becomes final) or (ii) issue statements to the Shareholders for the reviewed year, which statements would indicate each Shareholder's share of the adjustment.  The Sponsor will have the authority to make this determination on behalf of the Trust.  If the Trust chooses the first option, a Shareholder may bear the economic burden for taxes that accrued before such investor acquired shares in the Trust or in a different amount due to the Shareholders' varying interests in the Trust during the period to which such taxes related.  If the Trust chooses the second option, each Shareholder's tax for the taxable year which includes the date the statement was furnished would be increased by the adjustment amount, subject to various adjustments.  In either case, interest (and possibly penalties) also would apply.
The tax consequences of an investment in the Trust may vary depending upon the particular circumstances of each prospective investor.  Accordingly, each prospective investor should consult his own tax advisers with respect to the effect of an investment in the Trust on his personal tax situation and, in particular, the state and local tax consequences to him of an investment in the Trust.

U.S. Federal Income Tax Considerations of Shareholders that are Non-United States Persons
U.S. Trade or Business Considerations.  Special tax considerations apply to Shareholders that are not United States persons and that do not hold their Shares in connection with the conduct of a trade or business within the United States ("Foreign Shareholders").  A Foreign Shareholder generally will not be deemed to be engaged in a trade or business in the United States solely as a result of his investment in the Trust if, as is expected, the Trust's activities consist solely of trading T-Bills and Bitcoin.  The Trust's trading of T-Bills for its own account will not constitute a trade or business under the securities trading safe harbor of Code Section 864.  Trading commodities for one's own account will not constitute a U.S. trade or business if the commodities being traded are of a kind that are customarily dealt in on an organized commodities exchange.  Because futures contracts referencing Bitcoin are traded on organized U.S. commodities exchanges, the Trust intends to take the position for U.S. federal income tax purposes that Bitcoin is a commodity that is of a kind that is customarily dealt in on an organized commodities exchange.  Thus, the Trust's Bitcoin trading activities should not constitute the conduct of a trade or business for purposes of Code Section 864. The IRS may disagree with this position, and a court may ultimately hold that trading cryptocurrency in the United States does not qualify for the commodities trading safe harbor of Code Section 864.  For purposes of this Prospectus, it is assumed that trading Bitcoin will qualify for the commodities trading safe harbor of Code Section 864.  Accordingly, except as noted below, a Foreign Shareholder generally should not be subject to U.S. federal income tax on a net income basis on his share of the Trust's income or gains and generally should not be subject to any U.S. federal income tax on any gain realized upon the sale or other disposition of Shares.
If the Trust's investments in cryptocurrencies constitutes the conduct of a trade or business in the United States, all or a portion of a Foreign Shareholder's share of the Trust's income derived from such activities would be treated as income "effectively connected" with a United States trade or business and would be subject to Federal income tax at the tax rates applicable to United States individuals or corporations, as the case may be, and, in the case of a corporate Foreign Shareholder, may be subject to a thirty percent (30%) branch profits tax.  The Trust would be required to withhold tax with respect to the Foreign Shareholder's share of such income each year whether or not any income is paid out to the Foreign Shareholder.  Further, the Foreign Shareholder would be required to file a U.S federal income tax return and would be required to pay any additional tax due (if the Foreign Shareholder's tax liability exceeds the tax withheld by the Trust) or claim a refund (if the tax withheld by the Trust exceeds the Foreign Shareholder's tax liability).  If the Trust is treated as engaged in a United States trade or business, a Foreign Shareholder could be subject to U.S. federal income tax upon the sale or other disposition of his Shares and could be required to file a U.S. federal income tax return. Also, a transferee (including the Trust) could be required to withhold ten percent (10%) of the amount realized (or such reduced amount as may be prescribed by the IRS) on the sale or other disposition of such Shares if the Trust is treated as engaged in a United States trade or business.
Withholding on U.S. Source Interest.  Although certain U.S. source interest income that paid or allocated to non-U.S. persons is subject to a thirty percent (30%) withholding tax, interest paid on T-Bills is not subject to this withholding tax.
FATCA.  Under the Foreign Account Tax Compliance Act ("FATCA") provisions of the Hiring Incentives to Restore Employment Act (the "HIRE Act"), a Foreign Shareholder that is an entity generally will be required to provide to the Trust information which identifies the Foreign Shareholder's direct and indirect U.S. ownership.  Any such information provided to the Partnership may be shared with the IRS.  Further, a Foreign Shareholder that is a "foreign financial institution" within the meaning of Code Section 1471(d)(4) must disclose certain information about its U.S. account holders and equityholders pursuant to either an agreement with the IRS or an intergovernmental agreement or otherwise claim an exemption.  A Foreign Shareholder who fails to comply with the HIRE Act would be subject to a thirty percent (30%) withholding tax with respect to its share of U.S. source dividend and certain U.S. source interest income.  Foreign Shareholders should consult their own tax advisors regarding the possible implications of the HIRE Act on their investments in the Trust.
Foreign Taxes.  A Foreign Shareholder may be subject to tax on his share of the Trust's income and gain in his country of nationality, residence or elsewhere.  It is possible that a Foreign Shareholder may be able to credit all or a portion of his United States taxes paid (if any) against his income tax liability in his home jurisdiction.
U.S. Estate Tax Considerations.  An individual Foreign Shareholder who owns directly Shares on his date of death could be subject to United States estate tax with respect to such Shares.
Information Reporting.  A Foreign Shareholder will be required to provide the Trust (or its agent) with an applicable IRS Form W-8.  The annual information return that the Trust will file with the IRS will include a schedule setting forth certain information about the Foreign Shareholder, including the Foreign Shareholder's name, address and share of the Trust's income or loss.
Foreign Shareholders should consult their own tax advisors as to the tax consequences to them of an investment in the Trust, including the possible applicability of any treaty provisions, withholding taxes and reporting requirements.

ERISA AND RELATED CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Shares by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) plans, individual retirement accounts ("IRAs") and other arrangements that are subject to Section 4975 of the Code, (iii) entities whose underlying assets are considered to include "plan assets" of such employee benefit plans, plans, accounts and arrangements (each such employee benefit plan, plan, account, arrangement or entity, an "ERISA Plan"), and (iv) plans that are subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to such provisions of ERISA or the Code ("Similar Law") and entities whose underlying assets are considered to include "plan assets" of any such plans (each such plan or entity, an "Other Plan").
ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to the investment of assets treated as "plan assets" of an ERISA Plan.  In contemplating an investment of a portion of an ERISA Plan's assets in the Shares, the plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the ERISA Plan, the "Risk Factors"  discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to: (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest or disqualified person; (iii) the ERISA Plan's funding objectives; and (iv) whether, under the general fiduciary standards of prudence and diversification, such investment is appropriate for the ERISA Plan, taking into account, among other things, the overall investment policy of the ERISA Plan, the composition of the ERISA Plan's investment portfolio and the ERISA Plan's need for sufficient liquidity to pay benefits when due.
Other Plans, including governmental plans, certain church plans and non-U.S. plans, may not be subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, but fiduciaries investing the assets of Other Plans may be subject to substantially similar rules under Similar Law.  Accordingly, fiduciaries to Other Plans considering an investment in the Shares on behalf of an Other Plan should consider whether an investment in Shares is consistent with their fiduciary responsibilities under applicable Similar Law, including whether the investment would constitute a violation of applicable Similar Law.
IRAs and participant-directed accounts under tax-qualified retirement plans may be limited in the types of investments they may be able to make under the Code and/or under the governing documents and operations of the IRA or plan.  Potential purchasers of the Shares that are IRAs or participant-directed accounts under a Code Section 401(a) plan should consult with their own advisors as to their ability to purchase the Shares and the consequences (including tax consequences) of any purchase of the Shares.
Under the Department of Labor's regulations at § 2510.3-101, as modified in application by Section 3(42) of ERISA (the "Plan Asset Regulations"), if an ERISA Plan invests in an equity interest of an entity that is "a publicly-offered security," the ERISA Plan's assets will include its investment in the entity, but do not, solely by reason of that investment, include any of the underlying assets of the entity.  Accordingly, when an ERISA Plan invests in a "publicly-offered security" that represents an equity interest in an entity, that entity will not be deemed to hold any of that investor's "plan assets" subject to ERISA, and a party managing the assets of such entity will not be subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code in connection with that ERISA Plan's investment in the entity. Under the Plan Asset Regulations, an "equity interest" is any interest in an entity other than an instrument that is treated as indebtedness under applicable local law, and a beneficial interest in a trust is considered an equity interest.  A "publicly-offered security" is a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act  or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act  and the class of securities of which such security is a part is registered under the Exchange Act within one-hundred and twenty (120) days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is "freely transferable" is a factual question determined on the basis of facts and circumstances. A class of securities is "widely-held" if it is a class of securities that is owned by one-hundred (100) or more investors independent of the issuer and of one another. The issuer expects that the above requirements will be satisfied and the Shares will be "publicly-offered securities" within the meaning of the Plan Asset Regulations.
EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.  AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.  THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

PLAN OF DISTRIBUTION
The Trust may sell the Shares to or through underwriters or dealers purchasing as principals or to one or more purchasers directly, or through agents designated from time to time by the Sponsor on behalf of the Trust. Subject to the provisions of the Trust Agreement pursuant to which the Trust was established, the Shares may be sold at a price equal to one hundred percent (100%) of the most recently calculated NAV per Share immediately prior to, or upon, the determination of the pricing of such Shares plus certain costs paid to underwriters, if any, in connection with such offering and any offering expenses incurred by the Trust in connection with that offering (such costs paid to underwriters and offering expenses together, the "Expenses").
If underwriters are used in connection with an offering, the Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a public offering price equal to one hundred percent (100%) of the most recently calculated NAV per Share immediately prior to, or upon, the determination of the pricing of such Shares plus expenses. The obligations of the underwriters to purchase such Shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Shares offered by this prospectus if any of such Shares are purchased. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.
In connection with an offering, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Shares at a level above that which might otherwise prevail in the open market. An over-allotment, if any, involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may cause the price of the Shares sold in an offering to be higher than they would otherwise be. The size of the over-allotment, if any, is not known at this time. Such transactions, if commenced, may be discontinued at any time.
The Shares may also be sold directly by the Trust at such prices and upon such terms as are agreed to by the Sponsor, on behalf of the Trust, and the purchaser or through placement agents designated by the Sponsor on behalf of the Trust from time to time at a price of NAV plus Expenses.  Any placement agent involved in the offering and sale of Shares may receive a commission.  Any agent will be acting on a best efforts basis for the period of its appointment.
Underwriters, dealers and agents who participate in the distribution of the Shares may be entitled, under agreements to be entered into with the Trust, to indemnification by the Trust against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.
The Shares will be listed on the NYSE under the symbol "     ".
LEGAL PROCEEDINGS
The Trust is not aware of existing or pending legal proceedings against it, nor is the Trust involved as a plaintiff in any proceedings or pending litigation.
LEGAL MATTERS
The validity of the Shares will be passed upon for the Sponsor by Richards, Layton & Finger, P.A.  Seward & Kissel LLP will render an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares.
EXPERTS
The financial statements of the Trust will be audited by Cohen & Company, Ltd., an independent registered public accounting firm.  The office of Cohen & Company, Ltd. is located at 201 International Circle, Suite 400, Hunt Valley, Maryland 21030.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.
Information about the Trust and the Shares can also be obtained from the Trust’s website, which will be located at www.wilshirephoenix.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part.
The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

GLOSSARY OF DEFINED TERMS
In this prospectus, each of the following quoted terms has the meanings set forth after such term:
 "Additional Trust Expenses"—Certain extraordinary, non-recurring expenses that are not contractually assumed by the Sponsor, including but not limited to taxes and governmental charges, the Trust's regulatory fees and expenses (including any filings applications or licenses), any fees and expenses associated with the Trust's monthly rebalancing between Bitcoin and T-Bills, printing and mailing costs, costs of maintaining the Trust's website, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification obligations of the Trust and extraordinary legal fees and expenses of the Sponsor, any Service Provider and the Trust.
"Administrator" —UMB Fund Services, Inc. together with its permitted successors and assigns.
"Administrator Fee"—The fee payable to the Administrator for services it provides to the Trust, which the Sponsor shall pay the Administrator as a Sponsor-paid Expense.
"Auditor"—Cohen & Company, Ltd. together with its permitted successors and assigns.
"Bitcoin"—A digital asset based on the cryptographic protocols used by the decentralized, peer-to-peer bitcoin computer network.
"Bitcoin Account"—A secured and segregated custody account maintained by the Bitcoin Custodian in which the Trust's Bitcoin will be held.
"Bitcoin Blockchain"—A public transaction ledger where Bitcoin transfers are recorded.
"Bitcoin Component"—A notional component of the Index representing Bitcoin.
"Bitcoin Custodian"— Coinbase Custody Trust Company, LLC together with its permitted successors and assigns.
"Bitcoin Custodian Agreement"—The Trust Company Custodial Services Agreement between the Trust and the Bitcoin Custodian which sets forth the obligations and responsibilities of the Bitcoin Custodian in respect of the safekeeping of the Trust's Bitcoin, as the same may be amended from time to time.
"Bitcoin Custodian Fee"—Fee payable to the Bitcoin Custodian for services it provides to the Trust, which the Sponsor shall pay to the Bitcoin Custodian as a Sponsor-paid Expense.
"Bitcoin Exchange Market"—The global Bitcoin exchange market for the trading of Bitcoin, which consists of transactions on electronic Bitcoin exchanges.
"Bitcoin Network"—The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Bitcoin Network.
"Bitcoin Price"—The price of Bitcoin that is based on the Bitcoin Reference Rate.
"Bitcoin Reference Rate" or "CME CF BRR"—The Chicago Mercantile Exchange Bitcoin Reference Rate.
"Blockchain"—The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called "blocks") to the chain of transactions in exchange for an award of Bitcoin from the Bitcoin Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.
"Book Entry System"—The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.

"Business Day"— Any day other than a Saturday or a Sunday on which the Exchange is scheduled to be open for business.
"Cash Account"—The cash account maintained by the Trust at the Cash and Treasury Custodian pursuant to the Cash and Treasury Custodian Agreement.

"Cash and Treasury Account"—The cash and treasury account maintained by the Trust at the Cash and Treasury Custodian pursuant to the Cash and Treasury Custodian Agreement.
"Cash and Treasury Custodian" UMB Bank, N.A. together with its permitted successors and assigns.
"Cash and Treasury Custodian Agreement"—The Custody Agreement between the Trust and the Cash and Treasury Custodian which sets forth the obligations and responsibilities of the Cash and Treasury Custodian in respect of the safekeeping of the Trust's cash and T-Bills, as the same may be amended from time to time.
"Cash and Treasury Custodian Fee"—Fee payable to the Cash and Treasury Custodian for services it provides to the Trust, which the Sponsor shall pay to the Cash and Treasury Custodian as a Sponsor-paid Expense.
"CEA"—Commodity Exchange Act of 1936, as amended.
"Cede & Co."—The name in which certain shares may be held on the books of DTC.
"CFPB"—The U.S. Consumer Financial Protection Bureau.
"CFTC"—The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.
"Clearing Trust Agency"—Any clearing agency or similar system other than the Book Entry System or DTC.
"Constituent Trading Platforms"—Bitstamp, Coinbase Pro, itBit, and Kraken.
"Core Developers"—A group of engineers who have actively developed the Bitcoin Network.
"CPUs"—central processing units.
"DAO Report"—The SEC report issued on July 25, 2017 titled "Report of Investigation Pursuant to Section 21(a) of the Securities Exchange Act of 1934: The DAO".
"DSTA"—The Delaware Statutory Trust Act, as amended.
"DTC"—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.
"DTC Participant"—A direct participant in DTC, such as a bank, broker, dealer or trust company.

"ERISA"—Employee Retirement Income Security Act of 1974, as amended.

"Evaluation Time"—Each Business Day at 4:00 p.m., New York time, or as soon thereafter as practicable.

"Excess Cash"—The portions of the cash that represents interest on the T-Bills that will be allocated to the Cash Account and will be used to pay, partially or in full, the Sponsor's Fee and Additional Trust Expenses.
"Exchange"—NYSE Arca, Inc.

"Exchange Act"—The Securities Exchange Act of 1934, as amended.

"FDIC"—The Federal Deposit Insurance Corporation.

"FinCEN"—The Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.
"FINRA"—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers.

"Foreign Shareholders"—Shareholders that are not United States persons and that do not hold their Shares in connection with the conduct of a trade or business within the United States.
"GAAP"—The U.S. generally accepted accounting principles.
"GPUs"—Graphic processing units.
"HIRE Act"—The Hiring Incentives to Restore Employment Act.
"Index" or "BTI"—The Bitcoin Treasury Index as calculated and published by the Index Calculation Agent.
"Index Calculation Agent"— Solactive AG together with its permitted successors and assigns.
"Index License Agreement"—The Agreement on Index Calculation between the Calculation Agent and the Trust governing the Trust's creation and use of the Index and the Index Calculation Agent's duties and obligations, as the same may be amended from time to time.
"Index Calculation Agent Fee"—Fee payable to the Index Calculation Agent for services it provides to the Trust, which the Sponsor shall pay to the Index Calculation Agent as a Sponsor-paid Expense.
"Indirect Participants"—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.
"Internal Revenue Code"—Internal Revenue Code of 1986, as amended.

"Investment Advisers Act"—Investment Advisers Act of 1940, as amended.

"Investment Company Act"—Investment Company Act of 1940, as amended.

"IRA"—An individual retirement account provided for under Section 408(m) of the Code.

"IRS"—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.

"JOBS Act"—The Jumpstart our Business Startups Act of 2012.

"NAV"—Net asset value.

"NAV per Share"—The net asset value per Share.

"Notice"—Notice 2014-21 released by the IRS on March 35, 2014 discussing certain aspects of the treatment of virtual currencies, such as Bitcoin, for U.S. federal income tax purposes.
"NYDFS"—New York Department of Financial Services.

 "Off-Blockchain transactions"—Transactions that involve the transfer of control or ownership of a specific digital wallet holding Bitcoin, or of the reallocation of ownership of certain Bitcoin in a pooled-ownership digital wallet.
"Partnership Representative" —[       ].
"Partnership Representative Agreement"—The Partnership Representative Services Agreement between the Partnership Representative and the Trust governing the Partnership Representative's duties and obligations as partnership representative of the Trust, as the same may be amended from time to time.
"Partnership Representative Fee"—Fee payable to the Partnership Representative for services it provides to the Trust, which the Sponsor shall pay to the Partnership Representative as a Sponsor-paid Expense.
"PCAOB"—the Public Company Accounting Oversight Board.

"Sarbanes-Oxley Act"—The Sarbanes-Oxley Act of 2002.
"SEC"—The U.S. Securities and Exchange Commission.

"Securities Act"—The Securities Act of 1933, as amended.

"Security Procedures"—Certain security procedures such as passwords, encryption of private keys, multi-factor authentication process, multi-signature wallets and telephone call-backs used in the administration and operation of the Trust and the safekeeping of its Bitcoin and private keys.
"Service Providers"—Collectively, the Administrator, the Auditor, the Bitcoin Custodian, the Cash and Treasury Custodian, the Index Calculation Agent, the Partnership Representative, the Transfer Agent and the Trustee.
"Shareholder"—The person in whose name a Share is registered on the books and records of the Trust by the Transfer Agent, which in the case of any Share which is held through DTC, shall be DTC or its nominee, as applicable.
"Shares"—Common units of fractional undivided beneficial interest in, and ownership of, the Trust.

"SIPC"—The Securities Investor Protection Corporation.

"Sponsor"—Wilshire Phoenix Funds, LLC.
"Sponsor-paid Expense(s)"—The Administrator Fee, the Bitcoin Custodian Fee, the Cash and Treasury Custodian Fee, the Transfer Agent Fee, the Trustee Fee, the Index Calculation Agent Fee, the Partnership Representative Fee, applicable license fees, and the Trust's audit fees (including any fees and expenses associated with tax preparation).
"Sponsor's Fee"—The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.
"T-Bills"—Short-term U.S. Treasury securities.
"T-Bills Price"—The price of T-Bills.
"Transfer Agent"—UMB Fund Services, Inc. together with its permitted successors and assigns.
"Transfer Agent Fee"—Fee payable to the Transfer Agent for services it provides to the Trust, which the Sponsor shall pay to the Transfer Agent as a Sponsor-paid Expense.
"Treasury and Cash Holdings"—The value of the T-Bills and U.S. dollars held by the Trust.
"Treasury Component"—A notional component of the Index representing T-Bills.
"Trust"—United States Bitcoin and Treasury Investment TrustTM, a Delaware statutory trust that was formed on June 29, 2018 under the DSTA pursuant to the Trust Agreement.
"Trust Administration and Accounting Agreement"—The Administration, Trust Accounting and Recordkeeping Agreement between the Trust and the Administrator which sets forth the obligations and responsibilities of the Administrator in respect of the administration, accounting and recordkeeping of the Trust as well as its role as Transfer Agent, as the same may be amended from time to time.
"Trust Agreement"—The Amended and Restated Declaration of Trust and Trust Agreement between the Trustee and the Sponsor establishing and governing the operations of the Trust, as the same may be amended from time to time.
"Trustee"—Delaware Trust Company together with its permitted successors and assigns.
"Trustee Fee"—Fee payable to the Trustee for services it provides to the Trust, which the Sponsor shall pay to the Trustee as a Sponsor-paid Expense.
"U.S. dollar" or "$"—United States dollar or dollars.

PROSPECTUS

UNITED STATES BITCOIN AND TREASURY INVESTMENT TRUSTTM

$[__],000,000 SHARES

Until [          ], 2019 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[          ], 2019

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution.
 Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.  All amounts shown are estimates except for the SEC registration fee:
SEC registration fee	$	[_]
New York Stock Exchange listing fee		[_]
Legal fees and expenses		[_]
Accounting fees and expenses		[_]
Printing and engraving costs		[_]
Transfer agent and distribution agent fees and other		[_]
Miscellaneous		[_]
Total	$

Item 14.          Indemnification of Directors and Officers.
The Sponsor and its affiliates, and their respective members, managers, directors, officers, employees, agents and controlling persons, will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it or expense incurred by it arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust, including any costs and expenses incurred by the Sponsor in defending itself against any claim or liability in its capacity as Sponsor; provided that (i) such loss was not the direct result of gross negligence, bad faith or willful misconduct on the part of the Sponsor, and (ii) any such indemnification will be recoverable only from the assets of the Trust. Any indemnifiable amounts payable to such indemnified persons may be payable in advance or shall be secured by a lien on the Trust.
The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee, and (ii) any such indemnification will be recoverable only from the assets of the Trust. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive the resignation or removal of the Trustee and the termination of the Trust Agreement.
Item 15.          Recent Sales of Unregistered Securities.
As of [___], 2019, the Registrant has distributed [___] shares representing units of fractional undivided beneficial interest in and ownership of the Trust at varying prices determined by reference to the then current NAV per share to selected "accredited investors," within the meaning of Rule 501 of Regulation D under the Securities Act. Certain placement agent fees and commissions were paid with respect to such sales.
Item 16.          Exhibits and Financial Statement Schedules.
(a)          Exhibits

4.1*	Form of Trust Agreement
4.2*	Form of Certificate of Trust (attached as Exhibit A to the Form of Trust Agreement)
5.1*	Opinion of Richards, Layton & Finger, P.A. as to legality
8.1*	Opinion of Seward & Kissel LLP as to tax matters
10.1*	Form of Bitcoin Custodian Agreement
10.2*	Form of Cash and Treasury Custodian Agreement
10.3*	Form of Index License Agreement
10.4*	Form of Trust Administration and Accounting Agreement
10.5*	Form of CME Licensing Agreement
23.1*	Consent of Cohen & Company, Ltd.
23.2*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)
23.3*	Consent of Seward & Kissel LLP (included in Exhibit 8.1)

_______________
*          To be filed by amendment
(b)          Financial Statement Schedules
Not applicable.

Item 17.	Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the Registrant is relying on Rule 430B (§ 230.430B of this chapter):
(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such  document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
(i)
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(ii)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);
(iii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iv)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(v)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)
That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on June 17, 2019.
United States Bitcoin and Treasury Investment TrustTM

By: Wilshire Phoenix Funds, LLC, as Sponsor of the Trust

By:	/s/William Joseph Herrmann
Name: William Joseph Herrmann
Title: Managing Partner

Date: June 17, 2019
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Joseph Herrmann	Managing Partner of Wilshire Phoenix Funds, LLC (serving in the capacity of principal executive officer and director)	June 17, 2019
William Joseph Herrmann
/s/ Garrette David Victory Furo	Partner of Wilshire Phoenix Funds, LLC (serving in the capacity of principal financial officer and principal accounting officer and director)	June 17, 2019
Garrette David Victory Furo

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